     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM 10/A

                                AMENDMENT NO. 2

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              VORNADO REALTY L. P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                13-3925979
          (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)
  PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY              07663
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE: (201) 587-1000

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS     NAME OF EACH EXCHANGE ON WHICH REGISTERED
--------------------    -----------------------------------------
   NOT APPLICABLE                    NOT APPLICABLE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     UNITS OF LIMITED PARTNERSHIP INTEREST

================================================================================

     THIS FORM 10/A AMENDS THE FOLLOWING ITEMS OF THE OPERATING PARTNERSHIP'S REGISTRATION STATEMENT ON FORM 10 PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1997 AND AMENDED ON JULY 18, 1997.


                               TABLE OF CONTENTS


ITEM                                                                                      PAGE
----                                                                                      ----
 1.    Business.......................................................................      3
 2.    Selected Consolidated Financial Data...........................................      8
 3.    Properties.....................................................................     18
 4.    Security Ownership of Certain Beneficial Owners and Management.................     28
 5.    Directors and Executive Officers of the Registrant.............................     28
 6.    Executive Compensation.........................................................     29
 7.    Certain Relationships and Related Transactions.................................     29
 8.    Legal Proceedings..............................................................     29
 9.    Market Price and Distribution..................................................     29
10.    Recent Sales of Unregistered Securities........................................     29
11.    Description of Registrant's Securities to be Registered........................     29
12.    Indemnification of Trustees and Officers.......................................     39
13.    Financial Statements and Supplementary Data....................................     40
14.    Changes in and Disagreements with Independent Auditors on Accounting and
       Financial Disclosure...........................................................     40
15.    Financial Statements and Exhibits..............................................     40

                                     PART I

ITEM 1.  BUSINESS

GENERAL

     Vornado Realty L.P. (including the operations of Vornado Realty Trust prior to the conversion described below, the "Operating Partnership") is a Delaware limited partnership. It commenced operations on April 15, 1997, when Vornado Realty Trust ("Vornado")(1), a real estate investment trust ("REIT"), converted to an Umbrella Partnership REIT (UPREIT) by transferring all or substantially all of the interests in its properties and other assets to the Operating Partnership, of which Vornado is the sole general partner. As a result of such conversion (referred to herein as the "Consolidation"), Vornado's activities are conducted through the Operating Partnership.


     To date, the Operating Partnership's primary focus has been on shopping centers and office buildings. The Operating Partnership may expand its focus by utilizing its senior management's skills and its access to capital to take advantage of strategic opportunities to acquire additional real estate assets or interests therein, mortgage loans secured by underlying real estate and companies that own real estate. Acquisitions may include, among others, assets or interests in the retail, office building, hotel and residential sectors in the geographic areas where the Operating Partnership presently operates or in other comparable markets. Investments are not necessarily based on specific allocation by type of property. The extent to which the Operating Partnership would use debt financing varies with the type of investment and the economic conditions. The Operating Partnership may offer its Units in exchange for property and repurchase or otherwise reacquire its Units or any other securities and may engage in such activities in the future.


     The Operating Partnership owns, leases, develops, redevelops and manages retail, office and industrial properties primarily located in the Northeast and Midatlantic regions of the United States. It currently owns (i) fifty-eight shopping center properties in seven states and Puerto Rico, containing 10.5 million square feet; (ii) all or portions of nine office building properties in the New York City metropolitan area (primarily in Manhattan) containing 4.2 million square feet; (iii) eight warehouse/industrial properties in New Jersey containing 2.0 million square feet; and (iv) approximately 29.3% of the common stock of Alexander's, Inc., a Delaware corporation ("Alexander's"), which has nine properties in the New York City metropolitan area.

RECENT ACQUISITIONS


     Simultaneously with the formation of the Operating Partnership, Vornado consummated the acquisition of interests in all or a portion of seven Manhattan office buildings (the "Mendik Properties") and a management company held by the Mendik Group (Bernard H. Mendik, David R. Greenbaum and certain entities controlled by them) and certain of its affiliates (the "Mendik Transaction"), which will be operated as the Mendik Division. The Mendik Properties include (i) wholly-owned properties: Two Penn Plaza, Eleven Penn Plaza, 1740 Broadway and 866 U.N. Plaza and (ii) partially-owned properties: 2 Park Avenue (40% interest), 330 Madison Avenue (24.8% interest) and 570 Lexington Avenue (5.6% interest). The consideration for the Mendik Transaction was approximately $656 million, including $264 million in cash, $177 million in limited partnership units of the Operating Partnership and $215 million in indebtedness. Vornado financed the cash portion of the Mendik Transaction by means of a public offering of Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share. The acquisition will be recorded under the purchase method of accounting.


---------------

(1) The Operating Partnership has filed certain portions of the following documents of Vornado Realty Trust as Exhibits to this Form 10:

     a) Annual Report on Form 10-K for the year ended December 31, 1996;

     b) Quarterly Report on Form 10-Q for the period ended March 31, 1997;

     c) Notice of 1997 Annual Meeting of Shareholders and Proxy Statement; and

     d) Current Report on Form 8-K, dated March 12, 1997, as amended by the Form 8-K/A, dated March 12, 1997.

     Information concerning Vornado Realty Trust set forth in this Form 10 is derived from the foregoing documents.

     In addition, on April 15, 1997, the Operating Partnership entered into a Credit Agreement with Union Bank of Switzerland pursuant to which the Operating Partnership borrowed $400,000,000. The loan bears interest at the rate of LIBOR plus .625% (6.31% at April 15, 1997) and matures, assuming exercise of extension options, on April 14, 1998.

     On April 18, 1997, the Operating Partnership acquired The Montehiedra Town Center located in San Juan, Puerto Rico, from Kmart Corporation ("Kmart") for approximately $74,000,000, of which $63,000,000 is newly-issued ten year indebtedness. The Montehiedra shopping center, which opened in 1994, contains 525,000 square feet, including a 135,000 square foot Kmart store. In addition, the Operating Partnership agreed to acquire Kmart's 50% interest in the Caguas Centrum Shopping Center, which is currently under construction, located in Caguas, Puerto Rico. This acquisition is expected to close in 1998.

     Further, on May 7, 1997, the Operating Partnership acquired a mortgage loan from a consortium of banks secured by a mortgage on the office building located at 90 Park Avenue, New York, New York. The purchase price of the mortgage loan was approximately $185,000,000. The mortgage loan, which is in default, has a face value of $193,000,000.

SHOPPING CENTERS

     The Operating Partnership's shopping centers are generally located on major regional highways in mature densely populated areas. The Operating Partnership believes its shopping centers attract consumers from a regional, rather than a neighborhood, marketplace because of their location on regional highways and the high percentage of square feet dedicated to large stores. These shopping centers accounted for 92% of rental revenue for the years ended December 31, 1996 and 1995 and 44% of rental revenue on a pro forma basis for the recent acquisitions for the year ended December 31, 1996. The occupancy rate of the shopping center properties was 91% and 90% as of April 1, 1997 and 1996, respectively, and has been over 90% in each of the past five years.

     As of March 31, 1997, approximately 80% of the square footage of the shopping centers was leased to large stores (over 20,000 square feet) and over 93% was leased to tenants whose businesses are national or regional in scope. The Operating Partnership's large tenants include destination retailers such as discount department stores, supermarkets, home improvements stores, discount apparel stores, membership warehouse clubs and "category killers." Category killers are large stores which offer a complete selection of a category of items (e.g., toys, office supplies, etc.) at low prices, often in a warehouse format. The Operating Partnership's large store tenants typically offer basic consumer necessities such as food, health and beauty aids, moderately priced clothing, building materials and home improvement supplies, and compete primarily on the basis of price. The Operating Partnership believes that this tenant mix mitigates the effects on its properties of adverse changes in general economic conditions. Substantially all of the Operating Partnership's large store leases are long-term with fixed base rents and provide for step-ups in rent typically occurring every five years.

     In addition, the Operating Partnership's leases generally provide for additional rents based on a percentage of tenants' sales. Of the Operating Partnership's $87,424,000 of rental revenue in 1996, base rents accounted for approximately 99% and percentage rents accounted for approximately 1%. The leases generally pass through to tenants the tenant's share of all common area charges (including roof and structure, unless it is the tenant's direct responsibility), real estate taxes and insurance costs and certain capital expenditures. As of March 31, 1997, the annual rent per square foot for the shopping centers was $9.51.

     From 1992 through 1996, property rentals from shopping centers were $56,900,000, $61,900,000, $64,700,000, $74,300,000 and $80,000,000,
respectively. At March 31, 1997, no single shopping center property accounted for more than 5.8% of the total leasable area of the Operating Partnership's shopping center properties or more than 9.3% of property rentals for such shopping center properties.

OFFICE PROPERTIES

     The Operating Partnership's office properties are located in the New York City metropolitan area (primarily in Manhattan) and are primarily managed and leased by its Mendik Division. The properties are centrally located, professionally managed and maintained, attract high-quality tenants, and are modern structures or have been modernized to successfully compete with newer buildings.

     Of the nine properties, five were constructed in the 1960s, one was constructed in the 1950s, one was constructed in the 1930s and two were constructed in the 1920s. In 1988, the Mendik Division initiated an extensive renovation program in order to retain tenants and assure the continued competitiveness of these properties. Approximately $85 million was expended at the properties (excluding the redevelopment costs associated with 570 Lexington Avenue) for building improvements and equipment upgrades (excluding the costs of tenant improvements). As a result of this recently completed renovation program, the Operating Partnership believes that the properties have state-of-the-art infrastructure and are well positioned to compete with other Class A office properties in their respective submarkets.

     The office properties currently are leased to over 375 tenants, which are engaged in a variety of businesses, including financial services, investment banking, publishing, computer technology, health care services, accounting and law. The average lease term of a tenant's lease is eleven years. Leases typically provide for step-ups in rent periodically over the term of the lease and pass through to tenants the tenant's share of increases in real estate taxes and operating expenses for a building over a base year. Electricity is provided to tenants on a submetered basis or rent inclusion basis. Leases also typically provide for tenant improvement allowances for all or a portion of the tenant's initial construction of its premises. At March 31, 1997, no single tenant accounted for more than 5% of the Operating Partnership's total leasable office property square footage.


     Office properties accounted for 52% of the pro forma rental revenue for the year ended December 31, 1996. The occupancy rate of the properties was 92% as of March 31, 1997. The annual rent per square foot as of March 31, 1997 for the office properties was $28.49. Revenues for three of the office properties, Two Penn Plaza, Eleven Penn Plaza and 1740 Broadway, accounted for 18.6%, 10.8% and 10%, respectively, of total pro forma revenues for the year ended December 31, 1996. No other office property exceeded 10% of the total pro forma revenues (see
Item 3, Properties, page 21 for certain additional information with respect to these properties). In addition to managing the Operating Partnership's office buildings, the Mendik Division manages other properties in the New York City Metropolitan area which contain approximately 5,600,000 of rentable square feet.


MAJOR TENANTS

     Only one of the Operating Partnership's tenants, Bradlees, represented more than 3% of pro forma revenues for the year ended December 31, 1996. Bradlees accounted for 10.5% of total pro forma property rentals.

     In June 1995, Bradlees filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The Operating Partnership currently leases 17 locations to Bradlees. Of these locations, 14 are fully guaranteed by Stop & Shop Companies, Inc. ("Stop & Shop"), a wholly-owned subsidiary of Royal Ahold NV, a leading international food retailer, and one is guaranteed as to 70% of the rent.

RELATIONSHIP WITH ALEXANDER'S

     The Operating Partnership owns 29.3% of the common stock of Alexander's. (See "Interstate Properties" for a description of Interstate Properties' ownership of Vornado and Alexander's.)


     Alexander's has nine properties (where its department stores were formerly located) consisting of:


     Operating properties:

          (i) the Rego Park I property located in Queens, New York;

          (ii) a 50% interest in the 427,000 square feet of mall stores at the Kings Plaza Shopping Center (the "Kings Plaza Mall") located in Brooklyn, New York;

          (iii) the Fordham Road property located in the Bronx, New York;

          (iv) the Flushing property located in Flushing, New York; and

          (v) the Third Avenue property located in the Bronx, New York.

     The occupancy rate of Alexander's operating properties was 73% as of April 1, 1997.

     Non-operating properties to be redeveloped:

          (vi) the Lexington Avenue property which comprises the entire square block bounded by Lexington Avenue, East 59th Street, Third Avenue and East 58th Street in Manhattan, New York. This Property is owned by a limited partnership in which Alexander's is the general partner and owns approximately 92% of the limited partnership interests. Alexander's redevelopment plans include razing the existing building and developing a large, multi-use building, requiring capital expenditures in excess of $300 million. No development decisions have been finalized;

          (vii) the Paramus property which consists of 39.3 acres of land, including its former store building, located at the intersection of Routes 4 and 17 in Paramus, New Jersey. Approximately 9 acres located on the property's periphery are subject to condemnation by the State of New Jersey. Alexander's and the New Jersey Department of Transportation (the "DOT") are negotiating an agreement, pursuant to which the DOT will pay approximately $14.7 million for the acreage subject to condemnation and grant Alexander's the right to develop up to 550,000 square feet on the remaining acreage. The agreement with the DOT is subject to negotiation of final documentation and to certain municipal approvals. Alexander's is considering razing the existing building and developing a two or three level shopping center on the site. The estimated total cost of such redevelopment is between $60 million and $70 million. No development decisions have been finalized;

          (viii) the Kings Plaza Store, a 339,000 square foot anchor store, which is one of the two anchor stores at the Kings Plaza Mall Shopping Center. In January 1997, Sears leased 289,000 square feet at this location for use as a full-line department store expected to open in the last quarter of 1997; and

          (ix) Rego Park II, comprising one and one-half blocks of vacant land adjacent to the Rego Park I location.

     The Operating Partnership expects to provide a portion of the financing required for Alexander's redevelopment projects. None of the redevelopment plans for the non-operating properties above have been finalized. See Item 3. "Properties -- Alexander's".


     In March 1995, the Operating Partnership lent Alexander's $45 million to repay its creditors and provide working capital. The loan matures in March 1998, and bears interest at 15.60%. Management believes there are no indications of impairment in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan".


     Property rentals from Caldor, which filed for relief under Chapter 11 of the United States Bankruptcy Code in September 1995, represented approximately 36% of the Alexander's consolidated revenues for the three months ended March 31, 1997 and the year ended December 31, 1996. In June 1997, Caldor rejected its Fordham Road lease. Alexander's will file a claim for damages based on such rejection. The annual base rental under this lease was $3,537,000 (approximately 19% of Alexander's consolidated revenues). The loss of property rental payments under the Caldor leases (for the Flushing and Fordham Road Properties) could have a material adverse effect on the financial condition and results of operations of Alexander's.

     The Operating Partnership manages, develops and leases the Alexander's properties under a management and development agreement (the "Management Agreement") and a leasing agreement (the "Leasing Agreement") pursuant to which the Operating Partnership receives annual fees from Alexander's.

     Alexander's common stock is listed on the New York Stock Exchange under the symbol "ALX".

INTERSTATE PROPERTIES

     As of March 31, 1997, Interstate Properties owned 21.9% of the common shares of beneficial interest (assuming the conversion of all Operating Partnership units) of Vornado and 27.1% of Alexander's common stock. Interstate Properties is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are partners. Mr. Roth is the Chairman of the Board and Chief Executive Officer of the Company, the Managing General Partner of Interstate Properties, and the Chief Executive Officer and a director of Alexander's. Messrs. Mandelbaum and Wight are trustees of Vornado and are also directors of Alexander's. Effective March 2, 1995, for a three-year period, the Operating Partnership and Interstate Properties agreed not to own in excess of two-thirds of Alexander's common stock or enter into certain other transactions with Alexander's, without the consent of the independent directors of Alexander's.

COMPETITION

     The leasing of real estate is highly competitive. The principal means of competition are rent charged, location, services provided and the nature and condition of the facility to be leased. The Operating Partnership directly competes with all lessors and developers of similar space in the areas in which its properties are located. Demand for retail space has been impacted by the recent bankruptcy of a number of retail companies and a general trend toward consolidation in the retail industry which could adversely affect the ability of the Operating Partnership to attract or retain tenants.

ENVIRONMENTAL REGULATIONS

     Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous substances released at a property, and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with the contamination. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. Other Federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials in the event of demolition or certain renovations or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The operation and subsequent removal of certain underground storage tanks are also regulated by Federal and state laws. In connection with the ownership, operation and management of its properties, the Operating Partnership could be held liable for the costs of remedial action with respect to such regulated substances or tanks or related claims.

     Each of the Operating Partnership's properties has been subjected to varying degrees of environmental assessment, which generally did not include soil sampling or subsurface investigations, at various times. The environmental assessments did not reveal any environmental condition or liability that the Operating Partnership believes will have a material adverse effect on the Operating Partnership's business, assets or results of operation. However, there can be no assurance that the identification of new areas of contamination, change in the extent or known scope of contamination, the discovery of additional sites, or changes in cleanup requirements would not result in significant costs to the Operating Partnership.

EMPLOYEES

     The Operating Partnership has 135 employees.

SEGMENT DATA

     The Operating Partnership operates in one business segment -- real estate. The Operating Partnership engages in no foreign operations.

     The Operating Partnership's principal executive offices are located at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663; telephone (201) 587-1000. The Mendik Division is located at 330 Madison Avenue, New York City, New York 10017; telephone (212) 557-1100.

ITEM 2.  SELECTED CONSOLIDATED FINANCIAL DATA

                                                             VORNADO REALTY TRUST (PREDECESSOR)
                                      ---------------------------------------------------------------------------------
                                       PRO FORMA
                                         THREE                                   PRO FORMA
                                        MONTHS            THREE MONTHS             YEAR
                                         ENDED           ENDED MARCH 31,           ENDED       YEAR ENDED DECEMBER 31,
                                       MARCH 31,    -------------------------    DEC. 31,     -------------------------
                                        1997(1)        1997          1996         1996(1)        1996          1995
                                      -----------   -----------   -----------   -----------   -----------   -----------
                                                      (IN THOUSANDS, EXCEPT UNIT AND PER UNIT AMOUNTS)
Operating Data
 Revenues:
   Property rentals.................  $    56,748   $    22,467   $    21,337   $   181,712   $    87,424   $    80,429
   Expense reimbursements...........        8,948         6,210         6,881        40,195        26,644        24,091
   Other income.....................          620           620           392         2,819         2,819         4,198
                                      -----------   -----------   -----------   -----------   -----------   -----------
 Total Revenues.....................       66,316        29,297        28,610       224,726       116,887       108,718
                                      -----------   -----------   -----------   -----------   -----------   -----------
 Expenses:
   Operating........................       19,789         8,507         8,914        83,180        36,412        32,282
   Depreciation and amortization....       11,078         2,967         2,835        35,559        11,589        10,790
   General and administrative.......        2,788         1,845         1,189         8,162         5,167         6,687
   Amortization of officer's
     deferred compensation
     expense........................        6,249         6,249            --         2,083         2,083            --
   Costs incurred in connection with
     the merger Vornado, Inc. into
     Vornado Realty Trust...........           --            --            --            --            --            --
   Cost incurred upon exercise of a
     stock option by an officer and
     subsequent repurchase of a
     portion of the shares..........           --            --            --            --            --            --
                                      -----------   -----------   -----------   -----------   -----------   -----------
 Total Expenses.....................       39,904        19,568        12,938       128,984        55,251        49,759
                                      -----------   -----------   -----------   -----------   -----------   -----------
 Operating income...................       26,412         9,729        15,672        95,742        61,636        58,959
 Income (loss) applicable to
   Alexander's:
   Equity in income (loss)..........          (61)          (61)         (136)        1,679         1,679        (1,972)
   Depreciation.....................         (150)         (150)         (157)         (571)         (571)         (417)
   Interest income on loan..........        1,616         1,616         1,802         6,848         6,848         6,343
 Equity in net income of Management
   Companies........................          729            --            --         3,326         1,855           788
 Equity in net income of
   investees........................          667           217         1,141         3,418            --            --
 Interest income on mortgage note
   receivable.......................          612           612           594         2,579         2,579            --
 Interest and dividend income.......        2,561         1,518           871         5,667         3,151         5,439
 Interest and debt expense..........       (7,413)       (4,078)       (4,223)      (31,708)      (16,726)      (16,426)
 Net gain on marketable
   securities.......................          287           287           358           913           913           294
                                      -----------   -----------   -----------   -----------   -----------   -----------
 Income before income taxes.........       25,260         9,690        15,922        87,893        61,364        53,008
 Provision (benefit) for income
   taxes............................           --            --            --            --            --            --
                                      -----------   -----------   -----------   -----------   -----------   -----------
 Net income.........................       25,260         9,690        15,922        87,893        61,364        53,008
 Preferred unit distributions.......       (4,950)           --            --       (19,800)           --            --
 Preferential allocations...........       (2,593)           --            --       (10,372)           --            --
                                      -----------   -----------   -----------   -----------   -----------   -----------
 Net income applicable to Class A
   units............................  $    17,717   $     9,690   $    15,922   $    57,721   $    61,364   $    53,008
                                      -----------   -----------   -----------   -----------   -----------   -----------
 Weighted average number of Class A
   units............................   26,549,698    26,549,698    24,464,478    24,603,442    24,603,442    23,579,669
 Net income per Class A units.......  $       .67   $       .36   $       .65   $      2.35   $      2.49   $      2.25
 Cash distributions declared per
   Class A Unit.....................  $       .64   $       .64   $       .61   $      2.44   $      2.44   $      2.24
* Does not include special
  distribution of $3.36 per unit of
  accumulated earnings and profits
  paid in June 1993
Balance Sheet Data
As at:
 Total assets.......................  $ 1,194,580   $   561,485   $   471,742   $ 1,198,460   $   565,204   $   491,496
 Real estate, at cost...............    1,140,683       397,663       383,975     1,144,069       397,298       382,476
 Accumulated depreciation...........      324,627       154,016       142,328       319,437       151,049       139,495
 Debt...............................      398,651       232,197       243,178       399,322       232,387       233,353
 Partnership equity (deficit).......      722,191       269,262       196,083       729,186       276,257       194,274


                                         1994          1993          1992
                                      -----------   -----------   -----------

Operating Data
 Revenues:
   Property rentals.................  $    70,755   $    67,213   $    63,186
   Expense reimbursements...........       21,784        19,839        17,898
   Other income.....................        1,459         1,738           913
                                      -----------   -----------   -----------
 Total Revenues.....................       93,998        88,790        81,997
                                      -----------   -----------   -----------
 Expenses:
   Operating........................       30,223        27,994        27,587
   Depreciation and amortization....        9,963         9,392         9,309
   General and administrative.......        6,495         5,890         4,612
   Amortization of officer's
     deferred compensation
     expense........................           --            --            --
   Costs incurred in connection with
     the merger Vornado, Inc. into
     Vornado Realty Trust...........           --           856            --
   Cost incurred upon exercise of a
     stock option by an officer and
     subsequent repurchase of a
     portion of the shares..........           --            --        15,650
                                      -----------   -----------   -----------
 Total Expenses.....................       46,681        44,132        57,158
                                      -----------   -----------   -----------
 Operating income...................       47,317        44,658        24,839
 Income (loss) applicable to
   Alexander's:
   Equity in income (loss)..........           --            --            --
   Depreciation.....................           --            --            --
   Interest income on loan..........           --            --            --
 Equity in net income of Management
   Companies........................           --            --            --
 Equity in net income of
   investees........................           --            --            --
 Interest income on mortgage note
   receivable.......................           --            --            --
 Interest and dividend income.......        7,489        11,620         8,555
 Interest and debt expense..........      (14,209)      (31,155)      (33,910)
 Net gain on marketable
   securities.......................          643           263         2,779
                                      -----------   -----------   -----------
 Income before income taxes.........       41,240        25,386         2,263
 Provision (benefit) for income
   taxes............................           --        (6,369)        1,080
                                      -----------   -----------   -----------
 Net income.........................       41,240        31,755         1,183
 Preferred unit distributions.......           --            --            --
 Preferential allocations...........           --            --            --
                                      -----------   -----------   -----------
 Net income applicable to Class A
   units............................  $    41,240   $    31,755   $     1,183
                                      -----------   -----------   -----------
 Weighted average number of Class A
   units............................   21,853,720    19,790,448    16,559,330
 Net income per Class A units.......  $      1.89   $      1.60   $       .07
 Cash distributions declared per
   Class A Unit.....................  $      2.00   $     1.50*   $      1.15
* Does not include special
  distribution of $3.36 per unit of
  accumulated earnings and profits
  paid in June 1993
Balance Sheet Data
As at:
 Total assets.......................  $   393,538   $   385,830   $   420,616
 Real estate, at cost...............      365,832       340,415       314,651
 Accumulated depreciation...........      128,705       118,742       111,142
 Debt...............................      234,160       235,037       341,701
 Partnership equity (deficit).......      116,688       115,737        (3,242)

                                                             VORNADO REALTY TRUST (PREDECESSOR)
                                      ---------------------------------------------------------------------------------
                                       PRO FORMA
                                         THREE                                   PRO FORMA
                                        MONTHS            THREE MONTHS             YEAR
                                         ENDED           ENDED MARCH 31,           ENDED       YEAR ENDED DECEMBER 31,
                                       MARCH 31,    -------------------------    DEC. 31,     -------------------------
                                        1997(1)        1997          1996         1996(1)        1996          1995
                                      -----------   -----------   -----------   -----------   -----------   -----------
                                                      (IN THOUSANDS, EXCEPT UNIT AND PER UNIT AMOUNTS)
Operating Data

Other Data
 Funds from operations(2):
   Net income applicable to Class A
     units..........................  $    17,717   $     9,690   $    15,922   $    57,721   $    61,364   $    53,008
   Depreciation and amortization of
     real property..................       10,971         2,681         2,612        34,553        10,583        10,019
   Straight-lining of rental
     income.........................       (2,696)         (669)         (642)      (11,530)       (2,676)       (2,569)
   Leasing fees received in excess
     of income recognized...........          454           454           514         1,805         1,805         1,052
   Losses/(gains) on sale of
     securities available for
     sale...........................           --            --            --            --            --           360
   Proportionate share of
     adjustments to income from
     equity investments to arrive at
     funds from operations..........          368            74            10            17        (1,760)          539
   Costs incurred in connection with
     the merger/upon exercise of a
     stock option...................           --            --            --            --            --            --
   Non-recurring lease cancellation
     income and the write-off of
     related costs..................      (13,682)           --            --            --            --            --
                                      -----------   -----------   -----------   -----------   -----------   -----------
 Funds from operations..............  $    13,132   $    12,230   $    18,416   $    82,566   $    69,316   $    62,409
                                      -----------   -----------   -----------   -----------   -----------   -----------
 Cash flow provided by (used in):
   Operating activities.............  $    22,478   $    19,753   $    18,202   $   109,377   $    70,703   $    62,882
   Investing activities.............  $  (334,573)  $      (283)  $    22,691   $  (321,988)  $    14,912   $  (103,891)
   Financing activities.............  $   269,690   $   (16,739)  $   (34,348)  $   243,457   $   (15,046)  $    36,577


                                         1994          1993          1992
                                      -----------   -----------   -----------

Operating Data
Other Data
 Funds from operations(2):
   Net income applicable to Class A
     units..........................  $    41,240   $    25,386   $     2,263
   Depreciation and amortization of
     real property..................        9,192         8,842         8,778
   Straight-lining of rental
     income.........................       (2,181)       (2,200)       (2,200)
   Leasing fees received in excess
     of income recognized...........           --            --            --
   Losses/(gains) on sale of
     securities available for
     sale...........................          (51)         (263)         (846)
   Proportionate share of
     adjustments to income from
     equity investments to arrive at
     funds from operations..........           --            --            --
   Costs incurred in connection with
     the merger/upon exercise of a
     stock option...................           --           856        15,650
   Non-recurring lease cancellation
     income and the write-off of
     related costs..................           --            --            --
                                      -----------   -----------   -----------
 Funds from operations..............  $    48,200   $    32,621   $    23,645
                                      -----------   -----------   -----------
 Cash flow provided by (used in):
   Operating activities.............  $    46,948   $    27,725   $    17,607
   Investing activities.............  $   (15,434)  $     1,350   $    14,800
   Financing activities.............  $   (32,074)  $   (56,433)  $     4,384


---------------

(1) The unaudited condensed consolidated pro forma financial information set forth above presents (i) the condensed consolidated pro forma statement of income for the Operating Partnership for the three months ended March 31, 1997 and for the year ended December 31, 1996 as if the Mendik Transaction and certain related transactions were consummated and the offering by Vornado of Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share (the "Offering") and the use of proceeds therefrom had occurred on January 1, 1996, and (ii) the condensed consolidated pro forma balance sheet information of the Operating Partnership as of March 31, 1997 as if the Mendik Transaction and certain related transactions were consummated and the Offering and the use of proceeds therefrom had occurred on March 31, 1997.



    The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what the Operating Partnership's actual results of operations or financial position would have been had the Mendik Transaction and related transactions been consummated and had the Offering and the use of proceeds therefrom occurred on the dates indicated, nor does it purport to represent the Operating Partnership's results of operations or financial position for any future period. The results of operations for the period ended March 31, 1997 are not necessarily indicative of the operating results for the full year. The Pro forma for the three months ended March 31, 1997 includes non-recurring items: lease cancellation income of $14,357, the write-off of related costs of $2,101 and general and administrative expenses of $675. (Aggregates $.44 per share)


    The unaudited condensed consolidated pro forma financial information should be read in conjunction with Vornado's Consolidated Financial Statements and notes thereto included in Vornado's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the period ended March 31, 1997 and the financial statements of the significant entities involved in the Mendik Transaction included in Vornado's Current Report on Form 8-K, dated March 12, 1997, as amended by the Current Report on Form 8-K/A, dated March 12, 1997; copies of such financial statements and notes thereto are filed as exhibits hereto and are incorporated herein by reference. In management's opinion, all adjustments necessary to reflect the Mendik Transaction and the related transactions and the Offering and the use of proceeds therefrom have been made.


(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a relevant supplemental measure of operating performance because it provides a basis for comparison among REITs; however, funds from operations may not be comparable to similarly titled measures reported by other REITs since the Company's method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     Certain statements made in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following general economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of prospective tenants, lease rents and the terms and availability of financing; adverse changes in the real estate markets including, among other things, competition with other companies and technology; risks of real estate development and acquisition; governmental actions and initiatives; and environmental/safety requirements.


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

     The Operating Partnership's revenues, which consist of property rentals, tenant expense reimbursements and other income were $29,297,000 in the quarter ended March 31, 1997, compared to $28,610,000 in the prior year's quarter, an increase of $687,000 or 2.4%.

     Property rentals were $22,467,000 in the quarter ended March 31, 1997, compared to $21,337,000 in the prior year's quarter, an increase of $1,130,000 or 5.3%. Of this increase (i) $569,000 resulted from property rentals received from new tenants in excess of property rentals lost from vacating tenants, (ii) $285,000 resulted from the Operating Partnership's purchase of an office building in June 1996 and (iii) $276,000 resulted from step-ups in leases which are not subject to the straight-line method of revenue recognition.


     Tenant expense reimbursements, which consist of the tenants' pro-rata share of common area maintenance expenses (such as snow removal costs, landscaping and parking lot repairs), real estate taxes and insurance, were $6,210,000 in the quarter ended March 31, 1997, compared to $6,881,000 in the prior year's quarter, a decrease of $671,000. This decrease primarily reflects a corresponding decrease in operating expenses passed through to tenants.


     Operating expenses were $8,507,000 in the quarter ended March 31, 1997, as compared to $8,914,000 in the prior year's quarter, a decrease of $407,000. This decrease resulted primarily from lower snow removal costs partially offset by higher real estate taxes.

     Depreciation and amortization expense for the three months ended March 31, 1997 did not change significantly from such expense for the prior year's period.

     General and administrative expenses were $1,845,000 in the quarter ended March 31, 1997, compared to $1,189,000 in the prior year's quarter, an increase of $656,000. This increase resulted primarily from cash compensation attributable to the employment of Vornado's President.

     The Operating Partnership recognized an expense of $6,249,000 in the quarter ended March 31, 1997 representing one-quarter of the amortization of the $25,000,000 deferred payment due to Vornado's President. The balance of the deferred payment will be amortized in 1997.

     Income applicable to Alexander's (loan interest income, equity in loss and depreciation) was $1,405,000 in the three months ended March 31, 1997, compared to $1,509,000 in the prior year's quarter, a decrease of $104,000.

     Income from investment in and advances to Vornado Management Corp. ("VMC") was $217,000 for the three months ended March 31, 1997 as compared to $1,141,000 in the prior year's quarter. Income from investment in and advances to VMC for the three months ended March 31, 1996 reflected additional fee income of $794,000 earned by VMC relating to the substantial completion of the redevelopment of Alexander's Rego Park I property.

     Investment income (interest income on mortgage note receivable, interest and dividend income and net gains on marketable securities) was $2,417,000 for the quarter ended March 31, 1997, compared to $1,823,000 in the prior year's quarter, an increase of $594,000 or 33%. This increase resulted from income earned on the proceeds from the December 1996 public stock offering.

     Interest and debt expense for the three months ended March 31, 1997 did not change significantly from such expense for the prior year's period.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31,
1995

     The Operating Partnership's revenues, which consist of property rentals, tenant expense reimbursements and other income, were $116,887,000 in 1996, compared to $108,718,000 in 1995, an increase of $8,169,000 or 7.5%. Property rentals from shopping centers were $80,001,000 in 1996, compared to $74,255,000 in 1995, an increase of $5,746,000 or 7.7%. Of this increase, (i) $3,800,000 resulted from rental step-ups in existing tenant leases which are not subject to the straight-line method of revenue recognition and (ii) $2,000,000 resulted from expansions and an acquisition. Property rentals received from new tenants were approximately the same as property rentals lost from vacating tenants. Percentage rent included in property rentals was $936,000 in 1996, compared to $959,000 in 1995.

     Property rentals from the remainder of the portfolio were $7,423,000 in 1996, compared to $6,174,000 in 1995, an increase of $1,249,000 or 20.2%. Of this increase, $650,000 resulted from the purchase of an office building in June 1996.

     Tenant expense reimbursements were $26,644,000 in 1996, compared to $24,091,000 in 1995, an increase of $2,553,000. This increase reflects a corresponding increase in operating expenses passed through to tenants.

     Other income was $2,819,000 in 1996, compared to $4,198,000 in 1995, a decrease of $1,379,000. This decrease resulted primarily from (i) including management and development fee income from Alexander's in "Income from investment in and advances to Vornado Management Corp." rather than in "Other income" for a full year in 1996, compared to six months in 1995 and (ii) the recognition of leasing fee income in the first quarter of 1995 from Alexander's of $915,000 applicable to 1993 and 1994 (no leasing fee income was recognized prior to 1995 because required conditions had not been met), partially offset by
(iii) the increase in management, development and leasing fees from Interstate Properties.

     Operating expenses were $36,412,000 in 1996, compared to $32,282,000 in 1995, an increase of $4,130,000. Of this increase, (i) $3,100,000 were passed through to tenants and consisted of higher snow removal costs of $1,500,000, increased real estate taxes of $1,000,000 and other common area maintenance expense increases of $600,000 and (ii) $500,000 resulted from increases in rent expense and other property expenses. In addition, in 1995 operating expenses were partially offset by real estate tax refunds and other miscellaneous income of approximately $500,000.

     Depreciation and amortization expense increased by $799,000 in 1996, compared to 1995, as a result of expansions and an acquisition.

     General and administrative expenses were $5,167,000 in 1996, compared to $6,687,000 in 1995, a decrease of $1,520,000. This decrease resulted primarily from a reduction in corporate office expenses caused by the third quarter 1995 assignment of the Company's Management and Development Agreement with Alexander's to VMC.

     In December 1996, the Operating Partnership recognized an expense of $2,083,000, representing one month's amortization of the $25,000,000 deferred payment due to Vornado's President. The balance of the deferred payment will be amortized in 1997.

     Income applicable to Alexander's (loan interest income, equity in income
(loss) and depreciation) was $7,956,000 for the year ended December 31, 1996, compared to $3,954,000 in the prior year, an increase of $4,002,000. This increase resulted from (i) lower operating losses at Alexander's caused by the commencement of rent at the Rego Park I property in March 1996, (ii) the recognition of $2,053,000 of non-recurring income as a result of the reversal of a liability which is no longer required and (iii) interest income on the loan to Alexander's for a full year in 1996, compared to a ten month period in 1995. The Operating Partnership believes that its share of Alexander's losses (which are non-cash), combined with its fee income and interest income, will not have a negative effect on its results of operations, liquidity and financial condition.

     In July 1995, the Operating Partnership assigned its Management Agreement with Alexander's to VMC. In exchange, the Operating Partnership received 100% of the non-voting preferred stock of VMC which entitles it to 95% of the economic benefits of VMC through distributions. In addition, the Operating Partnership lent $5,000,000 to VMC for working capital purposes under a three-year term loan bearing interest at the prime rate plus 2%. VMC is responsible for its pro rata share of compensation and fringe benefits of employees and 30% of other expenses which are common to both Vornado and VMC. Income from investment in and advances to VMC was $1,855,000 for the year ended December 31, 1996, compared to $788,000 for the period from July 6th to December 31, in 1995. Income from investment in and advances to VMC for the year ended December 31, 1996 reflects additional fee income earned by VMC in the first quarter of 1996 relating to the substantial completion of the redevelopment of Alexander's Rego Park I property.

     Investment income (interest income on mortgage note receivable, interest and dividend income and net gains/(losses) on marketable securities) was $6,643,000 for 1996, compared to $5,733,000 in 1995, an increase of $910,000 or
15.9%. This increase resulted from higher net gains on marketable securities and the yield earned on the mortgage note receivable exceeding the yield earned on the investment of such funds in 1995.

     Vornado operates in a manner intended to enable it to continue to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986 as amended. Under those sections, a REIT which distributes at least 95% of its REIT taxable income as a dividend to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders. Vornado has distributed to its shareholders an amount greater than its taxable income. Therefore, no provision for Federal income taxes is required.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31,
1994

     The Operating Partnership's revenues, which consist of property rentals, tenant expense reimbursements and other income were $108,718,000 in 1995, compared to $93,998,000 in 1994, an increase of $14,720,000 or 15.7%.

     Property rentals from shopping centers were $74,255,000 in 1995, compared to $64,665,000 in 1994, an increase of $9,590,000 or 14.8%. Of this increase,
(i) $6,067,000 resulted from expansions of shopping centers and acquisitions of retail properties, (ii) $2,823,000 resulted from rental step-ups in existing tenant leases which are not subject to the straight-line method of revenue recognition and (iii) $628,000 resulted from property rentals received from new tenants exceeding property rentals lost from vacating tenants. Percentage rent included in property rentals was $959,000 in 1995, compared to $887,000 in 1994.

     Property rentals from the remainder of the portfolio were $6,174,000 in 1995, compared to $6,090,000 in 1994, an increase of $84,000 or 1.4%.

     Tenant expense reimbursements were $24,091,000 in 1995, compared to $21,784,000 in 1994, an increase of $2,307,000. This increase reflects a corresponding increase in operating expenses passed through to tenants.

     Other income was $4,198,000 in 1995, compared to $1,459,000 in 1994, an increase of $2,739,000. This increase resulted primarily from the fee income recognized in connection with the Management Agreement and Leasing Agreement with Alexander's including $915,000 applicable to 1993 and 1994 recognized in the first quarter of 1995 (no leasing fee income was recognized prior to 1995 because required conditions had not been met). In addition to the Management Agreement fee income included in other income in 1995, $2,250,000 of such fees was earned in 1995 by VMC and is included in the caption "Income from investment in and advances to Vornado Management Corp." in the Consolidated Statements of Income.

     Operating expenses were $32,282,000 in 1995, compared to $30,223,000 in 1994, an increase of $2,059,000. Of this increase (i) $1,484,000 resulted from real estate taxes from expansions and acquisitions, which were passed through to tenants, and (ii) $258,000 resulted from bad debt expenses primarily due to tenant bankruptcies.

     Depreciation and amortization expense increased by $827,000 in 1995, compared to 1994, primarily as a result of property expansions.

     General and administrative expenses were $6,687,000 in 1995, compared to $6,495,000 in 1994, an increase of $192,000. This increase is the net of increases from (i) payroll expenses of $1,017,000, (due to additions to staff and bonuses), and (ii) professional fees and other corporate office expenses of $305,000, offset by (iii) the reduction in expense of $1,130,000 resulting from the assignment of the Management Agreement with Alexander's to VMC in the third quarter of 1995.

     For the period from March 2, 1995 through December 31, 1995, the Operating Partnership's equity in Alexander's losses amounted to $1,972,000. In addition, during the same period the Operating Partnership recognized interest income on its loan to Alexander's of $6,343,000 and fee income from its Management Agreement and Leasing Agreement with Alexander's of $2,973,000 (excluding $2,250,000 earned by VMC).

     Income from investment in and advances to VMC consists of dividend income of $565,000 and interest income of $223,000.

     Investment income was $5,733,000 for 1995, compared to $8,132,000 in 1994, a decrease of $2,399,000 or 29.5%. This decrease was caused by (i) lower interest income resulting from the use of cash for the Alexander's investment and (ii) net gains on marketable securities being $349,000 less than in the prior year.

     Interest and debt expense was $16,426,000 in 1995, compared to $14,209,000 in 1994, an increase of $2,217,000 or 15.6%. Of this increase, $1,046,000 resulted from borrowings under the revolving credit facility to temporarily fund the investment in Alexander's and $1,134,000 resulted from a decrease in interest capitalized during construction.

LIQUIDITY AND CAPITAL RESOURCES

Three Months Ended March 31, 1997

     Cash flows provided by operating activities of $19,753,000 was comprised of
(i) net income of $9,690,000 (ii) adjustments for non-cash items of $8,732,000 and (iii) the net change in operating assets and liabilities of $1,331,000. The adjustments for non-cash items are primarily comprised of (i) amortization of deferred officer's compensation expense of $6,249,000, (ii) depreciation and amortization of $3,228,000 and (iii) equity in loss of Alexander's of $211,000 offset by (iv) the effect of straight-lining of rental income of $669,000.

     Net cash used in investing activities of $283,000 was primarily comprised of capital expenditures.

     Net cash used in financing activities of $16,739,000 was primarily comprised of dividends paid.

Three Months Ended March 31, 1996

     Cash flows provided by operating activities of $18,202,000 was comprised of
(i) net income of $15,922,000 and (ii) adjustments for non-cash items of $2,383,000, less (iii) the net change in operating assets and liabilities of $103,000. The adjustments for non-cash items are primarily comprised of depreciation and amortization of $3,090,000, plus equity in loss of Alexander's of $293,000, offset by the effect of straight-lining of rental income of $642,000. Further, during this period in connection with the rejection of a lease by an Alexander's tenant "Leasing fees and other receivables" decreased by $1,717,000 and "Deferred leasing fee income" correspondingly decreased. "Leasing fees and other receivables" of $490,000 were collected during this period. These amounts have been included in "Changes in assets and liabilities: other" in the Consolidated Statements of Cash Flows and are part of the net change in operating assets and liabilities shown in item (iii) above.

     Net cash provided by investing activities of $22,691,000 was comprised of
(i) proceeds from sale or maturity of securities available for sale of $41,192,000, offset by (ii) the Operating Partnership's investment in a mortgage note receivable of $17,000,000 and (iii) capital expenditures of $1,501,000.

     Net cash used in financing activities of $34,348,000 was primarily comprised of (i) the net repayment of borrowings on U.S. Treasury obligations of $30,036,000 and (ii) dividends paid of $14,813,000, offset by (iii) the proceeds from borrowings of $10,000,000.

Funds from Operations for the Three Months Ended March 31, 1997 and 1996

     Management considers funds from operations an appropriate supplemental measure of the Operating Partnership's operating performance. Funds from operations were $12,230,000 in the quarter ended March 31, 1997, compared to $18,416,000 in the prior year's quarter, a decrease of $6,186,000 or 34%. Funds from operations for the quarter ended March 31, 1997 reflect an expense of $6,249,000, representing one-quarter of the amortization of the deferred payment due to Vornado's President and $594,000 of related cash compensation. The following table reconciles funds from operations and net income:


                                                                THREE MONTHS ENDED
                                                            ---------------------------
                                                             MARCH 31,       MARCH 31,
                                                               1997            1996
                                                            -----------     -----------
        Net income........................................  $ 9,690,000     $15,922,000
        Depreciation and amortization of real property....    2,681,000       2,612,000
        Straight-lining of property rentals for rent
          escalations.....................................     (669,000)       (642,000)
        Leasing fees received in excess of income
          recognized......................................      454,000         514,000
        Proportionate share of adjustments to Alexander's
          income/(loss) to arrive at funds from
          operations......................................       74,000          10,000
                                                            -----------     -----------
        Funds from operations.............................  $12,230,000     $18,416,000
                                                            ===========     ===========



     Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a relevant supplemental measure of operating performance because it provides a basis for comparison among REITs; however, funds from operations may not be comparable to similarly titled measures reported by other REITs since the Company's method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income. Below are the cash flows provided by (used in) operating, investing and financing activities:


                                                               THREE MONTHS ENDED
                                                          -----------------------------
                                                           MARCH 31,        MARCH 31,
                                                              1997             1996
                                                          ------------     ------------
        Operating activities............................  $ 19,753,000     $ 18,202,000
                                                          ============     ============
        Investing activities............................  $   (283,000)    $ 22,691,000
                                                          ============     ============
        Financing activities............................  $(16,739,000)    $(34,348,000)
                                                          ============     ============

     Bradlees accounted for 22% of property rentals for the year ended December 31, 1996. In June 1995, Bradlees filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The Operating Partnership currently leases 17 locations to Bradlees. Of these locations, 14 are fully guaranteed by Stop & Shop Companies, Inc. ("Stop & Shop"), a wholly-owned subsidiary of Royal Ahold NV, a leading international food retailer, and one is guaranteed as to 70% of the rent. During 1996, Bradlees rejected three leases and assigned one lease to Kohl's Department Stores, Inc. These four leases are fully guaranteed by Stop & Shop. In January 1997, Bradlees received Bankruptcy Court approval to close one of the two stores whose leases are not guaranteed by Stop & Shop. Montgomery Ward & Co., Inc. remains liable with respect to the rent it was obligated to pay as a previous lessor on eight of the leases guaranteed by Stop & Shop approximately 70% of current rent.

     In January 1996, the Operating Partnership provided $17 million of debtor-in-possession financing to Rickel which is operating under Chapter 11 of the Bankruptcy Code. The loan is secured by 27 of Rickel's leasehold properties and has a remaining term through January 1998, plus a one year extension, but is due not later than the date on which Rickel's plan of reorganization is confirmed. The loan bears interest at 13% per annum and at a fixed rate of LIBOR plus 7.50% for the extension period. In addition, the Operating Partnership receives a loan origination fee of 2% for each year the loan is outstanding.


     Alexander's has disclosed in its annual report on Form 10-K for the year ended December 31, 1996, that its current operating properties (five of its nine properties) do not generate sufficient cash flow to pay all of its expenses, and that its four non-operating properties (Lexington Avenue, Paramus, the Kings Plaza Store and Rego Park II) are in various stages of redevelopment. As rents commence from a portion of the redevelopment properties, Alexander's expects that cash flow will become positive. Alexander's estimates that the fair market values of its assets are substantially in excess of their historical cost and that there is additional borrowing capacity. Alexander's continues to evaluate its needs for capital, which may be raised through (a) property specific or corporate borrowing, (b) the sale of securities and (c) asset sales. Further, Alexander's may receive proceeds from condemnation proceedings of a portion of its Paramus property. Although there can be no assurance, Alexander's believes that these cash sources will be adequate to fund cash requirements until its operations generate adequate cash flow. Alexander's borrowing capacity is demonstrated by the additional $16,700,000 it borrowed in March 1997 under its Rego Park construction loan. Although the Operating Partnership may provide a portion of the financing required for Alexander's redevelopment projects, no specific financing requirements have been determined or committed. None of the redevelopment plans for the non-operating properties have been finalized.



     The Operating Partnership has budgeted approximately $22,000,000 for capital expenditures over the next year of which $13,000,000 is for tenant improvements at its office properties and $5,000,000 is for tenant improvements and renovations at its shopping center properties.


     In December 1996, Michael D. Fascitelli became the President of Vornado and was elected to Vornado's Board. Mr. Fascitelli signed a five year employment contract under which, in addition to his annual salary, he received a deferred payment consisting of $5,000,000 in cash and a $20,000,000 convertible obligation payable at Vornado's option in 459,770 of its Common Shares or the cash equivalent of their appreciated value. Accordingly, cash of $5,000,000 and 459,770 Common Shares are being held in an irrevocable trust. The deferred payment obligation to Mr. Fascitelli vests as of December 2, 1997. Further, Mr. Fascitelli was granted options for 1,750,000 Common Shares of Vornado.

     On April 15, 1997, Vornado consummated the acquisition, through an operating partnership, of interests in all or a portion of seven Manhattan office buildings and certain management and leasing assets held by the Mendik Group and certain of its affiliates. Simultaneously with the closing of this transaction, and in connection therewith, Vornado converted to an Umbrella Partnership REIT (UPREIT) by transferring (by contribution, merger or otherwise) all or substantially all of the interests in its properties and other assets to The Mendik Company, L.P., a Delaware limited partnership which has been renamed Vornado Realty L.P. (the "Operating Partnership"), of which Vornado is the sole general partner. As a result of such conversion, the Vornado's activities will be conducted through the Operating Partnership.


     As an UPREIT, Vornado will have the ability to acquire properties for limited partnership units and thereby provide sellers with deferral of income taxes that would otherwise be payable upon a cash sale. The ability to offer limited partnership units in the Operating Partnership allows Vornado to compete with other UPREITs and may afford Vornado certain advantages over other potential acquirors who are unable to offer tax-efficient consideration.


     The consideration for the Mendik transaction was approximately $656,000,000, including $264,000,000 in cash, $177,000,000 in the limited partnership units of the Operating Partnership and $215,000,000 in indebtedness. Vornado financed the cash portion of this transaction with the proceeds of a public offering completed on April 9, 1997, of 5,750,000 Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share. The preferred shares bear a coupon of 6 1/2% and are convertible into common shares at $72 3/4 per share. The offering, net of expenses, generated approximately $276,000,000.

     Also, on April 15, 1997, the Operating Partnership entered into a Credit Agreement with Union Bank of Switzerland pursuant to which the Operating Partnership borrowed $400,000,000. The loan bears interest at the rate of LIBOR plus .625% and matures, assuming exercise of extension options, on April 14, 1998.

     On April 18, 1997, the Operating Partnership announced that it acquired The Montehiedra Town Center located in San Juan, Puerto Rico, from Kmart Corporation ("Kmart") for approximately $74,000,000, of which $63,000,000 is newly-issued ten year indebtedness. The Montehiedra shopping center, which opened in 1994, contains 525,000 square feet, including a 135,000 square foot Kmart store. In addition, the Operating Partnership agreed to acquire Kmart's 50% interest in the Caguas Centrum Shopping Center, which is currently under construction, located in Caguas, Puerto Rico. This acquisition is expected to close in 1998.


     Further, on May 7, 1997, the Operating Partnership acquired a mortgage loan from a consortium of banks secured by a mortgage on the office building located at 90 Park Avenue, New York, New York. The purchase price of the mortgage loan was approximately $185,000,000. The mortgage loan, which is in default, has a face value of $193,000,000. Management believes that the underlying fair market value of the real estate securing the mortgage, based on signed leases in effect, exceeds the amount of the loan due and that there are no other indications of impairment in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan".



     The Operating Partnership anticipates that cash from continuing operations will be adequate to fund business operations and the payment of dividends on an ongoing basis for more than the next twelve months; however, capital outlays for significant acquisitions may require funding from borrowings or equity offerings.


ECONOMIC CONDITIONS


     At December 31, 1996, approximately 80% of the square footage of the Operating Partnership's shopping centers was leased to large stores (over 20,000 square feet). The Operating Partnership's large store tenants typically offer basic consumer necessities such as food, health and beauty aids, moderately priced clothing, building materials and home improvement supplies, and compete primarily on the basis of price. The Operating Partnership believes that because the stores operated by its tenants offer basic consumer necessities, demand typically continues even during economic declines, which therefore may mitigate the effects on its properties of adverse changes in general economic conditions. However, demand for retail space continues to be impacted by the bankruptcy of a number of retail companies and a general trend toward consolidation in the retail industry which could adversely affect the ability of the Operating Partnership to attract or retain tenants.


     Substantially all of the Operating Partnership's leases contain step-ups in rent. Such rental increases are not designed to, and in many instances do not, approximate the cost of inflation, but do have the effect of mitigating the adverse impact of inflation. In addition, substantially all of the Operating Partnership's leases contain provisions that require the tenant to reimburse the Operating Partnership for the tenant's share of common area charges (including roof and structure, unless it is the tenant's direct responsibility) and real estate taxes thus passing through to the tenants the effects of inflation on such expenses.

     Inflation did not have a material effect on the Operating Partnership's results for the periods presented.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share". The statement is effective for fiscal years ending after December 15, 1997. The Operating Partnership believes that this pronouncement will not have a material effect on its net income per share.

ITEM 3.  PROPERTIES



VORNADO PROPERTIES


     The Operating Partnership leases 27,000 square feet in Saddle Brook, New Jersey for use as its executive offices and 16,000 square feet in Manhattan, New York for its Mendik Division.


     The following table sets forth certain information for the properties owned by the Operating Partnership as of March 31, 1997 or as of the date of acquisition for properties thereafter acquired.



     The Principal Tenants as described below, which are primarily tenants which occupy 30,000 square feet or more, accounted for approximately 70% of total square footage.


                                                              LEASABLE BUILDING
                                                               SQUARE FOOTAGE
                                                          -------------------------
                                     YEAR                                OWNED BY      NUMBER
                                  ORIGINALLY     LAND       OWNED/      TENANT ON        OF        ANNUALIZED
                                   DEVELOPED     AREA     LEASED BY    LAND LEASED    TENANTS         RENT         PERCENT
            LOCATION              OR ACQUIRED   (ACRES)    COMPANY     FROM COMPANY   3/31/97    PER SQ. FT.(1)   LEASED(1)
--------------------------------- -----------   -------   ----------   ------------   --------   --------------   ----------
OFFICE BUILDINGS
(MENDIK DIVISION)
  NEW YORK
    Two Penn Plaza,                   1978          2.7    1,474,526                      76         $26.91            84%
      Manhattan
    Eleven Penn Plaza,                1980          1.3      956,280                      68          25.13            96%
      Manhattan
    1740 Broadway,                    1990          0.7      551,301                      21          31.91           100%
      Manhattan
    866 United Nations Plaza,         1978          2.1      384,815                      83          29.39            97%
      Manhattan
    Two Park Avenue,                  1986          1.0      946,697                      41          23.10            98%
      Manhattan (40% ownership)
    330 Madison Avenue,               1979          0.8      770,828                      46          33.94            97%
      Manhattan (24.8% ownership)
    570 Lexington Avenue,             1994          0.3      433,342                      17          29.67            37%
      Manhattan (5.6% ownership)
    825 Seventh Avenue,               1996          0.5      149,000                       1           7.65           100%
      Manhattan (50% ownership)
  NEW JERSEY
    Paramus(4)                        1987          3.4      118,225                      25          17.29            65%
                                                   ----    ---------                     ---         ------
    TOTAL OFFICE BUILDINGS                         12.8    5,785,014                     378          26.95            89%
                                                   ----    ---------                     ---         ------
    VORNADO'S OWNERSHIP INTEREST                   11.1    4,153,373                                                   92%
                                                   ----    ---------
SHOPPING CENTERS
  NEW JERSEY
    Atlantic City                     1965         17.7      135,774            --        --             --            --
    Bordentown                        1958         31.2      178,678            --         4           6.54           100%
    Bricktown                         1968         23.9      259,888         2,764        19          10.14            99%
    Cherry Hill                       1964         37.6      231,142        63,511        13           8.38            94%
    Delran                            1972         17.5      167,340         1,200         5           5.32            95%
    Dover                             1964         19.6      172,673            --        13           5.98            98%
    East Brunswick                    1957         19.2      219,056        10,400         6          10.95            97%


                                                                       LEASE
                                                                    EXPIRATION/
                                                                      OPTION
            LOCATION                      PRINCIPAL TENANTS         EXPIRATION    ENCUMBRANCES(8)
---------------------------------  -------------------------------  -----------   ---------------
                                                                                  (IN THOUSANDS)
                                  <
OFFICE BUILDINGS
(MENDIK DIVISION)
  NEW YORK
    Two Penn Plaza,                Digital Equipment                   1998          $  80,000
      Manhattan                    Information Builders, Inc.        2013/2023
    Eleven Penn Plaza,             Times Mirror                        2001             53,454
      Manhattan                    General Mills                       2002
    1740 Broadway,                 Mutual of New York                2016/2026              --
      Manhattan                    William Douglas McAdams             2007
    866 United Nations Plaza,      Bear Stearns                        1997             33,000
      Manhattan
    Two Park Avenue,               Times Mirror                      2010/2025          65,000
      Manhattan (40% ownership)    Smith Barney                        1998
    330 Madison Avenue,            BDO Seidman                       2010/2015          94,058
      Manhattan (24.8% ownership)
    570 Lexington Avenue,                                                                   --
      Manhattan (5.6% ownership)
    825 Seventh Avenue,            American Broadcasting               1999                 --
      Manhattan (50% ownership)    Companies
  NEW JERSEY
    Paramus(4)                                                                             848
                                                                                      --------
    TOTAL OFFICE BUILDINGS                                                             326,360
                                                                                      --------
    VORNADO'S OWNERSHIP INTEREST                                                       216,581
                                                                                      --------
SHOPPING CENTERS
  NEW JERSEY
    Atlantic City                                                                        2,135
    Bordentown                     Bradlees(2)(3)                    2001/2021           3,276
                                   Shop-Rite                         2011/2016
    Bricktown                      Caldor                            2008/2028           9,919
                                   Shop-Rite                         2002/2017
    Cherry Hill                    Bradlees(2)(3)                    2006/2026           9,706
                                   Drug Emporium                       2002
                                   Shop & Bag                        2007/2017
                                   Toys "R" Us                       2012/2042
    Delran                         Sam's Wholesale                   2011/2021           2,848
    Dover                          Ames                              2017/2037           3,635
                                   Shop-Rite                         2012/2022
    East Brunswick                 Bradlees(3)                       2003/2023           8,205
                                   Shoppers World                    2007/2012
                                   T.J. Maxx                           1999

                                                              LEASABLE BUILDING
                                                               SQUARE FOOTAGE
                                                          -------------------------
                                     YEAR                                OWNED BY      NUMBER
                                  ORIGINALLY     LAND       OWNED/      TENANT ON        OF        ANNUALIZED
                                   DEVELOPED     AREA     LEASED BY    LAND LEASED    TENANTS         RENT         PERCENT
            LOCATION              OR ACQUIRED   (ACRES)    COMPANY     FROM COMPANY   3/31/97    PER SQ. FT.(1)   LEASED(1)
--------------------------------- -----------   -------   ----------   ------------   --------   --------------   ----------
    East Hanover                      1962         24.6      271,066            --        16          10.21            97%
    Hackensack                        1963         21.3      207,548        59,249        20          14.92            97%
    Jersey City                       1965         16.7      222,478         3,222        11          12.09            97%
    Kearny                            1959         35.3       41,518        62,471         4           6.64            89%
    Lawnside                          1969         16.4      145,282            --         3           9.07           100%
    Lodi                              1975          8.7      130,000            --         1           8.50           100%
    Manalapan                         1971         26.3      194,265         2,000         7           8.84           100%
    Marlton                           1973         27.8      173,238         6,836        10           8.44           100%
    Middletown                        1963         22.7      179,584        52,000        22          12.19            97%
    Morris Plains                     1985         27.0      171,493         1,000        18          11.04            97%
    North Bergen                      1959          4.6        6,515        55,597         3          25.78           100%
    North Plainfield(4)               1989         28.7      217,360            --        16           8.73            96%
    Totowa                            1957         40.5      201,471        93,613         8          15.96            97%
    Turnersville                      1974         23.3       89,453         6,513         3           5.98           100%
    Union                             1962         24.1      257,045            --        12          17.48           100%
    Vineland                          1966         28.0      143,257            --         4           6.95            51%
    Watchung                          1959         53.8       49,979       115,660         6          17.80            96%
    Woodbridge                        1959         19.7      232,755         3,614        11          13.12            99%
  NEW YORK
    14th Street and Union Square,     1993          0.8      231,770            --         1           9.92           100%
      Manhattan
    Albany (Menands)                  1965         18.6      140,529            --         2           6.35           100%
    Buffalo (Amherst)(4)              1968         22.7      184,832       111,717        10           6.77            96%
    Coram(4)                          1976          2.4      103,000            --         1           2.22           100%


                                                                       LEASE
                                                                    EXPIRATION/
                                                                      OPTION
            LOCATION                      PRINCIPAL TENANTS         EXPIRATION    ENCUMBRANCES(8)
---------------------------------  -------------------------------  -----------   ---------------
                                                                                  (IN THOUSANDS)
                                  <
    East Hanover                   Home Depot                        2009/2019          11,066
                                   Marshalls                         2004/2009
                                   Pathmark                          2001/2024
                                   Today's Man                       2009/2014
    Hackensack                     Bradlees(3)                       2012/2017              --
                                   Pathmark                          2014/2024
                                   Rickel Home Center                2003/2013
    Jersey City                    Bradlees(3)                       2002/2022          10,381
                                   Shop-Rite                         2008/2028
    Kearny                         Pathmark                          2013/2033              --
                                   Rickel Home Center                  2008
    Lawnside                       Home Depot                        2012/2027           5,708
                                   Drug Emporium                       2007
    Lodi                           National Wholesale                2013/2023           2,420
                                   Liquidators
    Manalapan                      Bradlees(3)                       2002/2022           6,397
                                   Grand Union                       2012/2022
    Marlton                        Kohl's(2)(3)                      2011/2031           5,398
                                   Shop-Rite                         1999/2009
    Middletown                     Bradlees(3)                       2002/2022           7,761
                                   Grand Union                       2009/2029
    Morris Plains                  Caldor                            2002/2023           6,600
                                   Shop-Rite                           2002
    North Bergen                   A & P                             2012/2032              --
    North Plainfield(4)            Kmart                             2006/2016           3,634
                                   Pathmark                          2001/2011
    Totowa                         Bradlees(3)                       2013/2028          15,646
                                   Home Depot                        2015/2025
                                   Marshalls                         2007/2012
    Turnersville                   Bradlees(2)(3)                    2011/2031           2,116
    Union                          Bradlees(3)                       2002/2022          15,975
                                   Toys "R" Us                         2015
                                   Cost Cutter Drug                    2000
    Vineland                       Rickel Home Center                2005/2010           2,358
    Watchung                       B.J.'s Wholesale                    2024                 --
    Woodbridge                     Bradlees(3)                       2002/2022           8,792
                                   Foodtown                          2007/2014
                                   Syms                                2000
  NEW YORK
    14th Street and Union Square,  Bradlees                          2019/2029              --
      Manhattan
    Albany (Menands)               Fleet Bank                        2004/2014              --
                                   Albany Public Mkts.(5)              2000
    Buffalo (Amherst)(4)           Circuit City                        2017              4,863
                                   Media Play                        2002/2017
                                   MJ Design                         2006/2017
                                   Toys "R" Us                         2013
                                   T.J. Maxx                           1999
    Coram(4)                       May Department Stores(5)            2011                 --

                                                              LEASABLE BUILDING
                                                               SQUARE FOOTAGE
                                                          -------------------------
                                     YEAR                                OWNED BY      NUMBER
                                  ORIGINALLY     LAND       OWNED/      TENANT ON        OF        ANNUALIZED
                                   DEVELOPED     AREA     LEASED BY    LAND LEASED    TENANTS         RENT         PERCENT
            LOCATION              OR ACQUIRED   (ACRES)    COMPANY     FROM COMPANY   3/31/97    PER SQ. FT.(1)   LEASED(1)
--------------------------------- -----------   -------   ----------   ------------   --------   --------------   ----------
    Freeport                          1981         12.5      166,587            --         3          11.50           100%
    New Hyde Park(4)                  1976         12.5      101,454            --         1          13.55           100%
    North Syracuse(4)                 1976         29.4       98,434            --         1           2.74           100%
    Rochester                         1971         15.0      147,812            --         1           5.86            47%
      (Henrietta)(4)
    Rochester                         1966         18.4      176,261            --         1           6.05            41%
  PENNSYLVANIA
    Allentown                         1957         86.8      262,607       353,938        18           9.68            98%
    Bensalem                          1972         23.2      208,174         6,714        13           7.49            89%
    Bethlehem                         1966         23.0      157,212         2,654        12           5.05            78%
    Broomall                          1966         21.0      145,776        22,355         5           8.31           100%
    Glenolden                         1975         10.0      101,235            --         3          10.74           100%
    Lancaster                         1966         28.0      179,982            --         7           4.32            51%
    Levittown                         1964         12.8      104,448            --         1           5.98           100%
    10th and Market Streets,          1994          1.8      271,300            --         2           7.94            62%
      Philadelphia
    Upper Moreland                    1974         18.6      122,432            --         1           7.50           100%
    York                              1970         12.0      113,294            --         3           4.64           100%
  MARYLAND
    Baltimore(Belair Rd.)             1962         16.0      205,723            --         3           4.83           100%
    Baltimore(Towson)                 1968         14.6      146,393         6,800         7           9.63           100%
    Baltimore (Dundalk)               1966         16.1      183,361            --        17           6.49            97%
    Glen Burnie                       1958         21.2      117,369         3,100         4           5.90            78%
    Hagerstown                        1966         13.9      133,343        14,965         6           3.12           100%
  CONNECTICUT
    Newington                         1965         19.2      134,229        45,000         4           6.28           100%
    Waterbury                         1969         19.2      139,717         2,645        10           7.64           100%
  MASSACHUSETTS
    Chicopee                          1969         15.4      112,062         2,851         3           4.85            93%
    Milford(4)                        1976         14.7       83,000            --         1           5.26           100%


                                                                       LEASE
                                                                    EXPIRATION/
                                                                      OPTION
            LOCATION                      PRINCIPAL TENANTS         EXPIRATION    ENCUMBRANCES(8)
---------------------------------  -------------------------------  -----------   ---------------
                                                                                  (IN THOUSANDS)
                                  <
    Freeport                       Home Depot                        2011/2021           8,021
                                   Cablevision                         2004
    New Hyde Park(4)               Bradlees(6)                       2019/2029           2,043
    North Syracuse(4)              Reisman Properties                  2014                 --
    Rochester                      Hechinger(5)                      2005/2025           2,203
      (Henrietta)(4)
    Rochester                      Hechinger(5)                      2005/2025           2,832
  PENNSYLVANIA
    Allentown                      Hechinger                         2011/2031           7,697
                                   Shop-Rite                         2011/2021
                                   Burlington Coat Factory             2017
                                   Wal*Mart                          2024/2094
                                   Sam's Wholesale                   2024/2094
                                   T.J. Maxx(2)(3)                   1998/2008
    Bensalem                       Shop-Rite                         2011/2031           3,967
                                                                     2011/2031
    Bethlehem                      Pathmark                          2000/2023              --
                                   Super Petz                        2005/2015
    Broomall                       Bradlees(2)(3)                    2006/2026           3,260
    Glenolden                      Bradlees(2)(3)                    2012/2022           4,245
    Lancaster                      Weis Markets(2)(3)                1998/2018           2,312
    Levittown                                                        2006/2026           2,283
    10th and Market Streets,       Kimco Realty Corporation          2010/2035              --
      Philadelphia
    Upper Moreland                 Sam's Wholesale(2)                2010/2015           3,517
    York                           Builders Square                   2009/2018           1,463
  MARYLAND
    Baltimore(Belair Rd.)          Food Depot                        1999/2004              --
                                   Y? Innovatyve                     2002/2007
    Baltimore(Towson)              Staples                             2004              5,779
                                   Cost Saver Supermarket            2000/2020
                                   Drug Emporium                     1999/2004
    Baltimore (Dundalk)            A & P                             2002/2017           4,084
                                   Ollie's                           1998/2008
                                   Manor Shops                         1998
    Glen Burnie                    Pathmark Stores, Inc.(5)            2005              2,299
    Hagerstown                     Big Lots                          2002/2012              --
                                   Pharmhouse                        2008/2012
                                   Weis Markets(3)                   1999/2009
  CONNECTICUT
    Newington                      The Wiz                           2002/2022           3,042
                                                                     2007/2027
    Waterbury                      Toys "R" Us                         2010              3,889
                                   Shaws Supermarkets                2003/2018
  MASSACHUSETTS
    Chicopee                       Bradlees(3)                       2002/2022           1,999
    Milford(4)                     Bradlees(3)                       2004/2009              --

                                                              LEASABLE BUILDING
                                                               SQUARE FOOTAGE
                                                          -------------------------
                                     YEAR                                OWNED BY      NUMBER
                                  ORIGINALLY     LAND       OWNED/      TENANT ON        OF        ANNUALIZED
                                   DEVELOPED     AREA     LEASED BY    LAND LEASED    TENANTS         RENT         PERCENT
            LOCATION              OR ACQUIRED   (ACRES)    COMPANY     FROM COMPANY   3/31/97    PER SQ. FT.(1)   LEASED(1)
--------------------------------- -----------   -------   ----------   ------------   --------   --------------   ----------
    Springfield                       1966         17.4        8,016       117,044         2          11.25           100%
  TEXAS
    Lewisville                        1990         13.3       34,893         7,204        14          13.62            87%
    Mesquite                          1990          5.5       71,246            --        14          13.90            95%
    Dallas                            1990          9.9       99,733            --         8           9.25            80%
  PUERTO RICO
    (SAN JUAN)
    Montehiedra                       1997         57.1      525,378            --        95          15.39            99%
                                                -------   ----------     ---------       ---         ------          ----
         TOTAL SHOPPING CENTERS                 1,239.2    9,310,460     1,236,637       509           9.51            91%
                                                -------   ----------     ---------       ---         ------          ----
  WAREHOUSE/INDUSTRIAL
    E. Brunswick                      1972         16.1      325,800                       2           2.28            97%
    E. Hanover                    1963-1967        45.5      941,429                      12           3.80            94%
    Edison                            1982         18.7      272,071                       1           2.75           100%
    Garfield                          1959         31.6      486,620                       3           3.46            38%
                                                -------   ----------     ---------       ---         ------          ----
         TOTAL                                    111.9    2,025,920                      18           3.30            81%
           WAREHOUSE/INDUSTRIAL
                                                -------   ----------     ---------       ---         ------          ----
OTHER
  PROPERTIES
  Montclair                           1972          1.6       16,928                       1          17.00           100%
  Rahway(4)                           1972           --       32,000                       1           4.88           100%
                                                -------   ----------     ---------       ---         ------          ----
         TOTAL OTHER PROPERTIES                     1.6       48,928                       2         $ 9.07           100%
                                                -------   ----------     ---------       ---         ------          ----
         GRAND TOTAL                            1,365.5   17,170,322     1,236,637       907                           89%
                                                =======   ==========     =========       ===                         ====
         GRAND TOTAL VORNADO'S                  1,363.8   15,538,681     1,236,637                                     90%
           OWNERSHIP INTEREST
                                                =======   ==========     =========                                   ====


                                                                       LEASE
                                                                    EXPIRATION/
                                                                      OPTION
            LOCATION                      PRINCIPAL TENANTS         EXPIRATION    ENCUMBRANCES(8)
---------------------------------  -------------------------------  -----------   ---------------
                                                                                  (IN THOUSANDS)
                                  <
    Springfield                    Wal*Mart                          2018/2092              --
  TEXAS
    Lewisville                     Albertson's(7)                      2055                764
    Mesquite                                                                             3,445
    Dallas                         Albertson's(7)                      2055              1,987
  PUERTO RICO
    (SAN JUAN)
    Montehiedra                    Kmart                               2072             63,000
                                   Builders Square                     2072
                                   Marshalls                         2010/2025
                                   Caribbean Theatres                2021/2026
                                                                                      --------
         TOTAL SHOPPING CENTERS                                                        282,969
                                                                                      --------
  WAREHOUSE/INDUSTRIAL
    E. Brunswick                   Popsicle Playwear                 2000/2005              --
                                   IFB Apparel                       2001/2006
    E. Hanover                     Various Tenants                                       8,210
    Edison                         White Cons. Ind.                  1998/2001           2,455
    Garfield                       Popular Services                    2007                715
                                   & Various Tenants
                                                                                      --------
         TOTAL                                                                          11,380
           WAREHOUSE/INDUSTRIAL
                                                                                      --------
OTHER
  PROPERTIES
  Montclair                                                                                 --
  Rahway(4)                                                                                 --
                                                                                      --------
         TOTAL OTHER PROPERTIES                                                             --
                                                                                      --------
         GRAND TOTAL                                                                 $ 620,709
                                                                                      ========
         GRAND TOTAL VORNADO'S                                                       $ 510,930
           OWNERSHIP INTEREST
                                                                                      ========


---------------

(1) Represents annualized monthly base rent. Excludes ground leases and rent for leases which had not commenced as of March 31, 1997, which are included in percent leased.

(2) Montgomery Ward & Co., Inc. (a previous lessor) remains liable on such lease including the rent it was obligated to pay -- approximately 70%.
(3) These leases are either fully guaranteed by Stop & Shop, a wholly-owned subsidiary of Royal Ahold NV, or in the case of Totowa, guaranteed as to 70% of rent.
(4) Ground and/or building leasehold interest
(5) The tenant has ceased operations at these locations but continues to pay rent.
(6) Bradlees received Bankruptcy Court approval in January 1997 to close this store.
(7) Square footage excludes Albertson's which owns its land and building.

(8) See "Indebtedness" at page 24 for further details on debt encumbering properties.

     Two Penn Plaza, Eleven Penn Plaza and 1740 Broadway each represented 10% or more of the Operating Partnership's total pro forma revenues for the year ended December 31, 1996. Below is certain additional information with respect to these properties.



TWO PENN PLAZA



     Two Penn Plaza is a 32-story office building that sits directly atop Penn Station and occupies the entire block front on the west side of Seventh Avenue between 31st and 33rd Streets (adjacent to Madison Square Garden). Built in 1968, Two Penn Plaza features approximately 1,475,000 rentable square feet (including approximately 29,600 square feet of retail space and approximately 27,800 square feet of storage space).



     As of March 31, 1997, approximately 84% of the rentable square footage in Two Penn Plaza was leased. The following table sets forth certain information with respect to Two Penn Plaza at the end of each of the past five years.



                                                                                ANNUAL RENT
                                                                                PER LEASED
        YEAR-END                                           PERCENT LEASED       SQUARE FOOT
        ---------------------------------------------      --------------       -----------
        1996.........................................           69.0%             $   29.39
        1995.........................................           94.0%             $   28.62
        1994.........................................           94.5%             $   27.75
        1993.........................................           96.3%             $   26.23
        1992.........................................           94.9%             $   28.77



     The Equitable Life Assurance Society of the United States, a large life and health insurance company ("Equitable"), leased approximately 430,000 square feet at Two Penn Plaza under a lease which expired on October 31, 1996. Equitable relocated the operations that it conducted at Two Penn Plaza to a building closer to its Manhattan headquarters. Since December 31, 1996, the Operating Partnership has entered into leases with respect to approximately 243,000 square feet of this space, including a lease with respect to approximately 46,000 square feet with Madison Square Garden, operator of the Madison Square Garden sports and entertainment facility, which expires on January 31, 2008 and a lease with respect to 180,000 square feet with Information Builders, Inc. a large privately held software company, which will commence on October 1, 1997, and expires on May 31, 2013. The remaining 160,000 square feet of the former Equitable space is currently also being marketed. As of December 31, 1996, one tenant (Digital Equipment Corporation ("Digital")-- a large computer systems company) leased 10% or more of Two Penn Plaza's rentable square feet. This tenant leases approximately 178,000 square feet under leases that expire on January 31, 1998. Digital has subleased approximately 53,000 square feet to UHC Management Company Inc. ("UHC"), a health services company. The Operating Partnership has entered into a direct lease with UHC for the space UHC currently is subleasing from Digital, which direct lease will take effect upon the expiration of UHC's sublease with Digital and will expire on January 31, 2001. (As of December 31, 1996, UHC leases an additional 16,000 square feet in the building on a direct basis from the Operating Partnership under a lease which also expires on January 31, 2001.) In addition, Digital has subleased approximately 21,000 square feet to Apertus, a technology company. The Operating Partnership has entered into a direct lease with Apertus for the space Apertus currently is subleasing from Digital, which direct lease will take effect upon the expiration of Apertus' sublease with Digital and will expire on January 31, 2003.

     The following table is a schedule of the annual lease expirations at Two Penn Plaza as of March 31, 1997 (assuming that no tenants exercise renewal or cancellation options):



                                                                                                 ANNUAL
                                                                                                RENT PER
                                                               PERCENTAGE       ANNUAL        LEASED SQUARE
                              NUMBER OF     SQUARE FOOTAGE      OF TOTAL        RENT OF          FOOT OF
                              EXPIRING       OF EXPIRING         SQUARE        EXPIRING         EXPIRING
 YEAR OF LEASE EXPIRATION      LEASES           LEASES            FEET          LEASES           LEASES
--------------------------    ---------     --------------     ----------     -----------     -------------
1997......................        17              55,520            3.8%      $ 1,509,679        $ 27.19
1998......................        10             206,708           14.0         6,507,948          31.48
1999......................        15             107,946            7.3         3,026,099          28.03
2000......................         9              54,531            3.7         1,428,465          26.20
2001......................         5              82,541            5.6         2,583,815          31.30
2002......................         2              15,437            1.0           380,825          24.67
2003......................         5              67,651            4.6         1,638,211          24.22
2004......................         3              39,991            2.7         1,057,708          26.45
2005......................         3              80,671            5.5         2,933,269          36.36
2006......................         1              57,217            3.9         1,411,789          24.67
2007 and thereafter.......        11             473,831           32.1        12,067,086          25.47
                                  --
                                            --------------     ----------     -----------     -------------
SUBTOTAL/WEIGHTED
  AVERAGE.................        81           1,242,044           84.2%      $34,544,894        $ 27.81
Unleased at 3/31/97                              232,482           15.8
                                            --------------     ----------
TOTAL.....................                     1,474,526          100.0%
                                            --------------     ----------



     Since 1988, approximately $16 million has been spent on various capital improvements to Two Penn Plaza, which improvements the Mendik Group believes have enhanced the building's competitiveness. The Penn Plaza area has been enhanced in recent years through the efforts of the 34th Street Business Improvement District Partnership (the "34th Street BID"), a public-private partnership which provides street cleaning services, security personnel and other community services to businesses in the area.



     The Operating Partnership currently is exploring the possibility of developing additional retail space at Two Penn Plaza (on the building's plaza). The Operating Partnership believes that the development of additional retail space may, depending upon the amount of space developed, provide a source of significant cash flow and therefore significantly enhance the value of Two Penn Plaza. There can be no assurance, however, that any such additional retail space will be developed.



     The aggregate undepreciated tax basis of depreciable real property at Two Penn Plaza for Federal income tax purposes was $114,113,306 as of December 31, 1996, and depreciation for such property is computed for Federal income tax purposes on the declining balance or straight-line methods over lives which range from 15 to 39 years. As of December 31, 1996, the aggregate undepreciated tax basis of depreciable personal property associated with Two Penn Plaza for Federal income tax purposes was $1,268,846, and depreciation for such property is computed on the double declining balance method or straight-line method over lives which range from 5 to 7 years.



     The current real estate tax rate for all Manhattan office properties is $10.252 per $100 of assessed value. The total annual tax for Two Penn Plaza at this rate for the 1996-97 tax year, including the 34th Street BID tax of $330,309, is $8,121,829 (at a taxable assessed value of $76,000,000).



ELEVEN PENN PLAZA



     Eleven Penn Plaza is a 26-story office building which occupies the entire block front on the east side of Seventh Avenue between 31st and 32nd Streets (across Seventh Avenue from Two Penn Plaza and Penn Station). Built in 1923, Eleven Penn Plaza features approximately 956,000 rentable square feet (including approximately 25,700 square feet of rental space and approximately 63,200 square feet of basement and storage space).

     As of March 31, 1997, approximately 96% of the rentable square footage in Eleven Penn Plaza was leased. The following table sets forth certain information with respect to Eleven Penn Plaza at the end of each of the past five years.



                                                                                 ANNUAL
                                                                             RENT PER LEASED
                           YEAR-END                     PERCENT LEASED         SQUARE FOOT
        ----------------------------------------------  --------------       ---------------
        1996..........................................       95.5%               $ 23.56
        1995..........................................       96.4%               $ 24.59
        1994..........................................       94.6%               $ 24.42
        1993..........................................       88.7%               $ 24.39
        1992..........................................       89.1%               $ 29.76



     At December 31, 1996, two tenants leased over 10% of the rentable square footage at Eleven Penn Plaza. One of these two tenants, the Times Mirror Company, a publishing company ("Times Mirror"), leases approximately 452,000 square feet (which lease expires in June 2001), of which 226,000 square feet was assigned to its wholly-owned subsidiary, Matthew Bender & Company, Incorporated ("Matthew Bender"), a publisher of law-related textbooks. As a part of its downsizing and restructuring, Times Mirror consolidated its New York operations by relocating the operations conducted by Matthew Bender at Eleven Penn Plaza to Two Park Avenue, where an affiliate of Matthew Bender conducts operations.



     The other of these two tenants, R.H. Macy & Co., Inc., a large retailing company and a subsidiary of Federated Department Stores ("R.H. Macy"), occupy approximately 153,000 square feet under a lease originally between the Eleven Penn Plaza Property Partnership and General Mills, Inc. ("General Mills") that expires in December 2002, which lease General Mills assigned to R.H. Macy in 1985. (General Mills remains liable under the lease, but Federated Department Stores is not liable under the lease). As part of the non-binding letter of intent, upon the expiration of the R.H. Macy lease, Federated Department Stores would enter into a direct lease with the Operating Partnership with respect to the 153,500 square feet currently occupied by R.H. Macy, which lease would commence in December 2002 and expire in 15 years. The Operating Partnership recently entered into a non-binding letter of intent with respect to a lease for approximately 75,000 square feet with Federated Department Stores, Inc., for approximately 15 years, although there can be no assurance that this letter of intent will result in an executed lease.

     The following table is a schedule of the annual lease expirations at Eleven Penn Plaza as of March 31, 1997 (assuming that no tenants exercise renewal or cancellation options):



                                                SQUARE       PERCENTAGE                       ANNUAL RENT
                                NUMBER OF     FOOTAGE OF      OF TOTAL      ANNUAL RENT       PER LEASED
          YEAR OF               EXPIRING       EXPIRING        SQUARE       OF EXPIRING     SQUARE FOOT OF
      LEASE EXPIRATION           LEASES         LEASES          FEET          LEASES        EXPIRING LEASES
----------------------------    ---------     ----------     ----------     -----------     ---------------
1997........................        18           20,502           2.1%      $   281,445         $ 13.73
1998........................         8           11,383           1.2           215,251           18.91
1999........................        15           96,419          10.1         2,294,205           23.79
2000........................         1            1,958           0.2            48,705           24.87
2001........................         6          252,720          26.4         9,300,960           36.80
2002........................         2          157,256          16.4         5,257,358           33.43
2003........................         3           52,973           5.5         1,073,341           20.26
2004........................         0                0           0.0                 0            0.00
2005........................         5           46,808           4.9         1,382,819           29.54
2006........................         4           57,865           6.1         1,278,990           22.10
2007 and thereafter.........         8          215,684          22.6         4,115,583           19.08
                                    --
                                              ----------     ----------     -----------         -------
SUBTOTAL/WEIGHTED AVERAGE...        70          913,568          95.5%      $25,248,657         $ 27.64
Unleased at 3/31/97                              42,712           4.5
                                              ----------     ----------
TOTAL.......................                    956,280         100.0%
                                              ----------     ----------



     Since 1988, approximately $18 million has been spent on various capital improvements to Eleven Penn Plaza. In addition, the building's air conditioning equipment is in the process of being replaced with new high pressure steam absorbers at a cost of approximately $2 million. These new steam absorbers are expected to improve operating efficiency and reduce operating costs, and will allow the building to operate without the use of certain chlorofluorocarbons, the production of which, as of 1996, is prohibited by Federal law. As of December 31, 1996, sprinklers were installed with respect to approximately 73% of the building.



     The aggregate undepreciated tax basis of depreciable real property at Eleven Penn Plaza for Federal income tax purposes was $71,629,778 as of December 31, 1996, and depreciation for such property is computed for Federal income tax purposes on the declining balance or straight-line methods over lives which range from 15 to 39 years. As of December 31, 1996, the aggregate undepreciated tax basis of depreciable personal property associated with Eleven Penn Plaza for Federal income tax purposes was $800,760, and depreciation for such property is computed on the double declining balance method or straight-line method over lives which range from 5 to 7 years.



     The current real estate tax rate for all Manhattan office properties is $10.252 per $100 of assessed value. The total annual tax for Eleven Penn Plaza at this rate for the 1996-97 tax year, including the 34th Street BID tax of $233,470, is $4,117,953 (at a taxable assessed value of $37,890,000).



1740 BROADWAY (THE MONY BUILDING)



     1740 Broadway (The MONY Building) is a 27-story office building which occupies the entire block front on the east side of Broadway between 55th and 56th Streets. Built in 1950, 1740 Broadway features approximately 551,000 rentable square feet (including approximately 15,000 square feet of retail space and approximately 10,800 square feet of basement and storage space).

     As of March 31, 1997, 100% of the rentable square footage in 1740 Broadway was leased. The following table sets forth certain information with respect to 1740 Broadway at the end of each of the past five years:



                                                                                 ANNUAL
                                                                             RENT PER LEASED
                           YEAR-END                       PERCENT LEASED       SQUARE FOOT
        ----------------------------------------------    --------------     ---------------
        1996..........................................         100.0%            $ 30.66
        1995..........................................         100.0%            $ 34.50
        1994..........................................         100.0%            $ 33.57
        1993..........................................         100.0%            $ 33.32
        1992..........................................          98.0%            $ 30.79



     As of December 31, 1996, two tenants leased 10% or more of the 1740 Broadway's rentable square feet. One of these tenants, Mutual of New York ("MONY"), a large life insurance company, leases approximately 264,000 square feet (approximately 48% of the building) under three leases, one for approximately 16,000 square feet (which expires in February 1998), one for approximately 29,500 square feet (which expires in December 2000), and one for approximately 218,500 square feet (which expires in May 2016). MONY has the option to extend its lease for approximately 16,000 square feet and its lease for approximately 29,500 square feet until May 2016.



     The other of these two tenants, William Douglas McAdams, Inc., a pharmaceutical advertising company, leases approximately 63,000 square feet under a lease that expires in December 2007.



     The following table is a schedule of the annual lease expirations at 1740 Broadway as of March 31, 1997 (assuming that no tenants exercise renewal or cancellation options):



                                                                                                 ANNUAL
                                                                                                RENT PER
                                                                 PERCENTAGE      ANNUAL       LEASED SQUARE
                                  NUMBER OF    SQUARE FOOTAGE     OF TOTAL       RENT OF         FOOT OF
                                  EXPIRING      OF EXPIRING        SQUARE       EXPIRING        EXPIRING
   YEAR OF LEASE EXPIRATION        LEASES          LEASES           FEET         LEASES          LEASES
-------------------------------   ---------    --------------    ----------    -----------    -------------
1997...........................        5              8,175           1.5%     $   322,170       $ 39.41
1998...........................        2             23,171           4.2          964,123         41.61
1999...........................        3             47,180           8.5        1,913,184         40.55
2000...........................        1             29,567           5.4        1,114,131         37.68
2001...........................        0                  0           0.0                0          0.00
2002...........................        0                  0           0.0                0          0.00
2003...........................        2             44,431           8.1        1,850,613         41.65
2004...........................        2             55,904          10.1        1,714,228         30.66
2005...........................        0                  0           0.0                0          0.00
2006...........................        0                  0           0.0                0          0.00
2007 and thereafter............        6            342,873          62.2       10,229,210         29.83
                                      --
                                               --------------    ----------    -----------    -------------
SUBTOTAL/WEIGHTED AVERAGE......       21            551,301         100.0%     $18,107,659       $ 32.85
Unleased at 3/31/97............                           0             0
                                               --------------    ----------
TOTAL..........................                     551,301         100.0%



     In the 1980s, when MONY owned the building, MONY completed an estimated $40 million renovation. In addition, since 1990, approximately $3 million has been spent on various capital improvements to 1740 Broadway.



     The aggregate undepreciated tax basis of depreciable real property at 1740 Broadway for Federal income tax purposes was $69,709,134 as of December 31, 1996, and depreciation for such property is computed on the declining balance or straight-line methods over 39 years. The aggregate undepreciated tax basis of depreciable personal property associated with 1740 Broadway for Federal income tax purposes was $9,694 as of December 31, 1996, and depreciation for such property is computed on the double declining balance method or straight-line method over lives which range from 5 to 7 years.



     The current real estate tax rate for all Manhattan office properties is $10.252 per $100 of assessed value. The total annual tax for 1740 Broadway at this rate for the 1996-97 tax year is $3,871,104 (at an assessed value of $37,759,500).

ALEXANDER'S PROPERTIES


     The following table shows the location, approximate size and leasing status as of March 31, 1997 of each of Alexander's properties.

                                                            APPROXIMATE
                                          APPROXIMATE     BUILDING SQUARE       AVERAGE                                  LEASE
                                          LAND SQUARE        FOOTAGE/          ANNUALIZED                             EXPIRATION/
                                        FOOTAGE ("SF")       NUMBER OF         BASE RENT       PERCENT                  OPTION
         LOCATION           OWNERSHIP     OR ACREAGE         OF FLOORS      PER SQ. FOOT(1)    LEASED      TENANTS    EXPIRATION
--------------------------  ---------   ---------------   ---------------   ----------------   -------   -----------  -----------
OPERATING PROPERTIES
  NEW YORK:
    Rego Park -- Queens      Owned      4.8 acres            351,000/3(2)        $27.79          100%    Bed Bath &
                                                                                                         Beyond           (3)
                                                                                                         Circuit          (3)
                                                                                                         City          2008/2021
                                                                                                         Marshalls        (3)
                                                                                                         Old Navy        2021
                                                                                                         Sears
    Kings Plaza Shopping
      Center & Marina
      (Kings Plaza Mall)
      Brooklyn               50%                             427,000/2(2)(4)       30.37          81%    120 Tenants    Various
                             Owned      24.3 acres
    Fordham Road -- Bronx    Owned      92,211 SF            303,000/5            11.54            --    (5)
    Flushing -- Queens       Leased     44,975 SF            177,000/4(2)         16.35          100%    Caldor          2027
    Third Avenue -- Bronx    Owned      60,451 SF            173,000/4             4.33          100%    An              2023
                                                                                                         affiliate
                                                                                                         of Conway
                                                             ---------
                                                             1,431,000
REDEVELOPMENT PROPERTIES
    Lexington Avenue --
      Manhattan              92%                             591,000/6(6)
                             Owned      84,420 SF
    Kings Plaza Store --
      Brooklyn               Owned      Included in          339,000/4                                   Sears            (3)
                                        Shopping Center
                                        above
    Rego Park II -- Queens   Owned      6.6 acres                   --
  NEW JERSEY:
    Paramus, New Jersey      Owned      39.3 acres(7)        340,000/3(6)

---------------
(1) Average annualized base rent per square foot does not include rent for leases which had not commenced as of March 31, 1997.

(2) Excludes parking garages operated for the benefit of Alexander's.

(3) The Bed Bath & Beyond, Circuit City and Old Navy leases are expected to commence in the second quarter of 1997. The Sears lease is expected to commence in the last quarter of 1997.

(4) Excludes approximately 150,000 square feet of enclosed, common area space.

(5) Caldor rejected its lease effective June 6, 1997.

(6) Alexander's is evaluating redevelopment plans for these sites which may involve razing the existing buildings.

(7) Approximately 9 acres are subject to condemnation.

INSURANCE

     The Operating Partnership carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to its properties with policy specifications and insured limits customarily carried for similar properties. Management of the Operating Partnership believes that the Operating Partnership's insurance coverage conforms to industry norms.

INDEBTEDNESS



     All of the encumbrances referred to in the table of Vornado properties on page 17, except those related to the Office Properties, North Plainfield, Montehiedra and Garfield, are cross-collateralized under a blanket mortgage in the amount of $227,000,000, which matures December 2000, bears interest at a fixed rate of 6.36% and is prepayable. The details of the mortgages collateralized by Two Penn Plaza, Eleven Penn Plaza and Montehiedra are as follows:



                                                                       Interest
         Property              Principal          Maturity               Rate           Amortization
---------------------------   -----------     ----------------     ----------------     ------------
Two Penn Plaza.............   $80,000,000     May 2005             6.50%(Libor+.625%)   None
Eleven Penn Plaza..........    53,454,000     May 2007             8.39%                25 Year
Montehiedra................    63,000,000     April 2007/2009      8.23%                30 Year



     The other remaining mortgages and notes payable aggregate $87,476,000, mature on average over the next 4.5 years and bear an average interest rate of 7.81%.



     Vornado has historically maintained a relatively low level of debt to market capitalization. At July 17, 1997, the ratio of debt to market capitalization was 30% based on debt of $714,000,000 and market equity of $2,400,000,000. In the future, in connection with its strategy for growth, this percentage may increase. This policy may be reviewed and modified from time to time by Vornado without the vote of shareholders.


ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by this item appears under the caption "Principal Security Holders" on pages 10 through 12 of Vornado's Proxy Statement and Notice of Annual Meeting of Shareholders to be held on May 28, 1997 (the "Proxy Statement"), copies of which are attached as an exhibit to this Form 10 and incorporated by reference herein.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The Operating Partnership is managed by Vornado, its general partner. The following is a list of the names, ages, principal occupations and positions with Vornado of the executive officers and the positions held by such officers during the past five years. All executive officers of Vornado have terms of office which run until the next succeeding meeting of the Board of Trustees of Vornado following the Annual Meeting of Shareholders unless they are removed sooner by the Board.

                                             PRINCIPAL OCCUPATION, POSITION AND OFFICE
                                      (CURRENT AND DURING PAST FIVE YEARS WITH VORNADO UNLESS
             NAME               AGE                      OTHERWISE STATED)
------------------------------  ---   --------------------------------------------------------
Steven Roth...................  55    Chairman of the Board, Chief Executive Officer and
                                      Chairman of the Executive Committee of the Board; the
                                      Managing General Partner of Interstate Properties, a
                                      developer and operator of shopping centers and an
                                      investor in securities and partnerships; Chief Executive
                                      Officer of Alexander's, Inc. since March 2, 1995 and a
                                      Director since 1989; Director of Insituform
                                      Technologies, Inc.
Michael D. Fascitelli.........  40    President and a Trustee since December 2, 1996; Director
                                      of Alexander's, Inc. since December 2, 1996; Partner at
                                      Goldman, Sachs & Co. in charge of its real estate
                                      practice from December 1992 to December 1996; and Vice
                                      President at Goldman, Sachs & Co., prior to December
                                      1992.
Bernard Mendik................  67    Co-Chairman of the Board since April 28, 1997 and Chief
                                      Executive Officer of the Mendik Division since April 15,
                                      1997; Chairman of the Board of Directors of Mendik
                                      Realty from 1990 until April 15, 1997.
David R. Greenbaum............  45    President of the Mendik Division since April 15, 1997;
                                      President of Mendik Realty from 1990 until April 15,
                                      1997.
Richard T. Rowan..............  50    Vice President -- Real Estate
Joseph Macnow.................  51    Vice President -- Chief Financial Officer; Vice
                                      President -- Chief Financial Officer of Alexander's,
                                      Inc. since August 1995

     Information relating to the Directors of the Registrant appears on pages 3 through 4 of the Proxy Statement, copies of which are attached as an exhibit to this Form 10 and incorporated by reference herein.

ITEM 6.  EXECUTIVE COMPENSATION

     The Operating Partnership is managed by Vornado, its general partner. The information required by this item appears under the caption "Executive Compensation" on pages 14 through 19 of the Proxy Statement, copies of which are attached as an exhibit to this Form 10 and incorporated by reference herein.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by this item appears under the caption "Executive Compensation -- Certain Transactions" on pages 19 through 22 of the Proxy Statement, copies of which are attached as an exhibit to this Form 10 and incorporated by reference herein.

ITEM 8.  LEGAL PROCEEDINGS

     The Operating Partnership is from time to time involved in legal actions arising in the ordinary course of its business. In the opinion of management, after consultation with legal counsel, the outcome of such matters will not have a material effect on the Operating Partnership's financial condition or results of operations.

ITEM 9.  MARKET PRICE AND DISTRIBUTION

     There is no established public trading market for the units of the Operating Partnership. As of June 11, 1997, there were 211 holders of record of units.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the Mendik Transaction in April 1997, the Operating Partnership issued 2,841,524 units to the Mendik Group and certain of its affiliates pursuant to an offer that satisfied the requirements of the exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The Operating Partnership has issued five classes of units of limited partnership interests: Class A Units, Class C Units, Class D Units, Class E Units, and Series A Preferred Units (collectively, the "Units"). The material terms of the Units, including a description of the different classes of Units to be issued by the Operating Partnership and a summary of certain provisions of the First Amended and Restated Agreement of Limited Partnership, dated as of April 15, 1997 (the "Partnership Agreement"), of the Operating Partnership, are set forth below. The following description of the terms and provisions of the Units and certain other matters does not purport to be complete and is subject to, and qualified in its entirety by, reference to applicable provisions of Delaware law and the Partnership Agreement. A copy of the Partnership Agreement is filed as an exhibit hereto and incorporated by reference herein.

GENERAL

     Holders of Units hold a limited partnership interest in the Operating Partnership, and all holders of Units are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. Holders of Units will have the rights to which limited partners are entitled under the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"). The Units are not listed on any exchange or quoted on any national market system. The Partnership Agreement imposes certain restrictions on the transfer of Units, as described below. Distributions will vary among the classes of holders of Units. See
" -- Distributions; Allocations of Income and Loss" and " -- Series A Preferred Units" below.

PURPOSES, BUSINESS AND MANAGEMENT

     The purpose of the Operating Partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Partnership Act, except that the Partnership Agreement requires the business of the Operating Partnership to be conducted in such a manner that will permit Vornado to be classified as a REIT under Section 856 of the Code, unless Vornado ceases to qualify as a REIT for any reason. In furtherance of the foregoing, the Operating Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

     Vornado, as the general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances discussed below. No limited partner may take part in the operation, management or control of the business of the Operating Partnership by virtue of being a holder of Units.

     In particular, the limited partners expressly acknowledge in the Partnership Agreement that the general partner is acting on behalf of the Operating Partnership's limited partners and Vornado's shareholders collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. Vornado and its trustees and officers will have no liability to the Operating Partnership or to any partner or assignee for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if Vornado acted in good faith.

ABILITY OF VORNADO TO ENGAGE IN OTHER BUSINESSES; CONFLICTS OF INTEREST

     Vornado generally may not conduct any business other than through the Operating partnership without the consent of the holders of a majority of the limited partnership interests (not including the limited partnership interests held by Vornado in its capacity as a limited partner in the Operating Partnership). Other persons (including officers, trustees, employees, agents and other affiliates of Vornado) are not prohibited under the Partnership Agreement from engaging in other business activities and are not required to present any business opportunities to the Operating Partnership. In addition, the Partnership Agreement does not prevent another person or entity that acquires control of Vornado in the future from conducting other businesses or owning other assets, even though such businesses or assets may be ones that it would be in the best interests of the limited partners for the Operating Partnership to own.

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     The Partnership Agreement provides for distributions, as determined in the manner provided in the Partnership Agreement, to Vornado and the limited partners in proportion to their percentage interest in the Operating Partnership, subject to the distribution preferences described below. As general partner of the Operating Partnership, Vornado will have the exclusive right to declare and cause the Operating Partnership to make distributions as, when and if Vornado deems appropriate or desirable in its sole discretion. For so long as Vornado elects to qualify as a REIT, Vornado will make reasonable efforts (as determined by it in its sole discretion) to make distributions to partners in amounts such that Vornado will be able to pay shareholder dividends that will satisfy the requirements for qualification as a REIT and avoid any Federal income or excise tax liability to Vornado. The Partnership Agreement provides for the allocation to the general partner and the limited partners of items of Operating Partnership's income and loss.

     Generally , the value of each Unit, regardless of its class, will equate to one common share of beneficial interest, par value $0.04 per share ("Common Share"), of Vornado (with the exception of the Series A Preferred Units which will equate to one $3.25 Series A Preferred Share of Beneficial Interest, liquidation preference $50.00 per share ("Series A Preferred Share") of Vornado); however, Class C, Class D, Class E and Series A Preferred Units have special priorities in the distributions paid by the Operating Partnership. The Partnership Agreement provides that the Operating Partnership will make distributions (as, when and if declared by Vornado) in the order of preference provided for in the Partnership Agreement. The order of preference in the Partnership Agreement provides that distributions will be paid first to Vornado as necessary to enable Vornado to pay REIT Expenses and then to holders of preferred units as required by the terms of such preferred units. See "-- Series A Preferred Units" below. The Partnership Agreement defines "REIT Expenses" to mean (i) costs and expenses relating to the continuity of existence of Vornado and any Person in which Vornado owns an equity interest, (ii) costs and expenses relating to any offer or registration of securities by Vornado, (iii) costs and expenses associated with preparing and filing periodic reports of Vornado under federal, state and local laws (including SEC filings), (iv) costs and expenses associated with Vornado's compliance with laws, rules and regulations applicable to it, and (v) all other operating or administrative expenses incurred by Vornado in the ordinary course of its business.

     Thereafter, distributions will be paid first to holders of limited partnership interests of any class ranking senior (as to distributions or redemption or voting rights) to Class C Units, Class D Units and Class E Units, if any class of such Units is then outstanding. Distributions will be paid second to holders of Class D Units and Class E Units (pro rata based on the ratio of the total number of Class D Units or Class E Units, as applicable, to the aggregate number of Class D Units and Class E Units taken together on the relevant Partnership Record Date) for any unpaid past cumulated distributions and then to holders of Class D and Class E Units a quarterly amount equal to $1.0075 per Unit. Distributions will be paid third to Class C Unit holders for any unpaid past cumulated distributions and then to holders of Class C Units a quarterly amount equal to $0.845 per Unit. Class C Unit holders will also share in any distribution per quarter to Class A Unit holders above $0.845 per Unit, and Class D and Class E Unit holders will share in any distribution per quarter above $1.0075 per Unit.

     Class C Units will automatically convert to Class A Units when the distributions per quarter paid to holders of Class A Units equals the per quarter distribution specified above for Class C Unit holders for four consecutive quarters following the Consolidation. Class D and Class E Units will automatically convert to Class A Units when the distributions per quarter paid to holders of Class A Units equals the per quarter distribution specified above for Class D and Class E Unit holders for four consecutive quarters following the Consolidation. Until such time as all Class C, Class D and Class E Units have been converted into Class A Units, the Partnership Agreement prohibits the Operating Partnership from issuing any class of limited partnership interests ranking senior (as to distributions or redemption or voting rights) to Class C Units or Class D Units or Class E Units, unless either (1) such limited partnership interests are substantially similar to the terms of securities issued by Vornado and the proceeds of the issuance of such securities have been contributed to the Operating Partnership or (2) the issuance of such limited partnership interests has been approved by the holders of a majority of the Class C, Class D and Class E Units issued in the Consolidation and then outstanding (taken together as a group).

     Prior to the automatic conversion of Class C Units to Class A Units and prior to the automatic conversion of Class D and Class E Units to Class A Units as described above, Vornado is permitted to cause the Operating Partnership to make a distribution to holders of Class A Units of cash (subject to an aggregate maximum amount for both such distributions of $1,500,000) representing any funds from operations that could have been and were not distributed to holders of Class A Units (without requiring pro rata distributions to holders of Class C Units or Class D and Class E Units, as applicable) during the twelve calendar quarters preceding the quarter in which such distribution is made.

LIABILITY OF VORNADO AND LIMITED PARTNERS

     Vornado, as general partner of the Operating Partnership, will be liable for all general recourse obligations of the Operating Partnership to the extent not paid by the Operating Partnership. Vornado will not be liable for the nonrecourse obligations of the Operating Partnership.

     The limited partners in the Operating Partnership will not be required to make additional contributions to the Operating Partnership. Assuming that a limited partner does not take part in the control of the business of the Operating Partnership and otherwise acts in conformity with the provisions of the Partnership Agreement, the liability of a limited partner for obligations of the Operating Partnership under the Partnership Agreement and the Partnership Act will be limited, subject to certain exceptions, generally to the loss of such limited partner's investment in the Operating Partnership represented by his or her Units. Under the Partnership Act, a limited partner may not receive a distribution from the Operating Partnership if, at the time of the distribution and after giving effect thereto, the liabilities of the Operating Partnership, other than liabilities to parties on account of their interests in the Operating Partnership and liabilities for which recourse is limited to specified property of the Operating Partnership, exceed the fair value of the Operating Partnership's assets, other than the fair value of any property subject to nonrecourse liabilities of the Operating Partnership, but only to the extent of such liabilities. The Partnership Act provides that a limited partner who receives a distribution knowing at the time that it violates the foregoing prohibition is liable to the Operating Partnership for the amount of the distribution. Unless otherwise agreed, such a limited partner will not be liable for the return of such distribution after the expiration of three years from the date of such distribution.

     The Operating Partnership has qualified to conduct business in the State of New York and may qualify in certain other jurisdictions. Maintenance of limited liability may require compliance with certain legal requirements of those jurisdictions and certain other jurisdictions. Limitations on the liability of a limited partner for the obligations of a limited partnership have not been clearly established in many jurisdictions. Accordingly, if it were determined that the right, or exercise of the right by the limited partners, to make certain amendments to the Partnership Agreement or to take other action pursuant to the Partnership Agreement constituted "control" of the Operating Partnership's business for the purposes of the statutes of any relevant jurisdiction, the limited partners might be held personally liable for the Operating Partnership's obligations.

EXCULPATION AND INDEMNIFICATION OF VORNADO

     The Partnership Agreement generally provides that Vornado, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, if Vornado carried out its duties in good faith. In addition, Vornado is not responsible for any misconduct or negligence on the part of its agents, provided Vornado appointed such agents in good faith. Vornado may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that Vornado reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     The Partnership Agreement also provides for indemnification of Vornado, the trustees and officers of Vornado and such other persons as Vornado, may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with the proceeding unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

REMOVAL OF THE GENERAL PARTNER; TRANSFER OF VORNADO'S INTERESTS

     The Partnership Agreement provides that the limited partners may not remove Vornado as general partner of the Operating Partnership with or without cause. In addition, the Partnership Agreement prohibits Vornado from selling all or substantially all of its assets or entering into a merger or engaging in a reclassification, recapitalization or change of the terms of any of its outstanding Common Shares unless, in connection therewith, all limited partners (other than Vornado and entities controlled by it) will have the right to elect to receive, or will receive, for each Unit an amount of cash, securities or other property equal to the Conversion Factor (as defined in the Partnership Agreement) multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to such Unit in consideration of one such share.

     The Partnership Agreement does not prevent a transaction in which another entity acquires control (or all of the shares) of Vornado and that other entity owns assets and conducts businesses outside of the Operating Partnership.

RESTRICTIONS ON TRANSFERS OF UNITS BY LIMITED PARTNERS

     Generally, the limited partners may not transfer any of their rights as a limited partner for a period of one year after the closing of the Consolidation without the consent of Vornado, which consent Vornado may withhold in its sole discretion. Any attempted transfer in violation of this restriction will be void ab initio and without any force or effect. Beginning one year after the closing of the Consolidation, such limited partners (other than Vornado and certain members of the Mendik Group and its affiliates) may transfer all or any portion of their Units without restriction as long as they satisfy certain requirements set forth in the Partnership Agreement. In addition, such limited partners (other than Vornado) may dispose of their Units following the expiration of an initial holding period of one or two years after the closing of the Consolidation (the "Initial Holding Period") by exercising their Unit Redemption Right(as defined below). See "-- Redemption of Units" below.

     The right of any permitted transferee of Units to become a substituted limited partner is subject to the consent of Vornado, which consent Vornado may withhold in its sole and absolute discretion. If Vornado does not consent to the admission of a transferee of Units as a substituted limited partner, then the transferee will succeed to the economic rights and benefits attributable to such Units (including the Unit Redemption Right described below), but will not become a limited partner or possess any other rights of limited partners (including the right to vote).

REDEMPTION OF UNITS

     At any time after the Initial Holding Period (subject to certain limitations), holders of Units (other than Series A Preferred Units) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Common Share for each Unit redeemed or, at the option of Vornado, one Common Share for each Unit tendered (the "Unit Redemption Right"). Subject to certain limitations, holders of Units (other than Vornado) may exercise their Unit Redemption Right by providing notice to the Operating Partnership after the expiration of the Initial Holding Period. Unless Vornado elects to assume and perform the Operating Partnership's obligation with respect to the Unit Redemption Right, as described below, a redeeming limited partner will receive cash from the Operating Partnership in an amount equal to the market value of the Units to be redeemed. The market value of a Unit for this purpose will be equal to the average of the closing trading price of a Common Share on the New York Stock Exchange for the ten trading days before the day on which the redemption notice was given (the "Cash Redemption Price"). In lieu of the Operating Partnership's acquiring the Units for cash, Vornado will have the right (except as described below, if the Common Shares are not publicly traded) to elect to acquire the Units directly from a limited partner exercising the Unit Redemption Right, in exchange for either cash or Common Shares, and, upon such acquisition, Vornado will become the owner of such Units. In addition, any Class C, Class D or Class E Units acquired by Vornado in connection with satisfaction of the Unit Redemption Right will automatically convert to Class A Units upon acquisition by Vornado. Upon exercise of the Unit Redemption Right, the limited partner's right to receive distributions for the Units so redeemed or exchanged will cease. At least 1,000 Units (or all remaining Units owned by the limited partner if less than 1,000 Units) must be redeemed each time the Unit Redemption Right is exercised. The redemption generally will occur on the tenth business day (or, if Vornado's Common Shares are not then publicly traded, the 30th business day) after the notice to the Operating Partnership, except that no redemption or exchange can occur if delivery of Common Shares would be prohibited either under the provisions of Vornado's Declaration of Trust or under applicable Federal or state securities laws as long as the Common Shares are publicly traded.

     In addition to the foregoing, during the period from the 91st day after the closing of the Consolidation until the first anniversary of the Consolidation holders of Class E Units will have the right to redeem those Units for cash at a 6% discount from the then applicable Cash Redemption Price.

     In the event that a limited partner exercises his or her Unit Redemption Right within two years of the closing of the Consolidation then:

          (i) if such partner's Units are redeemed or purchased for cash, the receipt of such cash will be conditioned upon Vornado's satisfaction that any Transfer Taxes payable by reason of such partner's failure to satisfy the retention requirement are paid or adequately provided for; and

          (ii) if Vornado purchases such partner's Units for Common Shares then, as a condition to receiving such Common Shares, the redeeming partner will be required to place in escrow with the Operating Partnership an amount equal to the transfer taxes which would have been incurred by reason of such partner's failure to satisfy the retention requirement if such partner had disposed of such Common Shares on the date of such partner's exercise of the Unit Redemption Right. To the extent not used to pay transfer taxes, the escrowed funds will be released to the partner two years after the Consolidation.

     In the event that the Common Shares are not publicly traded but another entity whose shares are publicly traded owns more than 50% of the shares of Vornado (referred to as the "Parent Entity"), the Unit Redemption Right will be determined by reference to the publicly-traded stock of the Parent Entity and the general partner will have the right to elect to acquire the Units to be redeemed for publicly traded stock of the Parent Entity. In the event that the Common Shares are not publicly traded and there is no Parent Entity with publicly-traded stock, the Unit Redemption Right would be based upon the fair market value of the Operating Partnership's assets at the time the Unit Redemption Right is exercised (as determined in good faith by Vornado), and Vornado and the Operating Partnership would be obligated to satisfy the Unit Redemption Right in cash, payable on the thirtieth business day after notice to the Operating Partnership of exercise of the Unit Redemption Right.

NO WITHDRAWAL BY LIMITED PARTNERS

     No limited partner has the right to withdraw from or reduce his or her capital contribution to the Operating Partnership, except as a result of the redemption, exchange or transfer of Units pursuant to the terms of the Partnership Agreement.

ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

     Vornado is authorized, without the consent of the limited partners, to cause the Operating Partnership to issue limited partnership interests to Vornado, to the limited partners and to other persons for such consideration and upon on such terms and conditions as Vornado deems appropriate. The Operating Partnership also may issue partnership interests in different series or classes. Until such time as all Class C, Class D and Class E Units issued in the Consolidation are no longer outstanding (whether by conversion, redemption or otherwise), the Partnership Agreement prohibits the Operating Partnership from issuing any class of limited partnership interests ranking senior (as to distributions or redemption or voting rights) to Class C Units or Class D Units or Class E Units, unless either (1) such limited partnership interests are substantially similar to the terms of securities issued by Vornado and the proceeds of the issuance of such securities have been contributed to the Operating Partnership or (2) the issuance of such limited partnership interests has been approved by the holders of a majority of the Class C, Class D and Class E Units issued in the Consolidation and then outstanding (taken together as a group). If Units are issued to Vornado, then Vornado must issue shares of beneficial interest in connection therewith and must contribute to the Operating Partnership the proceeds received by Vornado from such issuance. Consideration for partnership interests may be cash or any property or other assets permitted by the Partnership Act. No limited partner has preemptive, preferential or similar rights with respect to capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

MEETINGS; VOTING

     Meetings of the limited partners may be proposed and called only by Vornado. Limited partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action so taken are signed by limited partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting of the limited partners at which all limited partners entitled to vote on such action were present. On matters in which limited partners are entitled to vote, each limited partner (including Vornado to the extent it holds Units) will have a vote equal to the number of Units he or she holds. At this time, there is no voting preference among the classes of Units. A transferee of Units who has not been admitted as a substituted limited partner with respect to such Units will have no voting rights with respect to such Units (even if such transferee holds other Units as to which it has been admitted as a limited partner) and Units owned by such transferee will be deemed to be voted on any matter in the same proportion as all other interests held by limited partners are voted. The Partnership Agreement does not provide for annual meetings of the limited partners, and the Operating Partnership has been informed by Vornado that it does not anticipate calling such meetings.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed only by Vornado. Subject to the limitations described below, Vornado will generally have the power, without the consent of any limited partners, to amend the Partnership Agreement as may be required to reflect any changes to the agreement that Vornado deems necessary or appropriate in its sole discretion, provided that such amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by the special voting provisions described below.

     The Partnership Agreement provides that it generally may not be amended with respect to any partner adversely affected by such amendment without the consent of such partner if the amendment would (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) amend Section 7.11.A of the Partnership Agreement (prohibiting Vornado from taking any action in contravention of an express prohibition or limitation in the Partnership Agreement without the written consent of all partners adversely affected thereby or such lower percentage as may be specifically provided for in the Partnership Agreement or under Delaware law), (iv) amend Article V (describing distributions), Article VI (describing allocations of income and loss for capital account purposes), or Section 13.2.A(3) (providing for distributions, after payment of partnership debts, among partners according to their capital accounts in connection with a winding up of the Operating Partnership), (v) amend Section 8.6 (providing redemption rights) or (vi) amend the provision being described in this paragraph.

     In addition, except with the consent of a majority of the limited partners (excluding Vornado and entities controlled by it) Vornado may not amend Section 4.2.A (authorizing issuance of additional limited partnership interests),
Section 5.1.C (requiring that if Vornado is not a REIT or a publicly traded entity it must for each taxable year make cash distributions equal to at least 95% of the Operating Partnership's taxable income), Section 7.5 (prohibiting Vornado from conducting any business other than in connection with the ownership of interests in the Operating Partnership except with the consent of a majority of the limited partners, excluding Vornado and any entity it controls), Section
7.6 (limiting the Operating Partnership's ability to enter transactions with affiliates), Section 7.8 (describing limits on partners' liabilities to the Operating Partnership), Section 11.2 (limiting Vornado's ability to transfer its interests in the Operating Partnership), Section 13.1 (describing the manner and circumstances in which the Operating Partnership will be dissolved), Section 14.1.C (setting forth the limitations on amendments being described in this paragraph) and Section 14.2 (describing the rules governing meetings of partners).

BOOKS AND REPORTS

     Vornado is required to keep the Operating Partnership's books and records at the principal office of the Operating Partnership. The books of the Operating Partnership are required to be maintained for financial and tax reporting purposes on an accrual basis. The limited partners will have the right, subject to certain limitations, to receive copies of the most recent Commission filings by Vornado, the Operating Partnership's Federal, state and local income tax returns, a list of limited partners, the Partnership Agreement and the partnership certificate and all amendments thereto.

     Vornado may keep confidential from the limited partners any information that Vornado believes to be in the nature of trade secrets or other information the disclosure of which Vornado in good faith believes is not in the best interests of the Operating Partnership or which the Operating Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     Vornado will furnish to each limited partner, no later than the date on which Vornado mails its annual report to its shareholders, an annual report containing financial statements of the Operating Partnership (or Vornado, if it prepares consolidated financial statements including the Operating Partnership) for each fiscal year, including a balance sheet and statements of operations, cash flow, partners' equity and changes in financial position. The financial statements will be audited by a nationally recognized firm of independent public accountants selected by Vornado. In addition, if and to the extent that Vornado mails quarterly reports to its shareholders, Vornado will furnish to each limited partner, no later than the date on which Vornado mails such reports to its shareholders, a report containing unaudited financial statements of the Operating Partnership (or Vornado) as of the last day of the calendar quarter and such other information as may be required by applicable law or regulation or as Vornado deems appropriate.

     Vornado will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for Federal and state income tax reporting purposes.

POWER OF ATTORNEY

     Pursuant to the terms of the Partnership Agreement, each limited partner and each assignee appoints Vornado, any liquidator, and the authorized officers and attorneys-in-fact of each, as such limited partner's or assignee's attorney-in-fact to do the following: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices various certificates, documents and other instruments (including, among other things, the Partnership Agreement and the certificate of limited partnership and all amendments or restatements thereof) that Vornado deems appropriate or necessary to effectuate the terms or intent of the Partnership Agreement. The Partnership Agreement provides that such power of attorney is irrevocable, will survive the subsequent incapacity of any limited partner and the transfer of all or any portion of such limited partner's or assignee's Units and will extend to such limited partner's or assignee's heirs, successors, assigns and personal representatives.

DISSOLUTION, WINDING UP AND TERMINATION

     The Operating Partnership will continue until December 31, 2095 (as such date may be extended by the general partner in its sole discretion), unless sooner dissolved and terminated. The Operating Partnership will be dissolved prior to the expiration of its term, and its affairs wound up upon the occurrence of the earliest of (i) the withdrawal of Vornado as general partner without the permitted transfer of Vornado's interest to a successor general partner (except in certain limited circumstances); (ii) the sale of all or substantially all of the Operating Partnership's assets and properties (subject to certain exceptions set forth in the Partnership Agreement); (iii) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Partnership Act; (iv) the entry of a final non-appealable order for relief in a bankruptcy proceeding of the general partner, or the entry of a final non-appealable judgment ruling that the general partner is bankrupt or insolvent (except that, in either such case, in certain circumstances the limited partners (other than Vornado) may vote to continue the Operating Partnership and substitute a new general partner in place of Vornado); or (v) on or after January 1, 2046, on election by Vornado, in its sole and absolute discretion. Upon dissolution, Vornado, as general partner, or any liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds therefrom in the order of priority set forth in the Partnership Agreement.

TERMS OF SERIES A PREFERRED UNITS

     The Operating Partnership currently has 5,750,000 Series A Preferred Units outstanding with terms that substantially mirror the economic terms of the Series A Preferred Shares of Vornado. All of the Series A Preferred Units are owned and held by Vornado.

Ranking

     The Series A Preferred Units will rank senior to the Junior Units (as defined below) with respect to payment of distributions and amounts upon liquidation, dissolution or winding up of the general partner or the Operating Partnership. While any Series A Preferred Units are outstanding, the general partner may not authorize the creation of units of any class or series or any interest in the Operating Partnership convertible into units of any class or series ranking prior to the Series A Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the general partner or the Operating Partnership or in the payment of distributions unless (i) such units are issued to the general partner, (ii) the distribution and redemption (but not voting) rights of such units are substantially similar to the terms of securities issued by the general partner and (iii) the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Operating Partnership. However, the General Partner may create additional classes of units or issue series of preferred units ranking on a parity with the Series A Preferred Units with respect, in each case, to the payment of distributions and amounts upon liquidation, dissolution and winding up (a "Parity Unit") without the consent of any holder of Series A Preferred Units. As used herein, the term "Junior Unit" means the Class A, Class C, Class D and Class E Units, and any other class of units of the Operating Partnership now or hereafter issued and outstanding that ranks junior to the Series A Preferred Units as to the payment of distributions or amounts upon liquidation, dissolution and winding up of the general partner or the Operating Partnership.

Distributions

     Vornado, in its capacity as the holder of the Series A Preferred Units, shall be entitled to receive, when, as and if declared by the general partner, distributions payable in cash at the rate per annum of $3.25 per Series A Preferred Unit (the "Annual Distribution Rate"). Such distributions are cumulative and payable quarterly, when, as and if authorized and declared by the general partner, in arrears on the first calendar day of January, April, July and October of each year, commencing July 1, 1997. Distributions are cumulative from the most recent distribution payment date to which distributions have been paid. Accrued and unpaid distributions for any past distribution periods may be declared and paid at any time, without reference to any regular Distribution Payment Date.

     No distribution will be declared or paid on any Parity Unit unless full cumulative distributions have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series A Preferred Units for all prior dividend periods; provided, however, that if accrued distributions on the Series A Preferred Units for all prior distribution periods have not been paid in full then any distribution declared on the Series A Preferred Units for any distribution period and on any Parity Unit will be declared ratably in proportion to accrued and unpaid distributions on the Series A Preferred Units and such Parity Units.

     The Operating Partnership will not (i) declare, pay or set apart funds for the payment of any distribution with respect to any Junior Units (other than in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Units (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the general partner or any subsidiary, or redemptions for the purpose of preserving Vornado's qualification as a REIT), unless (A) all cumulative distributions with respect to the Series A Preferred Units and any Parity Units at the time such distributions are payable have been paid or funds have been set apart for payment of such distributions and (B) sufficient funds have been paid or set apart for the payment of the distribution for the current distribution period with respect to the Series A Preferred Units and any Parity Units.

Redemption

     Except in connection with the redemption of the Series A Preferred Shares by the General Partner as permitted by the Amended and Restated Declaration of Trust (the "Declaration of Trust") of Vornado in order to preserve Vornado's status as a REIT, the Series A Preferred Units are not redeemable prior to April 1, 2001. On and after April 1, 2001, the general partner may, at its option, cause the Operating Partnership to redeem the Series A Preferred Units for Class A Units, in whole or in part, at any time, provided that the general partner shall redeem an equivalent number of Series A Preferred Shares. Such redemption of Series A Preferred Units will occur substantially concurrently with the redemption by the general partner of such Series A Preferred Shares (the "Redemption Date"). Upon redemption of Series A Preferred Units by the general partner on the Redemption Date, each Series A Preferred Unit so redeemed will be converted into a number of Class A Units equal to the aggregate Liquidation Preference (as defined below) of the Series A Preferred Units being redeemed divided by the Conversion Price (as defined below) as of the opening of business on the Redemption Date.

     Upon any redemption of Series A Preferred Units, the Operating Partnership will pay any accrued and unpaid distributions in arrears for any distribution period ending on or prior to the Redemption Date. If the Redemption Date falls after a dividend payment record date and prior to the corresponding dividend payment date, then the general partner, in its capacity as the holder of Series A Preferred Units, will be entitled to distributions payable on the equivalent number of Series A Preferred Units as the number of the Series A Preferred Shares with respect to which the general partner is required, pursuant to the terms of the Declaration of Trust, to pay to the holders of Series A Preferred Shares at the close of business on such dividend payment record date for the Series A Preferred Shares who, pursuant to such Declaration of Trust, are entitled to the dividend payable on such Series A Preferred Shares on the corresponding dividend payment date notwithstanding the redemption of such Series A Preferred Shares before such dividend payment date. Except as provided above, the Operating Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Units called for redemption or on the Class A Units issued upon such redemption.

     If full cumulative distributions on the Series A Preferred Units and any other series or class or classes of Parity Units of the Operating Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series A Preferred Shares or shares of beneficial interest ranking on a parity with such Series A Preferred Shares as permitted under the Declaration of Trust in order to maintain Vornado's status as a REIT, the Series A Preferred Units may not be redeemed in part and the Operating Partnership may not purchase, redeem or otherwise acquire Series A Preferred Units or any Parity Units other than in exchange for Junior Units.

Liquidation Preference

     In the event of any liquidation, dissolution or winding up of the Operating Partnership or the general partner, whether voluntary or involuntary, before any payment or distribution of the assets of the Operating Partnership are made to or set apart for the holders of Junior Units, the general partner, in its capacity as the holder of the Series A Preferred Units is entitled to receive $50.00 per Series A Preferred Unit (the "Liquidation Preference") plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the general partner, in its capacity as such holder, and no more.

     If, upon any such liquidation, dissolution or winding up of the Operating Partnership or the general partner, the assets of the Operating Partnership, or proceeds thereof, distributable to the general partner, in its capacity as the holder of Series A Preferred Units, is insufficient to pay in full the Liquidation Preference and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, will be distributed among the general partner, in its capacity as the holder of such Series A Preferred Units, and the holders of any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series A Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. None of:
(i) a consolidation or merger of the Operating Partnership or the general partner with one or more entities, (ii) a statutory share exchange by the Operating Partnership or the general partner and (iii) a sale or transfer of all or substantially all of the Operating Partnership's or the general partner's assets, will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Operating Partnership or General Partner.

Conversion Rights

     The general partner, in its capacity as the holder of Series A Preferred Units, has the right to convert all or a portion of such Series A Preferred Units into a number of Class A Units (provided that an equivalent number of Series A Preferred Shares are substantially concurrently therewith being converted into Common Shares) obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Units by the Conversion Price (as defined below); provided, however, that the right to convert Series A Preferred Units called for redemption will terminate at the close of business on the Redemption Date fixed for such redemption, unless the Operating Partnership defaults in making payment of the Class A Units and any cash payable upon such redemption.

     "Conversion Price" means the conversion price per Common Share for which the Series A Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to the terms of the Series A Preferred Shares and the Declaration of Trust. The initial conversion price is $72.75 (equivalent to a conversion rate of 0.68728 Common Shares for each Series A Preferred Share). The Conversion Price will be adjusted from time to time at the same time and in a like manner as set forth in the Declaration of Trust.

Voting Rights

     Except as may be required by law, the general partner, in its capacity as the holder of the Series A Preferred Units, is not be entitled to vote at any meeting of the partners or for any other purpose or otherwise to participate in any action taken by the Operating Partnership or the partners, or to receive notice of any meeting of the partners.

ITEM 12.  INDEMNIFICATION OF TRUSTEES AND OFFICERS

     The Operating Partnership is managed by Vornado, which owns an approximate 90.4% interest in, and serves as general partner of the Operating Partnership.

     The Partnership Agreement provides, generally, for the indemnification of an "Indemnitee" against losses, claims, damages, liabilities, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts that relate to the operations of the Operating Partnership unless it is established that (i) the act of omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or
(iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes (i) any person made a party to a proceeding by reason of its status as (A) the general partner of the Operating Partnership, (B) a limited partner of the Operating Partnership or (C) an officer of the Operating Partnership or a trustee, officer or shareholder of Vornado and (ii) such other persons (including affiliates of Vornado or the Operating Partnership) as Vornado may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the Operating Partnership, and in no event may an Indemnitee subject the limited partners of the Operating Partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions or otherwise, the Operating Partnership has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. The Operating Partnership has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

     Vornado's Bylaws require it to indemnify (a) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, (b) any trustee or officer who, at the request of Vornado, serves or has served another trust, corporation or other entity as a director, officer, partner, or trustee and (c) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, Vornado's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status provided that Vornado shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by Vornado if it shall ultimately be determined that the applicable standard of conduct was not met. Vornado's Bylaws also (i) permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in such capacity and to any employee or agent of Vornado or a predecessor of Vornado, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations and (iii) permit Vornado to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland Corporations. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of Vornado pursuant to the foregoing provisions or otherwise, Vornado has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, the indemnification may be limited by state securities laws.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     See Index to Financial Statements on Page F-1 of the Registration
Statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT AUDITORS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not applicable.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements and Financial Statement Schedules

     See "Index to Financial Statements" on page F-1 of this Form 10.

     In addition, the following financial statements are filed as exhibits hereto and are incorporated by reference herein:

          (i) Consolidated Financial Statements for the years ended December 31, 1996, 1995 and 1994 for Vornado Realty Trust (including independent auditors' report);

          (ii) Consolidated Financial Statements and Financial Statement Schedules for the quarterly period ended March 31, 1997 for Vornado Realty Trust;

          (iii) Financial statements for the years ended December 31, 1996, 1995 and 1994 for Two Penn Plaza Associates L.P. (a Limited Partnership) (including independent auditors' report);

          (iv) Combined financial statements for the years ended December 31, 1996, 1995 and 1994 for
     M Eleven Associates, M 393 Associates and Eleven Penn Plaza Company (General Partnerships) (including independent auditors' report);

          (v) Financial statements for the years ended December 31, 1996, 1995 and 1994 for 1740 Broadway Associates, L.P. (a Limited Liability Company) (including independent auditors' report);

          (vi) Financial statements for the years ended December 31, 1996, 1995 and 1994 for 866 U.N. Plaza Associates LLC (a Limited Liability Company) (including independent auditors' report);

          (vii) Financial statements for the years ended December 31, 1996, 1995 and 1994 for Two Park Company (a New York general partnership) (including independent auditors' report);

          (viii) Financial statements for the years ended December 31, 1996, 1995 and 1994 for B&B Park Avenue L.P. (a Limited Partnership) (including independent auditors' report);

          (ix) Consolidated Financial Statements for the years ended December 31, 1996, 1995 and 1994 for Alexander's, Inc. (including independent auditors' report)

     (b) Exhibits

     3.1      -- First Amended and Restated Agreement of Limited Partnership of the Operating
                 Partnership, dated as of April 15, 1997
     4.1      -- Form of Specimen Certificate Evidencing Partnership Interests in Vornado
                 Realty L.P.
    10.1      -- Master Consolidation Agreement, dated March 12, 1997, among Vornado Realty
                 Trust, Vornado/Saddle Brook L.L.C., The Mendik Company, L.P. and various parties defined therein (incorporated by reference to Exhibit 2.1 of Vornado
                 Realty Trust's Current Report on Form 8-K, dated March 12, 1997 (File No.
                 001-11954), filed on March 26, 1997)
    10.2      -- Credit Agreement, dated as of April 15, 1997, between Vornado Realty L.P., as
                 Borrower, Vornado Realty Trust, as General Partner, and Union Bank of
                 Switzerland (New York Branch), as Bank and Union Bank of Switzerland (New York
                 Branch), as Administrative Agent (incorporated by reference to Exhibit 10.1 of
                 Vornado Realty Trust's Current Report on Form 8-K, dated April 15, 1997 (File
                 No. 001-11954), filed on April 30, 1997)
    10.3      -- Indenture, dated as of November 24, 1993, between Vornado Finance Corp. and
                 Bankers Trust Company, as Trustee (incorporated by reference to Vornado Realty
                 Trust's Current Report on Form 8-K, dated November 24, 1993, filed on December
                 1, 1993)
    10.4      -- Master Agreement and Guaranty, dated as of May 1, 1992, between Vornado, Inc.
                 and Bradlees New Jersey, Inc. (incorporated by reference to Vornado Realty
                 Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992, filed on May 8, 1992)
    10.5      -- Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture
                 Filing, dated as of November 24, 1993, made by each of the entities listed therein, as mortgagors to Vornado Finance Corp., as mortgagee (incorporated by reference to Vornado Realty Trust's Current Report on Form 8-K, dated November
                 24, 1993, filed on December 1, 1993)
    10.6      -- Management Agreement, dated July 13, 1992, between Interstate Properties and
                 Vornado, Inc. (incorporated by reference to Vornado Realty Trust's Annual
                 Report on Form 10-K for the year ended December 31, 1992, filed on February
                 16, 1993)
    10.7      -- Management and Development Agreement, dated as of February 6, 1995
                 (incorporated by reference to Vornado Realty Trust's Current Report on Form
                 8-K, dated February 6, 1995, filed on February 21, 1995)
    10.8      -- Standstill and Corporate Governance Agreement, dated as of February 6, 1995
                 (incorporated by reference to Vornado Realty Trust's Current Report on Form
                 8-K, dated February 6, 1995, filed on February 21, 1995)

    10.9      -- Credit Agreement, dated as of March 15, 1995, between Alexander's, Inc., as borrower, and Vornado Lending Corp., as lender (incorporated by reference to
                 Vornado Realty Trust's Annual Report on Form 10-K for the year ended December
                 31, 1994, filed on March 23, 1995)
    10.10     -- Subordination and Intercreditor Agreement, dated as of March 15, 1995, among
                 Vornado Lending Corp., Vornado Realty Trust and First Fidelity Bank, National
                 Association (incorporated by reference to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 23, 1995)
    11        -- Statement Re Computation of Per Share Earnings
    12        -- Consolidated Ratio of Earnings to Fixed Charges and Combined Fixed Charges and
                 Preferred Share Dividend Requirements
    21        -- Subsidiaries of the Registrant
    27        -- Financial Data Schedule
    99.1      -- Item 8. Financial Statements and Supplementary Data, pages 24 through 42 of
                 Vornado Realty Trust's Annual Report on Form 10-K for the year ended December
                 31, 1996
    99.2      -- Item 1. Financial Statements, pages 3 through 9 of Vornado Realty Trust's
                 Quarterly Report on Form 10-Q for the period ended March 31, 1997
    99.3      -- Annexes A through E, Financial Statements, pages 17 through 90 of Vornado
                 Realty Trust's Current Report on Form 8-K, dated March 12, 1997, as filed with the Securities and Exchange Commission on March 26, 1997
    99.4      -- Annex F, Financial Statements, pages 5 through 15 of Vornado Realty Trust's
                 Amendment No. 1 to Current Report on Form 8-K/A, dated March 12, 1997, as filed with the Securities and Exchange Commission on April 1, 1997
    99.5      -- Pages 3 through 4 and 10 through 22 of Vornado Realty Trust's Proxy Statement and Notice of Annual Meeting of Shareholders held on May 28, 1997
    99.6      -- Item 8. Financial Statements and Supplementary Data, pages 21 through 38 of
                 Alexander's, Inc.'s Annual Report on Form 10-K for the year ended December 31,
                 1996

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                                        PAGE
                                                                                        -----
VORNADO REALTY L.P.
  Condensed Consolidated Pro forma Financial Information (unaudited)..................    F-3
     Condensed Consolidated Pro forma Balance Sheet as at March 31, 1997..............    F-4
     Condensed Consolidated Pro forma Statement of Income for the Three Months Ended
      March 31, 1997..................................................................    F-5
     Notes to Condensed Consolidated Pro forma Financial Statements as at and for the
      Three Months Ended March 31, 1997...............................................    F-6
     Condensed Consolidated Pro forma Statement of Income for the Year Ended December
      31, 1996........................................................................    F-8
     Notes to Condensed Consolidated Pro forma Financial Statements as at and for the
      Year Ended December 31, 1996....................................................   F-10
     Independent Auditors' Report.....................................................   F-11
     Balance Sheet as at April 14, 1997...............................................   F-12
     Note to Balance Sheet............................................................   F-13
Schedules:
  I -- Financial Statements of the Mendik Predecessors:
     Independent Auditors' Report.....................................................   F-14
     Combined Balance Sheet as at December 31, 1996...................................   F-15
     Combined Statement of Income for the Year Ended December 31, 1996................   F-16
     Combined Statement of Owners' Equity for the Year Ended December 31, 1996........   F-17
     Combined Statement of Cash Flows for the Year Ended December 31, 1996............   F-18
     Notes to Combined Financial Statements...........................................   F-20
     Combined Balance Sheets as at March 31, 1997 and December 31, 1996...............   F-31
     Combined Statements of Income for the Three Months Ended March 31, 1997 and
      1996............................................................................   F-32
     Combined Statement of Owners' Equity for the Three Months Ended March 31, 1997...   F-33
     Combined Statement of Cash Flows for the Three Months Ended March 31, 1997.......   F-34
     Notes to Combined Financial Statements...........................................   F-36
  III -- Real Estate and Accumulated Depreciation.....................................   F-47
     Schedules other than those listed above are omitted because they are not applicable......................................................................
     Consolidated Financial Statements for the years ended December 31, 1996, 1995 and
      1994 for Vornado Realty Trust (including independent auditors' report)..........    *
     Unaudited Consolidated Financial Statements and Financial Statement Schedules for
      the quarterly period ended March 31, 1997 for Vornado Realty Trust..............    *
     Financial statements for the years ended December 31, 1996, 1995 and 1994 for Two
      Penn Plaza Associates L.P. (a Limited Partnership) (including independent
      auditors' report)...............................................................    *
     Combined financial statements for the years ended December 31, 1996, 1995 and
      1994 for M Eleven Associates, M 393 Associates and Eleven Penn Plaza Company
      (General Partnerships) (including independent auditors' report).................    *
     Financial statements for the years ended December 31, 1996, 1995 and 1994 for
      1740 Broadway Associates, L.P. (a Limited Liability Company) (including
      independent auditors' report)...................................................    *

                                                                                        PAGE
                                                                                        ----
     Financial statements for the years ended December 31, 1996, 1995 and 1994 for 866
      U.N. Plaza Associates LLC (a Limited Liability Company) including independent
      auditors' report)...............................................................    *
     Financial statements for the years ended December 31, 1996, 1995 and 1994 for Two
      Park Company (a New York general partnership) (including independent auditors'
      report).........................................................................    *
     Financial statements for the years ended December 31, 1996, 1995 and 1994 for B&B
      Park Avenue L.P. (a Limited Partnership) (including independent auditors'
      report).........................................................................    *


---------------

* Incorporated by reference.

             CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION


     The unaudited condensed consolidated pro forma financial information set forth below presents (i) the condensed consolidated pro forma statement of income for the Operating Partnership for the year ended December 31, 1996 and the three months ended March 31, 1997 as if the Mendik Transaction and certain related transactions were consummated and the offering by Vornado of Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share (the "Offering") and the use of proceeds therefrom had occurred on January 1, 1996 and (ii) the condensed consolidated pro forma balance sheet of the Operating Partnership as of March 31, 1997 as if the Mendik Transaction and certain related transactions were consummated and the Offering and the use of proceeds therefrom had occurred on March 31, 1997.


     The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what the Operating Partnership's actual results of operations or financial position would have been had the Mendik Transaction and related transactions been consummated and had the Offering and the use of proceeds therefrom occurred on the dates indicated, nor does it purport to represent the Operating Partnership's results of operations or financial position for any future period. The results of operations for the period ended March 31, 1997 are not necessarily indicative of the operating results for the full year.

     The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in Vornado's consolidated financial statements and notes thereto included in Vornado's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the period ended March 31, 1997 and the financial statements of the significant entities involved in the Mendik Transaction previously included in the Company's Current Report on Form 8-K, dated March 12, 1997, as amended by the Current Report on Form 8-K/A, dated March 12, 1997; copies of such financial statements and notes thereto are filed as exhibits hereto and incorporated by reference herein. In management's opinion, all adjustments necessary to reflect the Mendik Transaction and the related transactions and the Offering and the use of proceeds therefrom have been made.


     The Credit Agreement with Union Bank of Switzerland entered into on April 15, 1997; the acquisition of the Montehiedra Town Center on April 18, 1997 and the acquisition of a mortgage loan on May 7, 1997 are not reflected in the following pro forma information because they are unrelated to the Mendik Transaction and are not material to the Operating Partnership's results of operations after giving effect to the Mendik Transaction and related transactions.

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                                 MARCH 31, 1997
                             (AMOUNTS IN THOUSANDS)


                                                                                            OPERATING
                                               HISTORICAL   HISTORICAL   PRO FORMA         PARTNERSHIP
                                                VORNADO       MENDIK     ADJUSTMENTS        PRO FORMA
                                               ----------   ----------   ---------         -----------
ASSETS:
  Real estate, net...........................   $ 243,647    $ 186,687   $ 176,929(A)      $   816,056
                                                                           144,284(C)
                                                                            64,509(D)
  Cash and cash equivalents..................     120,816       45,680     276,000(B)          133,095
                                                                          (263,721)(C)
                                                                           (45,680)(E)
  Investment in and advances to Alexander's,
     Inc. ...................................     109,884                                      109,884
  Investment in partnerships.................                   20,103                          20,103
  Investment in Management Company...........                                7,425(C)            7,425
  Officer's deferred compensation expenses...      16,668                                       16,668
  Mortgage note receivable...................      16,918                                       16,918
  Receivable arising from straightlining of
     rents...................................      17,721       38,787     (38,787)(D)          17,721
  Other assets...............................      35,831       48,123     (27,244)(D)          56,710
                                                 --------     --------    --------          ----------
                                                $ 561,485    $ 339,380   $ 293,715         $ 1,194,580
                                                 ========     ========    ========          ==========
LIABILITIES:
  Notes and mortgages payable................   $ 232,197    $ 283,466   $(112,012)(C)     $   398,651
                                                                            (5,000)(F)
  Due for US Treasury Obligations............       9,778                                        9,778
  Deferred leasing fee income................      11,575                                       11,575
  Officer's deferred compensation payable....      25,000                                       25,000
  Negative investment in partnership.........                    5,216      (5,216)(D)              --
  Other liabilities..........................      13,673       14,026        (314)(D)          27,385
                                                 --------     --------    --------          ----------
                                                  292,223      302,708    (122,542)            472,389
                                                 --------     --------    --------          ----------
PARTNERSHIP EQUITY...........................     269,262       36,672     176,929(A)          722,191
                                                                           276,000(B)
                                                                             4,008(D)
                                                                           (45,680)(E)
                                                                             5,000(F)
                                                 --------     --------    --------          ----------
                                                $ 561,485    $ 339,380   $ 293,715         $ 1,194,580
                                                 ========     ========    ========          ==========

               CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                  (AMOUNTS IN THOUSANDS EXCEPT SHARE AMOUNTS)


                                                                                                       OPERATING
                                                  HISTORICAL       HISTORICAL        PRO FORMA        PARTNERSHIP
                                                   VORNADO           MENDIK         ADJUSTMENTS        PRO FORMA
                                                  ----------       ----------       -----------       -----------
  Revenues:
    Property rentals.............................  $ 22,467         $ 32,587(1)      $   1,768(I)      $  56,748
                                                                                           (74)(G)
    Expense reimbursements.......................     6,210            2,751               (13)(G)         8,948
    Other income.................................       620            1,285            (1,285)(G)           620
                                                    -------          -------          --------         ---------
                                                     29,297           36,623               396            66,316
                                                    -------          -------          --------         ---------
  Expenses:
    Operating....................................     8,507           11,432                29(L)         19,789
                                                                                          (179)(G)
    Depreciation and amortization................     2,967            5,678(1)          2,462(J)         11,078
                                                                                           (29)(G)
    General and administrative...................     1,845            2,611(1)         (1,668)(G)         2,788
    Amortization of officers deferred
      compensation expense.......................     6,249                                                6,249
                                                    -------          -------          --------         ---------
                                                     19,568           19,721               615            39,904
  Operating income...............................     9,729           16,902              (219)           26,412
  Income applicable to Alexander's...............     1,405                                                1,405
  Equity in net income of management companies...       217                                512(G)            729
  Equity in net income of investees..............                        228               439(M)            667
  Interest income on mortgage note receivable....       612                                                  612
  Interest & dividend income.....................     1,518            1,051                (8)(G)         2,561
  Interest & debt expense........................    (4,078)          (5,589)            2,254(H)         (7,413)
  Net gain on marketable securities..............       287                                                  287
                                                    -------          -------          --------         ---------
Net income.......................................     9,690           12,592             2,978            25,260
Preferred unit distributions.....................        --               --            (4,950)(K)        (4,950)
Preferential allocations.........................        --               --            (2,593)(N)        (2,593)
                                                    -------          -------          --------         ---------
Net income applicable to Class A units...........  $  9,690         $ 12,592         $  (4,565)        $  17,717
                                                    =======          =======          ========         =========
Net income per Class A unit, based on 26,549,698
  units..........................................  $   0.36                                            $    0.67
                                                    =======                                            =========
Other Data:
Funds from Operations(2):
  Net income applicable to Class A units.........  $  9,690         $ 12,592         $  (4,565)        $  17,717
  Depreciation & amortization of real property...     2,831            5,678             2,462            10,971
  Straight-lining of property rent escalations...      (669)            (259)           (1,768)           (2,696)
  Leasing fees received in excess of income
    recognized...................................       454                                                  454
  Proportionate share of adjustments to income
    from equity investments to arrive at FFO.....       (76)             687              (243)              368
  Non-recurring lease cancellation income and the
    write-off of related costs...................        --          (13,682)               --           (13,682)
                                                    -------          -------          --------         ---------
                                                   $ 12,230         $ 18,698         $  (4,114)        $  13,132
                                                    =======          =======          ========         =========
Cash Flow Provided by (Used In):
  Operating activities...........................    19,753             (671)            3,396            22,478
  Investing activities...........................      (283)          (5,652)         (328,638)         (334,573)
  Financing activities...........................   (16,739)          (3,858)          290,287           269,690


---------------


(1) "Historical Mendik" column includes non-recurring items: lease cancellation income of $14,357, the write-off of related costs of $2,101 and general and administrative expenses of $675. (Aggregates $.44 per share).



(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a relevant supplemental measure of operating performance because it provides a basis for comparison among REITs; however, funds from operations may not be comparable to similarly titled measures reported by other REITs since the Company's method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items, and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

              AS AT AND FOR THE THREE MONTHS ENDED MARCH 31, 1997


     The Mendik acquisition will be recorded under "purchase accounting" applying the provisions of Accounting Principles Board Opinion No. 16 ("APB No. 16").



     The total purchase price is comprised of:



Issuance of Units of the Operating Partnership................   $176,929
Cash..........................................................    263,721
Debt..........................................................    215,541
                                                                 --------
                                                                 $656,191
                                                                 ========



     The purchase costs were allocated in the Pro forma financial statements as follows:



Real Estate...................................................   $572,409
Investment in management company (100% of non-voting preferred stock which entitles the Operating Partnership to 95% of the
  economic benefits)..........................................      7,425
Investment in Partnerships....................................     20,103
Other assets..................................................     56,254
                                                                 --------
                                                                 $656,191
                                                                 ========



     The respective purchase costs were allocated to acquired assets and assumed liabilities using their relative fair values as of the closing dates, based on valuations and other studies which are not yet complete. Accordingly, the excess of the purchase cost over the net assets acquired has not yet been allocated to individual assets and liabilities. However, the Operating Partnership believes that the excess purchase price will be allocated principally to real estate.



FOOTNOTES:



(A) Issuance of OP units to fund the Mendik acquisition with a fair value of $176,929 based on a price of $61.75 per unit which represents the average market price of Vornado Realty Trust's common stock for the five days before and the five days after the acquisition was closed.



(B) Reflects proceeds from issuance of $3.25 Series A Convertible Preferred Offering of $287,500, net of underwriting discount of $11,500.



(C) Reflects cash portion of purchase price of $263,721 and the use of such proceeds as follows:



Acquisition of Real Estate:
  Acquisition of Partnership Interests........................   $109,508
  Fees and expenses...........................................     34,776
                                                                 --------
                                                                  144,284
Acquisition of management company.............................      7,425
Retirement of existing debt...................................    112,012*
                                                                 --------
                                                                 $263,721
                                                                 ========



* Exclusive of $168,000 of existing debt which was refinanced.



(D) Write-off of deferred assets and liabilities of Mendik as reflected in the values allocated to the real estate and the debt in accordance with APB No. 16.



(E)  Cash distributed to partners.



(F)  Debt forgiven upon refinancing.



(G) To reflect adjustments required to record the Operating Partnership's investment in the Mendik management company under the equity method of accounting.



(H) Reflects decrease in interest expense and loan cost amortization resulting from the reduction and refinancing of debt.



(I) To adjust rentals arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable leases.



(J)  Increase in depreciation due to preliminary allocation of purchase price.

(K) To reflect unit distributions at a rate of 6.40% plus amortization of the underwriting discount on the proportionate number of Series A Preferred Shares used to fund the acquisition.



(L)  Increase in operating expenses due to contract changes.



(M) Increase in equity in investees, due to net decrease in interest expense on refinanced debt.



(N) To reflect preferential allocations.

               CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                        OPERATING
                                            HISTORICAL    HISTORICAL    PRO FORMA       PARTNERSHIP
                                             VORNADO       MENDIK       ADJUSTMENTS     PRO FORMA
                                            ---------     ---------     ---------       ---------
REVENUES:
  Property rentals......................... $  87,424     $  87,261     $   7,071(C)    $ 181,712
                                                                              (44)(A)
  Expense reimbursements...................    26,644        13,551                        40,195
  Other income.............................     2,819         5,378        (5,378)(A)       2,819
                                            ---------     ---------     ---------        --------
                                              116,887       106,190         1,649         224,726
                                            ---------     ---------     ---------        --------
EXPENSES:
  Operating................................    36,412        46,691           (39)(A)      83,180
                                                                              116(F)
  Depreciation and amortization............    11,589        14,133          (144)(A)      35,559
                                                                            9,981(D)
  General and administrative...............     5,167         6,783        (3,788)(A)       8,162
  Amortization of officer's deferred
     compensation expense..................     2,083                                       2,083
                                            ---------     ---------     ---------        --------
                                               55,251        67,607         6,126         128,984
                                            ---------     ---------     ---------        --------
Operating income...........................    61,636        38,583        (4,477)         95,742
  Income applicable to Alexander's.........     7,956                                       7,956
  Equity in net income of management
     companies.............................     1,855                       1,471(A)        3,326
  Equity in net income of investees........                   1,663         1,755(G)        3,418
  Interest income on mortgage note
     receivable............................     2,579                                       2,579
  Interest and dividend income.............     3,151         2,536           (20)(A)       5,667
  Interest and debt expense................   (16,726)      (23,998)        9,016(B)      (31,708)
  Net gain on marketable securities........       913                                         913
                                            ---------     ---------     ---------        --------
Net income.................................    61,364        18,784         7,745          87,893
Preferred unit distributions...............        --            --       (19,800)(E)     (19,800)
Preferential allocations...................        --            --       (10,372)(H)     (10,372)
                                            =========     =========     =========        ========
Net income applicable to Class A units..... $  61,364     $  18,784     $ (22,427)      $  57,721
                                            =========     =========     =========        ========
Net income per Class A unit, based on
  24,603,442 units......................... $    2.49                                   $    2.35
                                            =========                                    ========
OTHER DATA:
Funds from Operations (1):
  Net income applicable to Class A units... $  61,364     $  18,784     $ (22,427)      $  57,721
  Depreciation and amortization of real
     property..............................    10,583        14,133         9,837          34,553
  Straight-lining of property rent
     escalations...........................    (2,676)       (1,783)       (7,071)        (11,530)
  Leasing fees received in excess of income
     recognized............................     1,805                                       1,805
  Proportionate share of adjustments to
     income from equity investments to
     arrive at FFO.........................    (1,760)        2,747          (970)             17
                                            =========     =========     =========        ========
                                            $  69,316     $  33,881     $ (20,631)      $  82,566
                                            =========     =========     =========        ========

                                                                                        OPERATING
                                            HISTORICAL    HISTORICAL    PRO FORMA       PARTNERSHIP
                                             VORNADO       MENDIK       ADJUSTMENTS     PRO FORMA
                                            ---------     ---------     ---------       --------
CASH FLOW PROVIDED BY (USED) IN:
     Operating activities..................    70,703        29,267         9,407         109,377
     Investing activities..................    14,912        (8,262)     (328,638)       (321,988)
     Financing activities..................   (15,046)      (11,706)      270,209         243,457

---------------

(1) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a relevant supplemental measure of operating performance because it provides a basis for comparison among REITs; however, funds from operations may not be comparable to similarly titled measures reported by other REITs since the Company's method of calculating funds from operations is different from that used by NAREIT. Funds from operations, defined by NAREIT represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


                 AS AT AND FOR THE YEAR ENDED DECEMBER 31, 1996



(A) To reflect adjustments required to record the Operating Partnership's investment in the Mendik management company under the equity method of accounting.



(B) Reflects decrease in interest expense and loan cost amortization resulting from the reduction and refinancing of debt.



(C) To adjust rentals arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable leases.



(D) Increase in depreciation due to preliminary allocation of purchase price.



(E) To reflect unit distributions at a rate of 6.50% plus amortization of the underwriting discount on the proportionate number of Series A Preferred Shares used to fund the acquisition.



(F)  Increase in operating expenses due to contract changes.



(G) Increase in equity in investees, due to net decrease in interest expense on refinanced debt.



(H) To reflect preferential allocations.

                          INDEPENDENT AUDITORS' REPORT

Partners
Vornado Realty L.P.
Saddle Brook, New Jersey

     We have audited the accompanying balance sheet of Vornado Realty L.P. as of April 14, 1997. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Partnership at April 14, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Parsippany, New Jersey

August 7, 1997

                              VORNADO REALTY L.P.



                                 BALANCE SHEET


                                 APRIL 14, 1997



          ASSETS
          Cash................................................................     $1
                                                                                   --
                    Total Assets..............................................     $1
                                                                                   ==

          PARTNERSHIP EQUITY
          Equity..............................................................     $1
                                                                                   --
                    Total Partnership Equity..................................     $1
                                                                                   ==

                              VORNADO REALTY L.P.


                             NOTE TO BALANCE SHEET



1.  Organization



     Vornado Realty L.P. (the "Operating Partnership") is a Delaware limited partnership. The Operating Partnership's only asset is its initial capitalization of $1. It commenced operations on April 15, 1997, when Vornado Realty Trust ("Vornado"), a real estate investment trust ("REIT"), converted to an Umbrella Partnership REIT (UPREIT) by transferring all or substantially all of the interests in its properties and other assets to the Operating Partnership, of which Vornado is the sole general partner. As a result of such conversion, Vornado's activities are conducted through the Operating Partnership.



2.  Subsequent Events



     For acquisitions subsequent to the Balance Sheet date, see Item .1, Businees -- Recent Acquisitions.

                          INDEPENDENT AUDITORS' REPORT

To the Partners, Members and Stockholders of
  The Mendik Predecessors

     We have audited the accompanying combined balance sheet of The Mendik Predecessors as of December 31, 1996, and the related combined statements of income, owners' equity and cash flows for the year then ended. We have also audited the financial statement schedule listed in the Table of Contents. These financial statements and financial statement schedule are the responsibility of The Mendik Predecessors' management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Mendik Predecessors as of December 31, 1996, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

                                          Friedman Alpren & Green LLP

January 18, 1997, except for
  Note 2, as to which the date
  is March 12, 1997

                            THE MENDIK PREDECESSORS

                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                                    (NOTE 1)

ASSETS
Commercial real estate properties, at cost (Note 5)
  Land............................................................................  $ 37,028
  Buildings and improvements......................................................   311,775
  Equipment, autos, furniture and fixtures........................................     7,018
                                                                                    --------
                                                                                     355,821
     Less accumulated depreciation................................................   168,388
                                                                                    --------
                                                                                     187,433
Cash and cash equivalents.........................................................    22,150
Restricted cash...................................................................     1,063
Available-for-sale securities (Note 1)............................................    27,441
Receivables.......................................................................     9,806
Related party receivables.........................................................     3,080
Deferred rents receivable (Note 7)................................................    42,219
Prepaid expenses..................................................................     2,920
Investment in partnerships (Note 3)...............................................    19,863
Tenant acquisition costs (Note 4).................................................     6,908
Deferred lease fees and loan costs, less accumulated amortization of $23,938......    17,718
Security deposits.................................................................     2,423
                                                                                    --------
Total assets......................................................................  $343,024
                                                                                    ========
LIABILITIES AND OWNERS' EQUITY
Mortgage notes payable (Note 5)...................................................  $283,847
Tenant acquisition costs payable (Note 4).........................................     4,525
Accounts payable and accrued expenses.............................................     6,151
Accounts payable to related parties...............................................       364
Excess of distributions and share of losses over investment in partnership (Note
  3)..............................................................................     5,399
Deferred rents....................................................................       266
Security deposits.................................................................     2,500
                                                                                    --------
Total liabilities.................................................................   303,052
Owners' equity....................................................................    39,972
                                                                                    --------
Commitments and other comments (Notes 6, 7 and 9).................................        --
Total liabilities and owners' equity..............................................  $343,024
                                                                                    ========

    The accompanying notes are an integral part of these combined financial statements.

                            THE MENDIK PREDECESSORS

                          COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)
                                    (NOTE 1)

REVENUES
  Rental revenue (Note 7).........................................................  $ 87,261
  Escalation and reimbursement revenues (Note 7)..................................    13,551
  Construction revenues from affiliates...........................................        46
  Management revenues, including $3,558 from affiliates...........................     4,007
  Leasing commissions, including $844 from affiliates.............................     1,325
  Investment income...............................................................     2,536
  Equity in net income of investees (Note 3)......................................     1,663
                                                                                    --------
Total revenues....................................................................   110,389
                                                                                    --------
EXPENSES
  Operating expenses, including $13,833 to affiliates.............................    28,091
  Real estate taxes...............................................................    18,600
  Rent expense to affiliates......................................................       686
  Interest (Note 5)...............................................................    22,815
  Depreciation and amortization...................................................    15,316
  Marketing, general and administrative...........................................     6,097
                                                                                    --------
Total expenses....................................................................    91,605
                                                                                    --------
Net income........................................................................  $ 18,784
                                                                                    ========

    The accompanying notes are an integral part of these combined financial statements.

                            THE MENDIK PREDECESSORS

                      COMBINED STATEMENT OF OWNERS' EQUITY

                          YEAR ENDED DECEMBER 31, 1996
                                    (NOTE 1)

                                                                                 (IN THOUSANDS)
                                                                                 --------------
BALANCE AT JANUARY 1, 1996.....................................................     $ 30,468
  Owners' (distributions)......................................................       (9,673)
  Owners' contributions........................................................          483
  Adjustment to unrealized gain on available-for-sale securities...............          (90)
  Net income for the year ended December 31, 1996..............................       18,784
                                                                                     -------
BALANCE AT DECEMBER 31, 1996...................................................     $ 39,972
                                                                                     =======

    The accompanying notes are an integral part of these combined financial statements.

                            THE MENDIK PREDECESSORS

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1996
                                    (NOTE 1)

                                                                                 (IN THOUSANDS)
                                                                                 --------------
OPERATING ACTIVITIES
  Net Income...................................................................     $    18,784
Adjustments:
  Depreciation and amortization................................................          15,316
  Equity in net income of investees............................................          (1,663)
  Deferred rents receivable....................................................          (1,734)
Changes in operating assets and liabilities:
  Restricted cash..............................................................           2,494
  Receivables..................................................................           2,277
  Related party receivables....................................................             828
  Tenant acquisition costs.....................................................             277
  Prepaid expenses.............................................................             (80)
  Deferred lease fees..........................................................          (3,666)
  Accrued interest receivable..................................................               8
  Tenant acquisition costs payable.............................................          (1,765)
  Accounts payable and accrued expenses........................................          (1,237)
  Accounts payable to related parties..........................................            (467)
  Deferred rents...............................................................             (89)
  Security deposits............................................................             (94)
  Security deposits payable....................................................              78
                                                                                       --------
Net cash provided by operating activities......................................          29,267
                                                                                       --------
INVESTING ACTIVITIES
Additions to land, buildings and improvements..................................         (10,415)
Purchases of equipment, autos, furniture and fixtures..........................             (24)
Contributions to partnership investments.......................................          (1,219)
Distributions from partnership investments.....................................           2,929
Proceeds from sales of securities..............................................          38,882
Purchases of securities........................................................         (38,415)
                                                                                       --------
Net cash used in investing activities..........................................          (8,262)
                                                                                       ========

    The accompanying notes are an integral part of these combined financial statements.

                            THE MENDIK PREDECESSORS

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)
                                    (NOTE 1)

FINANCING ACTIVITIES
  Proceeds from mortgage notes payable...........................................    $    50
  Payments of mortgage notes payable.............................................     (1,995)
  Cash distributions to owners...................................................     (9,673)
  Cash contributions from owners.................................................        483
  Deferred loan costs............................................................       (571)
                                                                                      ------
Net cash used in financing activities............................................    (11,706)
                                                                                      ------
Net increase in cash and cash equivalents........................................      9,299
Cash and cash equivalents at beginning of year...................................     12,851
                                                                                      ------
Cash and cash equivalents at end of year.........................................    $22,150
                                                                                      ======
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid..................................................................    $24,535
  Income taxes paid..............................................................         28
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
  Receipt of available-for-sale securities from equity investee..................      8,160

    The accompanying notes are an integral part of these combined financial statements.

                            THE MENDIK PREDECESSORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     The Mendik Predecessors are engaged in the ownership, management, operation, leasing and development of real estate office properties (collectively, the "Properties") located in the borough of Manhattan in New York City.

PRINCIPLES OF COMBINATION

     The Mendik Predecessors is not a legal entity, but rather a combination of real estate properties and interests in entities (see Note 2) that are organized as partnerships and a limited liability company and affiliated real estate management and leasing entities. All significant intercompany transactions and balances have been eliminated in combination.


     The accompanying combined financial statements include partnerships, a limited liability company and S corporations which are under the common control (through management of day to day activities) of the Mendik Group (Bernard H. Mendik, David R. Greenbaum and certain entities controlled by them):


                     ENTITY                                PROPERTY/SERVICE
    -----------------------------------------  -----------------------------------------
    Office Property Entities
      Two Penn Plaza Associates L.P.           Two Penn Plaza
      1740 Broadway Associates, L.P.           1740 Broadway
      Eleven Penn Plaza Company                11 Penn Plaza
      866 U.N. Plaza Associates LLC            866 United Nations Plaza
    Management Entities
      Mendik Realty Company, Inc.              Management and leasing
      Mendik Management Company, Inc.          Management and leasing


     Additionally, three property-owning partnerships in which The Mendik Predecessors own less than a majority interest, but exercise signficant influence, are accounted for under the equity method. Under the equity method, The Mendik Predecessors record such investments at cost and adjust the investment account for their share of the entities' income or loss and for cash distributions and contributions.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REAL ESTATE PROPERTIES

     Depreciation is computed by the straight-line method over the estimated useful lives which range from ten to thirty-nine years for buildings and improvements and four to seven years for equipment, autos, furniture and fixtures. Tenant improvements, which are included in buildings and improvements on the accompanying combined balance sheet, are amortized over the life of the respective leases, using the straight-line method.

     Included in building improvements are approximately $5,200,000 of additions in 1996. In addition, building improvements of the equity investees includes $1,652,000 of additions in 1996.

CASH AND CASH EQUIVALENTS

     The Mendik Predecessors consider highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents consist primarily of U.S. Treasury Bills and certificates of deposit.

                            THE MENDIK PREDECESSORS

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) Most of the cash balances are in excess of federally insured limits.

RESTRICTED CASH

     Restricted cash consists of escrows for real estate taxes and capital expenditures, and collateral deposits for payment of mortgage interest. An agreement for the collection of rents was entered into during 1994 between one of the office property entities and its two mortgagees, pursuant to which all rents are deposited into an account directly controlled by one of the mortgagees. Any cash required by the office property entity to fund operations must be requisitioned from the mortgagee.

REVENUE RECOGNITION

     Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents so recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable on the accompanying combined balance sheet. Contractually due but unpaid rents are included in receivables on the accompanying combined balance sheet. Certain lease agreements provide for reimbursement of real estate taxes, insurance and certain common area maintenance costs and rental increases tied to increases.

DEFERRED COSTS

     Lease costs and loan costs are capitalized and amortized over the life of the related lease or loan. Affiliates of The Mendik Predecessors have incurred costs related to the proposed initial public offering and subsequent agreement described above. Such deferred costs will be reimbursed to such affiliates upon successful completion of the transaction and will be charged to the equity of the REIT at such time.

AVAILABLE-FOR-SALE SECURITIES

     Debt securities that The Mendik Predecessors have both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that The Mendik Predecessors do not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of owners' equity. The cost of marketable securities sold is determined using the specific identification method.

     At December 31, 1996, available-for-sale securities, consisting principally of U.S. Treasury obligations, had an aggregate cost of $27,311,403 and an aggregate market value of $27,441,212. Net unrealized gains at December 31, 1996 were $129,809, consisting of unrealized gains of $132,077 and unrealized losses of $2,268. At December 31, 1996, the investment in marketable debt securities includes accrued interest of $344,322.

     Contractual maturities (including accrued interest) of the securities at December 31, 1996 are as follows:

          Within 1 year.............................................    $12,105,390
          1-4 years.................................................     14,974,349
                                                                        -------------
                                                                        $27,079,739
                                                                        =============

     Available-for-sale securities at December 31, 1996 include a mutual fund carried at its cost of $361,473, which approximates fair value.

     The receipt of available-for-sale debt securities from an equity investee has been recorded at fair market value at the date of distribution.

                            THE MENDIK PREDECESSORS

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) INCOME TAXES

     The entities in The Mendik Predecessors are not taxpaying entities for Federal income tax purposes and, accordingly, no provision or credit has been made in the accompanying financial statements for Federal income taxes. Owners' allocable shares of taxable income or loss are reportable on their income tax returns. Where applicable, state and local income taxes were provided.

CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND PROFITS AND LOSSES

     Capital contributions, distributions and profits and losses are allocated in accordance with the terms of the applicable agreements.

INTEREST RATE EXCHANGE AGREEMENTS

     Two of the office property entities have entered into interest rate exchange agreements to reduce the impact of certain changes in interest rates on their variable rate debt. Payments under these agreements are recognized as adjustments to interest expense when incurred. Unamortized amounts paid under interest rate exchange agreements are written off when the related debt is paid prior to maturity. When the underlying debt is not repaid, any gain or loss realized upon early termination of interest rate exchange agreements is recognized as an adjustment of interest expense over the remaining term of the hedged debt. There is exposure to credit loss in the event of nonperformance by the other party to the agreement. However, nonperformance by the counterparty is not anticipated.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Mendik Predecessors adopted SFAS No. 121 in the first quarter of 1996. The adoption had no effect on the financial statements.

2. PROPOSED TRANSACTIONS

     Pursuant to solicitations contained in a private placement memorandum dated November 11, 1996, The Mendik Predecessors obtained the consent of its owners to participate in an offering of shares of common stock in accordance with a preliminary registration statement filed with the Securities and Exchange Commission on December 18, 1996. On March 12, 1997, The Mendik Predecessors entered into an agreement with Vornado Realty Trust, a publicly traded real estate investment trust ("REIT"). The owners will be resolicited to obtain their consents to participate in this transaction, under terms and conditions similar to those stated in the private placement memorandum dated November 11, 1996. The REIT is a fully integrated, self-administered and self-managed real estate company which has qualified as a real estate investment trust for Federal income tax purposes.

     The operations of the REIT will be carried on primarily through an Operating Partnership. The REIT will be the sole general partner in the Operating Partnership and the Participants will transfer their property and operating interests in The Mendik Predecessors in exchange for units of limited partnership interests in the Operating Partnership and/or cash. In addition to interests in the Properties, the REIT, through the Operating Partnership, will own substantially all of the economic interest in the office management and leasing businesses, which are currently conducted by the management entities.

                            THE MENDIK PREDECESSORS

3. INVESTMENT IN PARTNERSHIPS

     The Mendik Predecessors' investments in the three partnerships which have been accounted for under the equity method are as follows:

                                                                                PERCENTAGE
                PARTNERSHIP                             PROPERTY                OWNERSHIP
    ------------------------------------  ------------------------------------  ----------
    330 Madison Company.................  330 Madison Avenue                         24.75%
    Two Park Company....................  2 Park Avenue                                 40%
    570 Lexington Company, L.P. ........  570 Lexington Avenue                    5.576205%

     These investments are recorded initially at cost and subsequently adjusted for equity in the net income or loss of investees and cash contributions and distributions.

     Condensed financial statements of the partnerships, which have been derived from the December 31, 1996 audited financial statements, are as follows:

                                                                                 (IN THOUSANDS)
CONDENSED BALANCE SHEET
  Commercial real estate property, net.........................................     $186,469
  Receivables..................................................................       36,045
  Cash and short-term investments..............................................       10,638
  Prepaid expenses and other assets............................................       13,791
                                                                                    --------
  Total assets.................................................................     $246,943
                                                                                    ========
  Mortgages, including $65,000 due to an affiliate.............................     $159,058
  Loans payable................................................................       40,000
  Accounts payable and other liabilities.......................................       20,802
  Partners' capital............................................................       27,083
                                                                                    --------
  Total liabilities and partners' capital......................................     $246,943
                                                                                    ========
CONDENSED STATEMENT OF OPERATIONS
  Rental revenue and escalations, including $653 from affiliates...............     $ 56,273
  Other revenue................................................................        3,058
                                                                                    --------
  Total revenues...............................................................       59,331
                                                                                    --------
  Interest.....................................................................       17,618
  Depreciation and amortization................................................       13,737
  Operating and other expenses, including $7,777 to affiliates.................       30,078
  Provision for write-down of property and improvements........................       50,149
                                                                                    --------
  Total expenses...............................................................      111,582
                                                                                    --------
  Net loss.....................................................................     $(52,251)
                                                                                    ========

     Operating and other expenses paid to affiliates consist of management fees, maintenance and security expenses. In addition, payments of $455,000 for lease commissions were made to affiliates.
Included in mortgages at December 31, 1996 was approximately $94,100,000 relating to 330 Madison Company. Such amount is collateralized by the respective property and also a pledge of the partnership interest of all the partners of 330 Madison Company. The mortgage is payable to an entity which since 1991 has been under the control of liquidators. Since 1991, there has been uncertainty as to the applicable interest rate. Included in the mortgage balance at December 31, 1996 is approximately $36,100,000 of accrued interest. Such amount exceeds the interest which the partnership believes should be accrued by approximately

                            THE MENDIK PREDECESSORS

3. INVESTMENT IN PARTNERSHIPS -- (CONTINUED)
$14,300,000 at December 31, 1996. The equity in earnings of the investee for the year ended December 31, 1996, had 330 Madison Company's position been applied, would have been greater by approximately $704,000.

     The partners of 330 Madison Company are currently negotiating a resolution of the dispute with the mortgagee relating to the mortgage loans. If successful, 330 Madison Company expects to recognize a gain on the amount of debt, if any, to be extinguished and, in addition, have the loan extended on a short-term basis.

     Additionally, pursuant to the partnership agreements of 330 Madison Company and Two Park Company, each partner has the right to implement "buy-sell" provisions. The partners could be compelled either to sell their partnership interests to other partners, for the purchase price set forth in such other partners' notices exercising their "buy-sell" rights, or to purchase the interests of the other partners in the respective partnerships.

     As of December 31, 1996, the partners of Two Park Company concluded that the total estimated undiscounted future cash flow to be generated by its property, from operations and its eventual disposition, over an estimated holding period is less than its carrying value. As a result, Two Park Company recorded a write-down of $50,148,556 at December 31, 1996 to reduce the property's carrying value to its estimated fair value. The Mendik Predecessors had previously determined that, prior to 1996, their investment in Two Park Company had declined in value and that such decline was deemed to be other than temporary. Accordingly, the investment was written down by $25,000,000 prior to 1996, and the 1996 financial statements do not reflect its distributive share of the 1996 write-down by Two Park Company. The difference between The Mendik Predecessors' carrying amount of the investment and the underlying equity in such investee is being amortized over the life of the property.

4. TENANT ACQUISITION COSTS

     Under the provisions of a leasing arrangement which commenced in December 1992, one of the property partnerships has assumed a tenant's obligation under a pre-existing lease expiring in November 2000 in a building previously occupied by the tenant. The space was subleased on April 28, 1993 for the full lease term. The estimated obligation (including costs incurred in connection with the sublease), net of sublease income, was $9,456,000 and is being amortized on a straight-line basis over the term of the tenant's lease with the partnership, which expires December 2007.

                            THE MENDIK PREDECESSORS

5. MORTGAGE NOTES PAYABLE

     The mortgage notes payable at December 31, 1996, collateralized by the respective properties and assignment of leases, are as follows:

              PROPERTY                    MORTGAGE NOTES WITH FIXED INTEREST      (IN THOUSANDS)
-------------------------------------  -----------------------------------------  --------------
(A) Two Penn Plaza...................  Mortgage notes, interest rates ranging
                                       from 6.6725% to 9.2525%, due May 10, 2000     $155,000
(B) Eleven Penn Plaza................  First mortgage note, interest at 9.25%,
                                       due January 31, 1999                            53,835
(B) Eleven Penn Plaza................  Second mortgage note, interest at 9.25%,
                                       due January 31, 1999                            21,133
(C) 866 United Nations Plaza.........  Mortgage notes, interest rates ranging from 6.10% to 9.87%, due December 14,
                                         1998                                          49,779
                                                                                     --------
                                                                                      279,747

                                         MORTGAGE NOTE WITH VARIABLE INTEREST
                                       -----------------------------------------
(A) Two Penn Plaza...................  Mortgage notes, interest rates based on
                                       LIBOR plus 0.5625%, due May 10, 2000             4,100
                                                                                  --------------
                                       Total Mortgage Notes Payable.............     $283,847
                                                                                  ===========

(A) TWO PENN PLAZA

     The loan agreement is for $225,000,000 and requires payment of interest at a floating rate. No additional borrowing in excess of the outstanding principal balance may be made under the agreement. Two interest rate exchange agreements, which mature within seven months of the loan maturity, have fixed the rate on $155,000,000 of the loan at an average of approximately 7.3%. The effective rate paid on the remaining outstanding balance of $4,100,000 was approximately 6.42% for the year ended December 31, 1996.

(B) ELEVEN PENN PLAZA

     The first mortgage required fixed monthly payments of $614,723, including interest at 9.25% a year through January 1, 1996. Effective January 30, 1996, monthly payments of $604,829 including interest at 9.25% a year are required through January 31, 1999, the extended maturity date, at which time the principal balance of approximately $48,850,000 will be payable. The entire outstanding principal balance may be prepaid by giving 30 days' written notice as follows: at any time during the last three months before maturity without penalty, and at any other time with a 2% prepayment penalty.

     The second mortgage loan required interest only at a variable base rate, as defined, through January 29, 1996. The effective rate for the period January 1, 1996 through January 29, 1996 was 8.75%. Effective January 30, 1996, the maturity date was extended to January 31, 1999, and payments of interest only at 9.25% a year are required. The principal balance may be prepaid, in full or in part, at any time without penalty.

(C) 866 UNITED NATIONS PLAZA

     The first mortgage, with a balance of $9,729,004, matured on January 1, 1996. The mortgage was acquired by the second mortgage lender on January 2, 1996, at which time an additional $50,000 was advanced by the lender.

     The mortgage, which matures on December 14, 1998, may be extended by the borrower to December 14, 2000. Interest is payable monthly at either the LIBOR rate or a fixed rate option. The fixed rate option has

                            THE MENDIK PREDECESSORS

5. MORTGAGE NOTES PAYABLE -- (CONTINUED) been chosen for the entire debt, through maturity, in six separate agreements with rates ranging from 6.10% to 9.87%. The effective rate was approximately 7.60% for the year ended December 31, 1996.

(D) PRINCIPAL MATURITIES

COMBINED AGGREGATE PRINCIPAL MATURITIES OF MORTGAGE NOTES PAYABLE AS OF DECEMBER 31, 1996 ARE AS FOLLOWS:

                                                                 (IN THOUSANDS)
                                                                 --------------
                   1997........................................     $  2,170
                   1998........................................       52,366
                   1999........................................       70,211
                   2000........................................      159,100
                                                                    --------
                                                                    $283,847
                                                                    ========

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosures of estimated fair value were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts The Mendik Predecessors could realize on disposition of financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     Cash equivalents and variable rate mortgages are carried at amounts which reasonably approximate their fair values.

     At December 31, 1996, total mortgage notes payable with an aggregate carrying value of $283,847,000 have an estimated aggregate fair value of approximately $282,800,000. Estimated fair value is based on interest rates currently available to The Mendik Predecessors for issuance of debt with similar terms and remaining maturities. The estimated fair value of the interest rate exchange agreements is $5,500,000 based on the estimated amount that The Mendik Predecessors would have to pay to terminate the agreements at December 31, 1996.

     Disclosures about fair value of financial instruments is based on pertinent information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

7. RENTAL INCOME

     The Mendik Predecessors' Properties are leased to tenants under operating leases. The minimum rental amounts due under the leases are generally subject to either scheduled fixed increases or adjustments. The leases generally also require that the tenants reimburse The Mendik Predecessors for increases in certain

                            THE MENDIK PREDECESSORS

7. RENTAL INCOME -- (CONTINUED)
operating costs and real estate taxes above their base year costs. Approximate future minimum rents to be received over the next five years and thereafter for leases in effect at December 31, 1996 are as follows:

                                                                 (IN THOUSANDS)
                                                                 --------------
                1997...........................................     $ 71,171
                1998...........................................       58,380
                1999...........................................       57,482
                2000...........................................       51,711
                2001...........................................       48,633
                Thereafter.....................................      288,659
                                                                    --------
                ...............................................     $576,036
                                                                    ========

     Approximately 11.2% of rental revenue for 1996 is derived from one tenant whose leases expired October 31, 1996 and were not renewed. The leases provided for annual base rents of approximately $11,840,000 and additional rents based on increases in certain expenses over base period amounts.

     On October 1, 1995, a tenant in 11 Penn Plaza subleased its space to a partner in Eleven Penn Plaza Company. Under the sublease agreement (the "sublease"), which covers the remainder of the lease term through June 2001, the tenant vacated part of the space in November 1995, with the remainder to be vacated in January 1997. Additionally, the sublease requires the tenant to expend approximately $3,700,000 for alterations to the space.

     For financial reporting purposes, the transaction is treated as a lease termination. Net payments to be received from the tenant for the entire term of the sublease were present-valued using an 8% interest rate. The present value of amounts to be received, allocable to the space to be vacated in 1997, is approximately $17,938,000. Income to be recognized in 1997, net of an adjustment of approximately $3,691,000 for rent income previously recognized on the straight-line basis, will be approximately $14,247,000. In addition, related prepaid leasing costs and unamortized tenant improvements of approximately $578,000 and $2,100,000, respectively, will be written off in 1997.

8. RELATED PARTY TRANSACTIONS

     Operating expenses paid to affiliates consist of maintenance and security expense. In addition, payments were made to an affiliate for capital expenditures of approximately $662,000.

9. COMMITMENTS AND CONTINGENCIES

DEFINED CONTRIBUTION PLAN

     The Mendik Predecessors have a defined contribution plan (the "Plan") which qualifies under Section 401(k) of the Internal Revenue Code and provides coverage for all nonunion employees of The Mendik Predecessors. The maximum percentage of annual compensation that participants may contribute to the Plan is not to exceed the maximum allowed under the Internal Revenue Code. Matching contributions are made by management for each participant with at least 1,000 hours of service, up to a maximum of the greater of $1,000 or 5% of compensation. Additional amounts may be contributed as determined by management. Pension plan expense for the year ended December 31, 1996 was $97,278.

                            THE MENDIK PREDECESSORS

9. COMMITMENTS AND CONTINGENCIES-- (CONTINUED)
OTHER COMMITMENTS AND CONTINGENCIES

     The Mendik Predecessors are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of The Mendik Predecessors.

     On January 14, 1997, two individual investors in Mendik Real Estate Limited Partnership ("RELP"), the publicly held limited partnership that indirectly owns an effective 60% interest in the Two Park Avenue property ("Two Park"), filed a purported class action suit against NY Real Estate Services I, Inc. ("NY Real Estate"), Mendik RELP Corp., B&B Park Avenue, L.P. (the entity that owns a 40% interest in Two Park and in which the Operating Partnership proposes to acquire all of the interests as part of proposed transactions (see Note 2) and Mr. Mendik in the Supreme Court of the State of New York, County of New York, on behalf of all persons holding limited partnership interests in RELP. The complaint alleges that for reasons which include purported conflicts of interest, the defendants breached their fiduciary duty to the limited partners and that NY Real Estate and Mendik RELP Corp. also breached their contractual duty to the limited partners. The plaintiffs further allege that such a proposed transfer of the 40% interest in Two Park will result in a burden on the operation and management of Two Park since the purchaser of the 40% interest will have no fiduciary duty to RELP, yet all decisions regarding

     The Mendik Predecessors are in the process of installing new state-of-the-art air conditioning equipment for several properties. The total cost of the project will be approximately $13,800,000, of which approximately $2,400,000 will be funded by a Con Edison rebate program and approximately $435,000 will be funded by a vendor rebate. In addition, adjacent property owners will fund approximately $4,000,000. At December 31, 1996, approximately $13,000,000 of the total cost of the project has been incurred, of which $3,600,000 has been billed to adjacent property owners.

     The Mendik Predecessors are contractually committed to make an additional investment in 570 Lexington Company, L.P., representing their pro rata portion of the redevelopment costs of the building owned by that entity. At December 31, 1996, the additional investment is expected to be approximately $1,400,000.

                            THE MENDIK PREDECESSORS

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                COLUMN D
                                                                        ------------------------             COLUMN E
                                                                                                     -------------------------
                                                  COLUMN C                  COST CAPITALIZED
                                          -------------------------                                    GROSS AMOUNT AT WHICH
                                                                               SUBSEQUENT                     CARRIED
                                                INITIAL COST                 TO ACQUISITION             AT CLOSE OF PERIOD
      COLUMN A             COLUMN B       -------------------------     ------------------------     -------------------------
--------------------    --------------                BUILDINGS AND                BUILDINGS AND                 BUILDINGS AND
    DESCRIPTION          ENCUMBRANCE       LAND       IMPROVEMENTS       LAND      IMPROVEMENTS       LAND       IMPROVEMENTS
--------------------    --------------    -------     -------------     ------     -------------     -------     -------------
Two Penn Plaza,.....          $159,100    $    --       $  53,707       $6,015       $    63,303     $ 6,015       $ 117,010
  New York, NY           (3 mortgages)
1740 Broadway,......                --     20,520          86,723           --             7,544      20,520          94,267
  New York, NY
11 Penn Plaza,......            74,968      5,433          27,904          780            47,868       6,213          75,772
  New York, NY           (2 mortgages)
866 United Nations..            49,779      4,280          12,210           --            12,516       4,280          24,726
  Plaza,
  New York, NY           (6 mortgages)
                              --------    -------        --------       ------          --------     -------        --------
                              $283,847    $30,233       $ 180,544       $6,795       $   131,231     $37,028       $ 311,775
                              ========    =======        ========       ======          ========     =======        ========


                                                                                          COLUMN I
                                     COLUMN F         COLUMN G                         ---------------
      COLUMN A                     ------------     ------------       COLUMN H         LIFE ON WHICH
--------------------               ACCUMULATED        DATE OF        -------------      DEPRECIATION
    DESCRIPTION        TOTAL       DEPRECIATION     CONSTRUCTION     DATE ACQUIRED       IS COMPUTED
--------------------  --------     ------------     ------------     -------------     ---------------
                                                                                       31 1/2 -- 39
Two Penn Plaza,.....  $123,025       $ 82,898           1968              1978         years
  New York, NY
1740 Broadway,......   114,787         18,047           1950              1990         15 -- 39 years
  New York, NY
11 Penn Plaza,......    81,985         45,815           1923              1980         15 -- 39 years
  New York, NY
866 United Nations..    29,006         15,652           1996              1978         10 -- 39 years
  Plaza,
  New York, NY
                      --------       --------
                      $348,803       $162,412
                      ========       ========

                            THE MENDIK PREDECESSORS
            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996

     The changes in real estate for the year ended December 31, 1996 are as follows:

                                                                         (IN THOUSANDS)
        Balance at beginning of year...................................     $338,229
        Improvements...................................................       10,574
                                                                            --------
        Balance at end of year.........................................     $348,803
                                                                            ========

     The aggregate cost of land, buildings and improvements for Federal income tax purposes at December 31, 1996 was $313,000,000.

     The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos and furniture and fixtures, for the year ended December 31, 1996 is as follows:

                                                                         (IN THOUSANDS)
        Balance at beginning of year...................................     $151,027
        Depreciation for year..........................................       11,385
                                                                            --------
        Balance at end of year.........................................     $162,412
                                                                            ========

                            THE MENDIK PREDECESSORS

                             COMBINED BALANCE SHEET

                            MARCH 31, 1997 AND 1996
                                  (UNAUDITED)
                                    (NOTE 1)

                                                                             1997       1996
                                                                           --------   --------
                                                                             (IN THOUSANDS)
ASSETS
Commercial real estate properties, at cost (Note 5)
  Land.................................................................... $ 37,028   $ 37,028
  Buildings and improvements..............................................  313,177    305,018
  Equipment, autos, furniture and fixtures................................    7,093      7,066
                                                                           --------   --------
                                                                            357,298    349,112
     Less accumulated depreciation........................................  172,712    159,516
                                                                           --------   --------
                                                                            184,586    189,596
Cash and cash equivalents.................................................   11,969     14,089
Restricted cash...........................................................    2,382      7,025
Available-for-sale securities (Note 1)....................................   31,329     18,399
Receivables...............................................................   26,086     10,233
Related party receivables.................................................    1,747      2,855
Deferred rents receivable (Note 7)........................................   38,787     40,191
Prepaid expenses..........................................................    8,649      8,434
Investment in partnerships (Note 3).......................................   20,103     22,682
Tenant acquisition costs (Note 4).........................................    6,750      7,510
Deferred lease fees and loan costs, less accumulated amortization of
  $26,048 (1997) and $22,471 (1996).......................................   16,870     15,480
Security deposits.........................................................    2,378      2,245
                                                                           --------   --------
Total assets.............................................................. $351,636   $338,739
                                                                           ========   ========
LIABILITIES AND OWNERS' EQUITY
Mortgage notes payable (Note 5)........................................... $283,466   $285,668
Tenant acquisition costs payable (Note 4).................................    4,308      6,176
Accounts payable and accrued expenses.....................................    5,272     10,363
Accounts payable to related parties.......................................      468         46
Excess of distributions and share of losses over investment in partnership
  (Note 3)................................................................    5,216         --
Deferred rents............................................................    1,600      3,203
Security deposits.........................................................    2,378      2,322
                                                                           --------   --------
Total liabilities.........................................................  302,708    307,778
Owners' equity............................................................   48,928     30,961
Commitments and other comments (Notes 6, 7 and 9).........................       --         --
                                                                           --------   --------
Total liabilities and owners' equity...................................... $351,636   $338,739
                                                                           ========   ========

            See accompanying notes to combined financial statements.

                            THE MENDIK PREDECESSORS

                          COMBINED STATEMENT OF INCOME

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)
                                    (NOTE 1)

                                                                            1997        1996
                                                                           -------     -------
                                                                             (IN THOUSANDS)
REVENUES
  Rental revenue (Note 7)................................................  $32,587     $21,013
  Escalation and reimbursement revenues (Note 7).........................    2,737       3,598
  Construction revenues..................................................       14          --
  Management revenues, including $850 (1997) and $743 (1996) from
     affiliates..........................................................      983         845
  Leasing commissions, including $87 (1997) and $142 (1996) from
     affiliates..........................................................      302         183
  Investment income......................................................    1,051         554
  Equity in net income of investees (Note 3).............................      228          40
                                                                           -------     -------
Total revenues...........................................................   37,902      26,233
                                                                           -------     -------
EXPENSES
  Operating expenses, including $3,385 (1997) and $3,365 (1996) to
     affiliates..........................................................    6,506       6,488
  Real estate taxes......................................................    4,758       4,773
  Rent expense to affiliates.............................................      168         166
  Interest (Note 5)......................................................    5,589       5,697
  Depreciation and amortization..........................................    5,678       3,612
  Marketing, general and administrative..................................    2,611       1,932
                                                                           -------     -------
Total expenses...........................................................   25,310      22,668
                                                                           -------     -------
Net income...............................................................  $12,592     $ 3,565
                                                                           =======     =======

            See accompanying notes to combined financial statements.

                            THE MENDIK PREDECESSORS

                      COMBINED STATEMENT OF OWNERS' EQUITY

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)
                                    (NOTE 1)

                                                                                 (IN THOUSANDS)
                                                                                 --------------
1997
BALANCE AT JANUARY 1, 1997.....................................................     $ 39,972
  Owners' (distributions)......................................................       (3,481)
  Owners' contributions........................................................            4
  Adjustment to unrealized gain on available-for-sale securities...............         (159)
  Net income for the three months ended March 31, 1997.........................       12,592
                                                                                     -------
BALANCE AT MARCH 31, 1997......................................................     $ 48,928
                                                                                     =======
1996
BALANCE AT JANUARY 1, 1996.....................................................     $ 30,468
  Owners' (distributions)......................................................       (2,937)
  Owners' contributions........................................................           21
  Adjustment to unrealized gain on available-for-sale securities...............         (156)
  Net income for the three months ended March 31, 1996.........................        3,565
                                                                                     -------
BALANCE AT MARCH 31, 1996......................................................     $ 30,961
                                                                                     =======

            See accompanying notes to combined financial statements.

                            THE MENDIK PREDECESSORS

                        COMBINED STATEMENT OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)
                                    (NOTE 1)

                                                                            1997        1996
                                                                          --------     -------
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES
  Net Income............................................................  $ 12,592     $ 3,565
Adjustments:
  Depreciation and amortization.........................................     5,678       3,612
  Equity in net income of investees.....................................      (228)        (40)
  Deferred rents receivable.............................................     3,432         294
Changes in operating assets and liabilities:
  Restricted cash.......................................................    (1,319)     (3,468)
  Receivables...........................................................   (16,280)      1,850
  Related party receivables.............................................     1,333       1,053
  Prepaid expenses......................................................    (5,729)     (5,594)
  Deferred lease fees...................................................    (1,477)       (396)
  Accrued interest receivable...........................................      (123)       (161)
  Tenant acquisition costs payable......................................      (217)       (114)
  Accounts payable and accrued expenses.................................       306       3,538
  Accounts payable to related parties...................................       104        (520)
  Deferred rents........................................................     1,334       2,848
  Security deposits.....................................................        45          84
  Security deposits payable.............................................      (122)       (100)
                                                                          --------     -------
Net cash provided by (used in) operating activities.....................      (671)      6,451
                                                                          --------     -------
INVESTING ACTIVITIES
  Additions to land, buildings and improvements.........................    (1,455)     (2,807)
  Purchases of equipment, autos, furniture and fixtures.................       (75)        (72)
  Contributions to partnership investments..............................      (196)       (242)
  Proceeds from sales of securities.....................................     4,503       4,929
  Purchases of securities...............................................    (8,429)     (3,468)
                                                                          --------     -------
Net cash used in investing activities...................................    (5,652)     (1,660)
                                                                          --------     -------

            See accompanying notes to combined financial statements.

                            THE MENDIK PREDECESSORS

                        COMBINED STATEMENT OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)
                                    (NOTE 1)

                                                                            1997        1996
                                                                          --------     -------
                                                                             (IN THOUSANDS)
FINANCING ACTIVITIES
  Proceeds from mortgage note payable...................................  $     --     $    50
  Payments of mortgage notes payable....................................      (381)       (174)
  Cash distributions to owners..........................................    (3,481)     (2,937)
  Cash contributions from owners........................................         4          21
  Deferred loan costs...................................................        --        (513)
                                                                          --------     -------
Net cash used in financing activities...................................    (3,858)     (3,553)
                                                                          --------     -------
Net increase (decrease) in cash and cash equivalents....................   (10,181)      1,238
Cash and cash equivalents at beginning of period........................    22,150      12,851
                                                                          --------     -------
Cash and cash equivalents at end of period..............................  $ 11,969     $14,089
                                                                          ========     =======
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid.........................................................  $  5,177     $ 2,256
  Income taxes paid.....................................................       138          43

            See accompanying notes to combined financial statements.

                            THE MENDIK PREDECESSORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     The Mendik Predecessors are engaged in the ownership, management, operation, leasing and development of real estate office properties (collectively, the "Properties") located in the borough of Manhattan in New York City.

PRINCIPLES OF COMBINATION

     The Mendik Predecessors is not a legal entity, but rather a combination of real estate properties and interests in entities (see Note 2) that are organized as partnerships and a limited liability company and affiliated real estate management and leasing entities. All significant intercompany transactions and balances have been eliminated in combination.


The accompanying combined financial statements include partnerships, a limited liability company and S corporations which are under the common control (through management of day to day activities) of the Mendik Group (Bernard H. Mendik, David R. Greenbaum and certain entities controlled by them).



                     ENTITY                                PROPERTY/SERVICE
    -----------------------------------------  -----------------------------------------
    Office Property Entities
      Two Penn Plaza Associates L.P.           Two Penn Plaza
      1740 Broadway Associates, L.P.           1740 Broadway
      Eleven Penn Plaza Company                11 Penn Plaza
      866 U.N. Plaza Associates LLC            866 United Nations Plaza
    Management Entities
      Mendik Realty Company, Inc.              Management and leasing
      Mendik Management Company, Inc.          Management and leasing



     Additionally, three property-owning partnerships in which The Mendik Predecessors own less than a majority interest, but exercise significant influence, are accounted for under the equity method. Under the equity method, The Mendik Predecessors record such investments at cost and adjust the investment account for their share of the entities' income or loss and for cash distributions and contributions.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REAL ESTATE PROPERTIES

     Depreciation is computed by the straight-line method over the estimated useful lives which range from ten to thirty-nine years for buildings and improvements and four to seven years for equipment, autos, furniture and fixtures. Tenant improvements, which are included in buildings and improvements on the accompanying combined balance sheet, are amortized over the life of the respective leases, using the straight-line method.

     Included in building improvements are approximately $526,000 and $559,000 of additions for the three months ended March 31, 1997 and 1996, respectively. In addition, building improvements of the equity investees includes approximately $166,000 and $880,000 of additions for the three months ended March 31, 1997 and 1996, respectively.

                            THE MENDIK PREDECESSORS

CASH AND CASH EQUIVALENTS

     The Mendik Predecessors consider highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents consist primarily of U.S. Treasury Bills and certificates of deposit.

     Most of the cash balances are in excess of federally insured limits.

RESTRICTED CASH

     Restricted cash consists of escrows for real estate taxes and capital expenditures, and collateral deposits for payment of mortgage interest. An agreement for the collection of rents was entered into during 1994 between one of the office property entities and its two mortgagees, pursuant to which all rents are deposited into an account directly controlled by one of the mortgagees. Any cash required by the office property entity to fund operations must be requisitioned from the mortgagee.

REVENUE RECOGNITION

     Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents so recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable on the accompanying combined balance sheet. Contractually due but unpaid rents are included in receivables on the accompanying combined balance sheet. Certain lease agreements provide for reimbursement of real estate taxes, insurance and certain common area maintenance costs and rental increases tied to increases.

DEFERRED COSTS

     Lease costs and loan costs are capitalized and amortized over the life of the related lease or loan. Affiliates of The Mendik Predecessors have incurred costs related to the subsequent event described in Note 2. Such deferred costs were reimbursed to such affiliates upon successful completion of the transaction.

AVAILABLE-FOR-SALE SECURITIES

     Debt securities that The Mendik Predecessors have both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that The Mendik Predecessors do not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of owners' equity. The cost of marketable securities sold is determined using the specific identification method.

     At March 31, 1997 and 1996, available-for-sale securities, consisting principally of U.S. Treasury obligations, had an aggregate cost of $31,357,321 and $18,341,186, respectively, and an aggregate market value of $31,329,482 and $18,399,286, respectively. Net unrealized gains (losses) at March 31, 1997 and 1996 were $(27,839) and $58,100, respectively, consisting of unrealized gains of $68,269 and $58,100, respectively, and unrealized losses of $96,108 and $-0-, respectively. At March 31, 1997 and 1996, the investment in marketable debt securities includes accrued interest of $473,184 and $408,303, respectively.

     Contractual maturities (including accrued interest) of the securities at March 31, 1997 are as follows:

                Within 1 year...................................  $18,412,306
                1-4 years.......................................   12,553,201
                                                                  -----------
                                                                  $30,965,507
                                                                  ===========

                            THE MENDIK PREDECESSORS

     Available-for-sale securities at March 31, 1997 include a mutual fund carried at its fair value of $363,975. At March 31, 1996, the mutual fund was carried at its cost of $324,302 and had a fair value of $328,664.

INCOME TAXES

     The entities in The Mendik Predecessors are not taxpaying entities for Federal income tax purposes and, accordingly, no provision or credit has been made in the accompanying financial statements for Federal income taxes. Owners' allocable shares of taxable income or loss are reportable on their income tax returns. Where applicable, state and local income taxes were provided.

CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND PROFITS AND LOSSES

     Capital contributions, distributions and profits and losses are allocated in accordance with the terms of the applicable agreements.

INTEREST RATE EXCHANGE AGREEMENTS

     Two of the office property entities have entered into interest rate exchange agreements to reduce the impact of certain changes in interest rates on their variable rate debt. Payments under these agreements are recognized as adjustments to interest expense when incurred. Unamortized amounts paid under interest rate exchange agreements are written off when the related debt is paid prior to maturity. When the underlying debt is not repaid, any gain or loss realized upon early termination of interest rate exchange agreements is recognized as an adjustment of interest expense over the remaining term of the hedged debt. There is exposure to credit loss in the event of nonperformance by the other party to the agreement. However, nonperformance by the counterparty is not anticipated.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Mendik Predecessors adopted SFAS No. 121 in the first quarter of 1996. The adoption had no effect on the financial statements.

2. SUBSEQUENT EVENT

     On April 15, 1997, Vornado Realty Trust ("Vornado") consummated the acquisition, through an operating partnership, of interests in all or a portion of seven Manhattan office buildings and certain management and leasing assets held by The Mendik Predecessors. Simultaneously with the closing of this transaction, and in connection therewith, Vornado converted to an Umbrella Partnership REIT (UPREIT) by transferring (by contribution, merger or otherwise) all or substantially all of the interests in its properties and other assets to The Mendik Company, L.P., a Delaware limited partnership which has been renamed Vornado Realty L.P. (the "Operating Partnership"), of which Vornado is the sole general partner. As a result of such conversion, future activities will be conducted through the Operating Partnership.

     The consideration for the transaction was approximately $656,000,000, including $264,000,000 in cash, $177,000,000 in the limited partnership units of the Operating Partnership and $215,000,000 in indebtedness.

                            THE MENDIK PREDECESSORS

3. INVESTMENT IN PARTNERSHIPS

     The Mendik Predecessors' investments in the three partnerships which have been accounted for under the equity method are as follows:

                                                                                PERCENTAGE
                PARTNERSHIP                             PROPERTY                OWNERSHIP
    ------------------------------------  ------------------------------------  ----------
    330 Madison Company.................  330 Madison Avenue                         24.75%
    Two Park Company....................  2 Park Avenue                                 40%
    570 Lexington Company, L.P. ........  570 Lexington Avenue                    5.576205%

     These investments are recorded initially at cost and subsequently adjusted for equity in the net income or loss of investees and cash contributions and distributions.

     Condensed financial statements of the partnerships are as follows:

                                                                             1997       1996
                                                                           --------   --------
                                                                             (IN THOUSANDS)
CONDENSED BALANCE SHEET
  Commercial real estate property, net...................................  $186,255   $234,710
  Receivables............................................................    32,349     40,252
  Cash and short-term investments........................................    11,197     38,817
  Prepaid expenses and other assets......................................    18,425     17,904
                                                                           --------   --------
  Total assets...........................................................  $248,226   $331,683
                                                                           ========   ========
  Mortgages, including $65,000 (1997 and 1996) due to an affiliate.......  $159,058   $151,409
  Loans payable..........................................................    40,000     40,000
  Accounts payable and other liabilities.................................    22,756     19,605
  Partners' capital......................................................    26,412    120,669
                                                                           --------   --------
  Total liabilities and partners' capital................................  $248,226   $331,683
                                                                           ========   ========
CONDENSED STATEMENT OF OPERATIONS
  Rental revenue and escalations, including $161 (1997) and $157 (1996)
     from affiliates.....................................................  $ 13,956   $ 13,293
  Other revenue..........................................................        84        521
                                                                           --------   --------
  Total revenues.........................................................    14,040     13,814
                                                                           --------   --------
  Interest...............................................................     4,385      4,351
  Depreciation and amortization..........................................     2,846      3,913
  Operating and other expenses, including $2,090 (1997) and $1,970 (1996)
     to affiliates.......................................................     7,469      7,326
                                                                           --------   --------
  Total expenses.........................................................    14,700     15,590
                                                                           --------   --------
  Net loss...............................................................  $   (660)  $ (1,776)
                                                                           ========   ========

     Operating and other expenses paid to affiliates consist of management fees and maintenance and security expenses. In addition, payments of $69,168 and $107,937 for lease commissions were made to affiliates for the three months ended March 31, 1997 and 1996, respectively.

     Included in mortgages at March 31, 1997 and 1996 was approximately $94,100,000 and $86,400,000, respectively, relating to 330 Madison Company. Such amount is collateralized by the respective property and also a pledge of the partnership interest of all the partners of 330 Madison Company. The mortgage is payable to an entity which since 1991 has been under the control of provisional liquidators. Since 1991, there has been

                            THE MENDIK PREDECESSORS
uncertainty as to the applicable interest rate. Included in the mortgage balance at March 31, 1997 and 1996 is approximately $36,100,000 and $28,400,000, respectively, of accrued interest. Other liabilities at March 31, 1997 and 1996 include accrued interest of approximately $3,500,000 and $3,300,000, respectively. Such amounts exceed the interest which the partnership believes should be accrued by approximately $15,200,000 and $12,700,000 at March 31, 1997 and 1996, respectively. The equity in earnings of the investee for the three months ended March 31, 1997 and 1996, had 330 Madison Company's position been applied, would have been greater by approximately $125,000 and $114,000, respectively.

     The partners of 330 Madison Company are currently negotiating a resolution of the dispute with the mortgagee relating to the mortgage loans. If successful, 330 Madison Company expects to recognize a gain on the amount of debt, if any, to be extinguished and, in addition, have the loan extended on a short-term basis.

     Additionally, pursuant to the partnership agreements of 330 Madison Company and Two Park Company, each partner has the right to implement "buy-sell" provisions. The partners could be compelled either to sell their partnership interests to other partners, for the purchase price set forth in such other partners' notices exercising their "buy-sell" rights, or to purchase the interests of the other partners in the respective partnerships.


     As of December 31, 1996, the partners of Two Park Company concluded that the total estimated undiscounted future cash flow to be generated by its property, from operations and its eventual disposition, over an estimated holding period is less than its carrying value. As a result, Two Park Company recorded a write-down of $50,148,556 at December 31, 1996 to reduce the property's carrying value to its estimated fair value. The difference between The Mendik Predecessors' carrying amount of the investment and the underlying equity in such investee is being amortized over the life of the property.


4. TENANT ACQUISITION COSTS

     Under the provisions of a leasing arrangement which commenced in December 1992, one of the property partnerships has assumed a tenant's obligation under a pre-existing lease expiring in November 2000 in a building previously occupied by the tenant. The space was subleased on April 28, 1993 for the full lease term. The estimated obligation (including costs incurred in connection with the sublease), net of sublease income, was $9,456,000 and is being amortized on a straight-line basis over the term of the tenant's lease with the partnership, which expires December 2007.

                            THE MENDIK PREDECESSORS

5. MORTGAGE NOTES PAYABLE

     The mortgage notes payable at March 31, 1997 and 1996, collateralized by the respective properties and assignment of leases, are as follows:

              PROPERTY                 MORTGAGE NOTES WITH FIXED INTEREST     1997       1996
-------------------------------------  -----------------------------------  --------   --------
                                                                              (IN THOUSANDS)
A) Two Penn Plaza....................  Mortgage notes, interest rates ranging from 6.6725% to 9.2525%,
                                         due May 10, 2000                   $155,000   $155,000
B) Eleven Penn Plaza.................  First mortgage note, interest at
                                       9.25%, due January 31, 1999            53,454     55,656
B) Eleven Penn Plaza.................  Second mortgage note, interest at
                                       9.25%, due January 31, 1999            21,133     21,133
C) 866 United Nations Plaza..........  Mortgage notes, interest rates ranging from 6.10% to 9.87%, due
                                         December 14, 1998                    49,779     49,779
                                                                            --------   --------
                                                                             279,366    281,568

                                           MORTGAGE NOTE WITH VARIABLE
                                                    INTEREST
                                       -----------------------------------
(A) Two Penn Plaza...................  Mortgage notes, interest rates based on LIBOR plus 0.5625%, due
                                         May 10, 2000                          4,100      4,100
                                                                            --------   --------
                                       Total Mortgage Notes Payable.......  $283,466   $285,668
                                                                            ========   ========

(A) TWO PENN PLAZA

     The loan agreement is for $225,000,000 and requires payment of interest at a floating rate. No additional borrowing in excess of the outstanding principal balance may be made under the agreement. Two interest rate exchange agreements, which mature within seven months of the loan maturity, have fixed the rate on $155,000,000 of the loan at an average of approximately 7.4%. The effective rate paid on the remaining outstanding balance of $4,100,000 was approximately 6.1% and 6.75% for the three months ended March 31, 1997 and 1996, respectively.

(B) ELEVEN PENN PLAZA

     The first mortgage required fixed monthly payments of $614,723, including interest at 9.25% a year through January 1, 1996. Effective January 30, 1996, monthly payments of $604,829 including interest at 9.25% a year are required through January 31, 1999, the extended maturity date, at which time the principal balance of approximately $48,850,000 will be payable. The entire outstanding principal balance may be prepaid by giving 30 days' written notice as follows: at any time during the last three months before maturity without penalty, and at any other time with a 2% prepayment penalty.

     The second mortgage loan required interest only at a variable base rate, as defined, through January 29, 1996. The effective rate for the period January 1, 1996 through January 29, 1996 was 8.75%. Effective January 30, 1996, the maturity date was extended to January 31, 1999, and payments of interest only at 9.25% a year are required. The principal balance may be prepaid, in full or in part, at any time without penalty.

                            THE MENDIK PREDECESSORS

(C) 866 UNITED NATIONS PLAZA

     The first mortgage, with a balance of $9,729,004, matured on January 1, 1996. The mortgage was acquired by the second mortgage lender on January 2, 1996, at which time an additional $50,000 was advanced by the lender.

     The mortgage, which matures on December 14, 1998, may be extended by the borrower to December 14, 2000. Interest is payable monthly at either the LIBOR rate or a fixed rate option. The fixed rate option has been chosen for the entire debt, through maturity, in six separate agreements with rates ranging from 6.10% to 9.87%. The effective rate was approximately 7.60% and 7.50% for the three months ended March 31, 1997 and 1996, respectively.

(D) PRINCIPAL MATURITIES

     Combined aggregate principal maturities of mortgage notes payable as of March 31, 1997 are as follows:

                                  YEAR ENDING
                                   MARCH 31,                     (IN THOUSANDS)
                -----------------------------------------------  --------------
                   1998........................................     $  2,414
                   1999........................................      121,952
                   2000........................................           --
                   2001........................................      159,100
                                                                    --------
                                                                    $283,466
                                                                    ========

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosures of estimated fair value were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necesssary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts The Mendik Predecessors could realize on disposition of financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     Cash equivalents and variable rate mortgages are carried at amounts which reasonably approximate their fair values.

     At March 31, 1997, total mortgage notes payable with an aggregate carrying value of $283,466,000 have an estimated aggregate fair value of approximately $284,400,000. Estimated fair value is based on interest rates currently available to The Mendik Predecessors for issuance of debt with similar terms and remaining maturities. The estimated fair value of the interest rate exchange agreements is $1,073,000 based on the estimated amount that The Mendik Predecessors would have to pay to terminate the agreements at March 31, 1997.

     Disclosures about fair value of financial instruments is based on pertinent information available to management as of March 31, 1997. Although management is not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

7. RENTAL INCOME

     The Mendik Predecessors' Properties are leased to tenants under operating leases. The minimum rental amounts due under the leases are generally subject to either scheduled fixed increases or adjustments. The

                            THE MENDIK PREDECESSORS
leases generally also require that the tenants reimburse The Mendik Predecessors for increases in certain operating costs and real estate taxes above their base year costs. Approximate future minimum rents to be received over the next five years and thereafter for leases in effect at March 31, 1997 are as follows:

                                  YEAR ENDING
                                   MARCH 31,                     (IN THOUSANDS)
                -----------------------------------------------  --------------
                1998...........................................     $ 69,003
                1999...........................................       59,325
                2000...........................................       57,208
                2001...........................................       52,116
                2002...........................................       48,644
                Thereafter.....................................      288,164
                                                                    --------
                                                                    $574,460
                                                                    ========

     Approximately 13.9% of rental revenue for the three months ended March 31, 1996 is derived from one tenant whose leases expired October 31, 1996 and were not renewed. The leases provided for annual base rents of approximately $11,840,000 and additional rents based on increases in certain expenses over base period amounts.

     On October 1, 1995, a tenant in 11 Penn Plaza subleased its space to a partner in Eleven Penn Plaza Company. Under the sublease agreement (the "sublease"), which covers the remainder of the lease term through June 2001, the tenant vacated part of the space in November 1995, and the remainder of the space in January 1997. Additionally, the sublease requires the tenant to expend approximately $3,700,000 for alterations to the space.

     For financial reporting purposes, the transaction is treated as a lease termination. Net payments to be received from the tenant for the entire term of the sublease were present-valued using an 8% interest rate. The present value of amounts to be received, allocable to the space vacated in 1997, is approximately $17,938,000. Income recognized in 1997, net of an adjustment of approximately $3,691,000 for rent income previously recognized on the straight-line basis, is approximately $14,247,000. In addition, related prepaid leasing costs and unamortized tenant improvements of approximately $447,000 and $1,654,000, respectively, have been written off in 1997 and charged to amortization expense.

8. RELATED PARTY TRANSACTIONS

     Operating expenses paid to affiliates consist of maintenance and security expense. In addition, payments were made to an affiliate for capital expenditures for the three months ended March 31, 1997 of approximately $604,000.

9. COMMITMENTS AND CONTINGENCIES

DEFINED CONTRIBUTION PLAN

     The Mendik Predecessors have a defined contribution plan (the "Plan") which qualifies under Section 401(k) of the Internal Revenue Code and provides coverage for all nonunion employees of The Mendik Predecessors. The maximum percentage of annual compensation that participants may contribute to the Plan is not to exceed the maximum allowed under the Internal Revenue Code. Matching contributions are made by management for each participant with at least 1,000 hours of service, up to a maximum of the greater of $1,000 or 5% of compensation. Additional amounts may be contributed as determined by management. Pension plan expense for the three months ended March 31, 1997 and 1996 was $105,901 and $92,374, respectively.

                            THE MENDIK PREDECESSORS

OTHER COMMITMENTS AND CONTINGENCIES

     The Mendik Predecessors are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of The Mendik Predecessors.

     On January 14, 1997, two individual investors in Mendik Real Estate Limited Partnership ("RELP"), the publicly held limited partnership that indirectly owns an effective 60% interest in the Two Park Avenue property ("Two Park"), filed a purported class action suit in the Supreme Court of the State of New York, County of New York, against NY Real Estate Services I, Inc. ("NY Real Estate"), Mendik RELP Corp., B&B Park Avenue, L.P. (the entity that owns a 40% interest in Two Park and which was acquired by the Operating Partnership (see Note 2)) and Mr. Mendik, on behalf of all persons holding limited partnership interests in RELP. The complaint alleges that for reasons which include purported conflicts of interest, the defendants breached their fiduciary duty to the limited partners and that NY Real Estate and Mendik RELP Corp. also breached their contractual duty to the limited partners. The plaintiffs further allege that a transfer of the 40% interest in Two Park will result in a burden on the operation and management of Two Park since the purchaser of the 40% interest will have no fiduciary duty to RELP, yet all decisions regarding any proposed sale or refinancing of the property will require its consent, with the result that, among other things, the transfer will prevent RELP from negotiating for the sale of Two Park at better terms than a sale of only RELP's 60% interest. The complaint also alleges, among other things, that the transfer of the 40% interest violates RELP's right of first refusal to purchase the interest being transferred and fails to provide limited partners in RELP with a comparable transfer opportunity.

     Shortly after the filing of the complaint, another limited partner represented by the same attorneys filed an essentially identical complaint in the same court. Among other things, both complaints claim that the purported class has and will continue to suffer unspecified damages, and seek a declaration that the suits are properly class actions, an accounting and certain injunctive relief, including an injunction enjoining the transfer of the 40% interest and a judgment requiring either the liquidation of the partnership and the appointment of a receiver or an auction of Two Park. The time for defendants to respond to the complaints and to certain discovery requests has not yet expired. In the interim, plaintiff's counsel have requested an agreement to consolidate the two actions and have stated that they may seek to amend the complaints in unspecified ways, as well as to file a motion seeking a preliminary injunction.

     The Mendik Predecessors intend to vigorously defend against these actions.

     As of March 31, 1997, in accordance with tenant leases, the office property entities have agreed to reimburse tenants up to a maximum of approximately $10,302,000 for initial tenant charges, as defined. Such charges incurred at March 31, 1997 totaled approximately $2,034,000.

     The Mendik Predecessors are in the process of installing new state-of-the-art air conditioning equipment for several properties. The total remaining cost of the project will be approximately $6,100,000, of which approximately $975,000 will be funded by a Con Edison rebate program. In addition, adjacent property owners will fund approximately $1,900,000, which has been billed to them. At March 31, 1997, approximately $5,700,000 of the remaining cost of $6,100,000 has been incurred. At December 31, 1996, one of the Properties had completed the installation of state-of-the-art air conditioning equipment for a total cost of $7,700,000 before rebates and funding by adjacent property owners.

     The Mendik Predecessors are contractually committed to make an additional investment in 570 Lexington Company, L.P., representing their pro rata portion of the redevelopment costs of the building owned by that entity. At March 31, 1997, the additional investment is expected to be approximately $1,300,000.

                            THE MENDIK PREDECESSORS

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION

                                 MARCH 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                COLUMN D
                                                                        ------------------------             COLUMN E
                                                                                                     -------------------------
                                                  COLUMN C                  COST CAPITALIZED
                                          -------------------------                                    GROSS AMOUNT AT WHICH
                                                                               SUBSEQUENT                     CARRIED
                                                INITIAL COST                 TO ACQUISITION             AT CLOSE OF PERIOD
      COLUMN A             COLUMN B       -------------------------     ------------------------     -------------------------
--------------------    --------------                BUILDINGS AND                BUILDINGS AND                 BUILDINGS AND
    DESCRIPTION          ENCUMBRANCE       LAND       IMPROVEMENTS       LAND      IMPROVEMENTS       LAND       IMPROVEMENTS
--------------------    --------------    -------     -------------     ------     -------------     -------     -------------
Two Penn Plaza,               $159,100    $    --       $  53,707       $6,015       $    63,898     $ 6,015       $ 117,605
  New York, NY           (3 mortgages)
1740 Broadway,                      --     20,520          86,723           --             7,675      20,520          94,398
  New York, NY
11 Penn Plaza,                  74,587      5,433          27,904          780            48,500       6,213          76,404
  New York, NY           (2 mortgages)
866 United Nations              49,779      4,280          12,210           --            12,560       4,280          24,770
  Plaza,                 (6 mortgages)
  New York, NY
                              --------    -------        --------       ------          --------     -------        --------
                              $283,466    $30,233       $ 180,544       $6,795       $   132,633     $37,028       $ 313,177
                              ========    =======        ========       ======          ========     =======        ========


                                                                                          COLUMN I
                                     COLUMN F         COLUMN G                         ---------------
      COLUMN A                     ------------     ------------       COLUMN H         LIFE ON WHICH
--------------------               ACCUMULATED        DATE OF        -------------      DEPRECIATION
    DESCRIPTION        TOTAL       DEPRECIATION     CONSTRUCTION     DATE ACQUIRED       IS COMPUTED
--------------------  --------     ------------     ------------     -------------     ---------------
                                                                                       31 1/2 -- 39
Two Penn Plaza,       $123,620       $ 83,913           1968              1978         years
  New York, NY
1740 Broadway,         114,918         18,835           1950              1990         15 -- 39 years
  New York, NY
11 Penn Plaza,          82,617         48,011           1923              1980         15 -- 39 years
  New York, NY
866 United Nations      29,050         15,921           1996              1978         10 -- 39 years
  Plaza,
  New York, NY
                      --------       --------
                      $350,205       $166,680
                      ========       ========

                            THE MENDIK PREDECESSORS
    SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                 MARCH 31, 1997
                                  (UNAUDITED)

     The changes in real estate for the three months ended March 31, 1997 and 1996 are as follows:

                                                                   1997         1996
                                                                 --------     --------
                                                                    (IN THOUSANDS)
        Balance at beginning of period.........................  $348,803     $338,229
        Improvements...........................................     1,402        3,817
                                                                 --------     --------
        Balance at end of period...............................  $350,205     $342,046
                                                                 ========     ========

     The aggregate cost of land, buildings and improvements for Federal income tax purposes at December 31, 1996 was $313,000,000.

     The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos and furniture and fixtures, for the three months ended March 31, 1997 and 1996 are as follows:

                                                                   1997         1996
                                                                 --------     --------
                                                                    (IN THOUSANDS)
        Balance at beginning of period.........................  $162,412     $151,027
        Depreciation for period................................     4,268        2,629
                                                                 --------     --------
        Balance at end of period...............................  $166,680     $153,656
                                                                 ========     ========

                              VORNADO REALTY L.P.
                                AND SUBSIDIARIES

                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 MARCH 31, 1997
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                  COLUMN A                   COLUMN B            COLUMN C              COLUMN D             COLUMN E
   --------------------------------------  ------------   -----------------------   --------------   -----------------------
                                                              INITIAL COST TO                         GROSS AMOUNT AT WHICH
                                                                                                       CARRIED AT CLOSE OF
                                                                COMPANY(1)              COSTS                PERIOD
                                                          -----------------------    CAPITALIZED     -----------------------
                                                                    BUILDINGS AND     SUBSEQUENT               BUILDINGS AND
                DESCRIPTION                ENCUMBRANCES    LAND     IMPROVEMENTS    TO ACQUISITION    LAND     IMPROVEMENTS
   --------------------------------------  ------------   -------   -------------   --------------   -------   -------------
   SHOPPING CENTERS
     NEW JERSEY
       Atlantic City.....................    $  2,135*    $   358     $   2,143        $    594      $   358     $   2,737
       Bordentown........................       3,276*        498         3,176           1,116          713         4,077
       Bricktown.........................       9,919*        929         2,175           9,179          929        11,354
       Cherry Hill.......................       9,706*        915         3,926           3,319          915         7,245
       Delran............................       2,848*        756         3,184           2,037          756         5,221
       Dover.............................       3,635*        224         2,330           2,398          205         4,747
       East Brunswick....................       8,205*        319         3,236           3,897          319         7,133
       East Hanover......................      11,066*        376         3,063           3,443          477         6,405
       Hackensack........................           0         536         3,293           7,232          536        10,525
       Jersey City.......................      10,381*        652         2,962           1,806          652         4,768
       Kearny(4).........................           0         279         4,429          (1,293)         290         3,125
       Lawnside..........................       5,708*        851         2,222           1,313          851         3,535
       Lodi..............................       2,420*        245         2,315             957          245         3,272
       Manalapan.........................       6,397*        725         2,447           4,958          725         7,405
       Marlton...........................       5,398*      1,514         4,671             674        1,611         5,248
       Middletown........................       7,761*        283         1,508           3,947          283         5,455
       Morris Plains.....................       6,600*      1,254         3,140           3,277        1,104         6,567
       North Bergen(4)...................           0         510         3,390            (955)       2,309           636
       North Plainfield..................       3,634         500        13,340             327          500        13,667
       Totowa............................      15,646*      1,097         5,359          11,806        1,097        17,165
       Turnersville......................       2,116*        900         2,132              75          900         2,207
       Union.............................      15,975*      1,014         4,527           1,886        1,014         6,413
       Vineland..........................       2,358*        290         1,594           1,258          290         2,852
       Watchung(4).......................           0         451         2,347           6,749        4,200         5,347
       Woodbridge........................       8,792*        190         3,047             715          220         3,732
                                             --------     -------       -------         -------      -------      --------
            Total New Jersey.............     143,976      15,666        85,956          70,715       21,499       150,838
                                             --------     -------       -------         -------      -------      --------
     NEW YORK
       14th Street and Union Square,
         Manhattan.......................           0      12,566         4,044           3,457       12,581         7,486
       Albany (Menands)..................           0         460         1,677           2,906          460         4,583
       Buffalo (Amherst).................       4,863*        402         2,019           2,193          636         3,978
       Freeport..........................       8,021*      1,231         3,273           2,852        1,231         6,125
       New Hyde Park.....................       2,043*          0             0             122            0           122
       North Syracuse....................           0           0             0              23            0            23
       Rochester (Henrietta).............       2,203*          0         2,124           1,173            0         3,297
       Rochester.........................       2,832*        443         2,870             630          443         3,500
                                             --------     -------       -------         -------      -------      --------
            Total New York...............      19,962      15,102        16,007          13,356       15,351        29,114
                                             --------     -------       -------         -------      -------      --------

                  COLUMN A                                COLUMN F          COLUMN G       COLUMN H           COLUMN I

   --------------------------------------             ----------------   ---------------   ---------   ----------------------

                                                                                                           LIFE ON WHICH

                                                        ACCUMULATED                                    DEPRECIATION IN LATEST

                                                      DEPRECIATION AND       DATE OF         DATE         INCOME STATEMENT

                DESCRIPTION                TOTAL(2)     AMORTIZATION     CONSTRUCTION(3)   ACQUIRED         IS COMPUTED

   --------------------------------------  --------   ----------------   ---------------   ---------   ----------------------

   SHOPPING CENTERS
     NEW JERSEY
       Atlantic City.....................  $  3,095       $  1,840             1965           1965        14-40 Years

       Bordentown........................     4,790          3,549             1958           1958        10-40 Years

       Bricktown.........................    12,283          4,035             1968           1968        27-40 Years

       Cherry Hill.......................     8,160          4,619             1964           1964        15-40 Years

       Delran............................     5,977          2,615             1972           1972        20-40 Years

       Dover.............................     4,952          2,573             1964           1964        16-40 Years

       East Brunswick....................     7,452          4,666             1957           1957        13-33 Years

       East Hanover......................     6,882          3,939             1962           1962        16-40 Years

       Hackensack........................    11,061          3,922             1963           1963        17-40 Years

       Jersey City.......................     5,420          3,324             1965           1965        19-40 Years

       Kearny(4).........................     3,415            931             1938           1959        28-40 Years

       Lawnside..........................     4,386          1,921             1969           1969        19-40 Years

       Lodi..............................     3,517          2,191             1955           1975        11-27 Years

       Manalapan.........................     8,130          3,254             1971           1971        18-40 Years

       Marlton...........................     6,859          3,557             1973           1973        21-40 Years

       Middletown........................     5,738          2,419             1963           1963        27-40 Years

       Morris Plains.....................     7,671          3,830             1961           1985        14-19 Years

       North Bergen(4)...................     2,945             63             1993           1959         30 Years

       North Plainfield..................    14,167          3,579             1955           1989        26-30 Years

       Totowa............................    18,262          5,189             1957           1957        22-40 Years

       Turnersville......................     3,107          1,608             1974           1974        23-40 Years

       Union.............................     7,427          4,622             1962           1962        10-40 Years

       Vineland..........................     3,142          1,625             1966           1966        22-40 Years

       Watchung(4).......................     9,547            422             1994           1959         30 Years

       Woodbridge........................     3,952          2,715             1959           1959        11-40 Years

                                           --------        -------
            Total New Jersey.............   172,337         73,008
                                           --------        -------
     NEW YORK
       14th Street and Union Square,
         Manhattan.......................    20,067            461             1965           1993         40 Years

       Albany (Menands)..................     5,043          1,769             1965           1965        27-40 Years

       Buffalo (Amherst).................     4,614          2,301             1968           1968        14-40 Years

       Freeport..........................     7,356          2,457             1981           1981        19-40 Years

       New Hyde Park.....................       122            122             1970           1976         6-7 Years

       North Syracuse....................        23             23             1967           1976        11-12 Years

       Rochester (Henrietta).............     3,297          1,910             1971           1971        22-40 Years

       Rochester.........................     3,943          2,259             1966           1966        15-40 Years

                                           --------        -------
            Total New York...............    44,465         11,302
                                           --------        -------

   Continued

                              VORNADO REALTY L.P.
                                AND SUBSIDIARIES

                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 MARCH 31, 1997
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                  COLUMN A                   COLUMN B            COLUMN C              COLUMN D             COLUMN E
   --------------------------------------  ------------   -----------------------   --------------   -----------------------
                                                              INITIAL COST TO                         GROSS AMOUNT AT WHICH
                                                                                                       CARRIED AT CLOSE OF
                                                                COMPANY(1)              COSTS                PERIOD
                                                          -----------------------    CAPITALIZED     -----------------------
                                                                    BUILDINGS AND     SUBSEQUENT               BUILDINGS AND
                DESCRIPTION                ENCUMBRANCES    LAND     IMPROVEMENTS    TO ACQUISITION    LAND     IMPROVEMENTS
   --------------------------------------  ------------   -------   -------------   --------------   -------   -------------
     PENNYSLVANIA
       Allentown.........................       7,696*         70         3,446           9,555          334        12,737
       Bensalem..........................       3,967*      1,198         3,717           1,582        1,198         5,299
       Bethlehem.........................           0         278         1,806           3,684          278         5,490
       Broomall..........................       3,260*        734         1,675           1,606          850         3,165
       Glenolden.........................       4,245*        850         1,295             730          850         2,025
       Lancaster.........................       2,312*        606         2,312           2,484          606         4,796
       Levittown.........................       2,283*        193         1,231              94          193         1,325
       10th and Market Streets,
         Philadelphia....................           0         933         3,230           4,147          933         7,377
       Upper Moreland....................       3,517*        683         2,497             112          683         2,609
       York..............................       1,463*        421         1,700           1,223          421         2,923
                                             --------     -------       -------         -------      -------      --------
            Total Pennsylvania...........      28,743       5,966        22,909          25,217        6,346        47,746
                                             --------     -------       -------         -------      -------      --------
     MARYLAND
       Baltimore (Belair Rd.)............           0         785         1,333           2,978          785         4,311
       Baltimore (Towson)................       5,779*        581         2,756             485          581         3,241
       Baltimore (Dundalk)...............       4,084*        667         1,710           2,952          667         4,662
       Glen Burnie.......................       2,299*        462         1,741             522          462         2,263
       Hagerstown........................           0         168         1,453             887          168         2,340
                                             --------     -------       -------         -------      -------      --------
            Total Maryland...............      12,162       2,663         8,993           7,824        2,663        16,817
                                             --------     -------       -------         -------      -------      --------
     CONNECTICUT
       Newington.........................       3,042*        502         1,581             522          502         2,103
       Waterbury.........................       3,889*          0         2,103           1,341          667         2,777
                                             --------     -------       -------         -------      -------      --------
            Total Connecticut............       6,931         502         3,684           1,863        1,169         4,880
                                             --------     -------       -------         -------      -------      --------
     MASSACHUSETTS
       Chicopee..........................       1,999*        510         2,031             358          510         2,389
       Springfield (4)...................           0         505         1,657             857        2,586           433
                                             --------     -------       -------         -------      -------      --------
            Total Massachusetts..........       1,999       1,015         3,688           1,215        3,096         2,822
                                             --------     -------       -------         -------      -------      --------
     TEXAS
       Dallas
       Lewisville........................         764*      2,433         2,271             676        2,469         2,911
       Mesquite..........................       3,445*      3,414         4,704           1,134        3,414         5,838
       Skillman..........................       1,987*      3,714         6,891           1,030        3,714         7,921
                                             --------     -------       -------         -------      -------      --------
            Total Texas..................       6,196       9,561        13,866           2,840        9,597        16,670
                                             --------     -------       -------         -------      -------      --------
     TOTAL SHOPPING CENTERS..............     219,969      50,475       155,103         123,030       59,721       268,887
                                             --------     -------       -------         -------      -------      --------

                  COLUMN A                                COLUMN F          COLUMN G       COLUMN H           COLUMN I

   --------------------------------------             ----------------   ---------------   ---------   ----------------------

                                                                                                           LIFE ON WHICH

                                                        ACCUMULATED                                    DEPRECIATION IN LATEST

                                                      DEPRECIATION AND       DATE OF         DATE         INCOME STATEMENT

                DESCRIPTION                TOTAL(2)     AMORTIZATION     CONSTRUCTION(3)   ACQUIRED         IS COMPUTED

   --------------------------------------  --------   ----------------   ---------------   ---------   ----------------------

     PENNYSLVANIA
       Allentown.........................    13,071          4,169             1957           1957        24-42 Years

       Bensalem..........................     6,497          3,293             1972           1972        20-40 Years

       Bethlehem.........................     5,768          2,784             1966           1966        13-40 Years

       Broomall..........................     4,015          1,813             1966           1966        13-40 Years

       Glenolden.........................     2,875            958             1975           1975        23-40 Years

       Lancaster.........................     5,402          2,677             1966           1966        14-40 Years

       Levittown.........................     1,518          1,065             1964           1964        14-40 Years

       10th and Market Streets,
         Philadelphia....................     8,310            358             1977           1994
       Upper Moreland....................     3,292          1,845             1974           1974        22-40 Years

       York..............................     3,344          1,574             1970           1970        19-40 Years

                                           --------        -------
            Total Pennsylvania...........    54,092         20,536
                                           --------        -------
     MARYLAND
       Baltimore (Belair Rd.)............     5,096          2,774             1962           1962        26-33 Years

       Baltimore (Towson)................     3,822          1,952             1968           1968        19-40 Years

       Baltimore (Dundalk)...............     5,329          2,350             1966           1966        16-40 Years

       Glen Burnie.......................     2,725          1,723             1958           1958        22-33 Years

       Hagerstown........................     2,508          1,256             1966           1966        13-40 Years

                                           --------        -------
            Total Maryland...............    19,480         10,055
                                           --------        -------
     CONNECTICUT
       Newington.........................     2,605          1,441             1965           1965        15-40 Years

       Waterbury.........................     3,444          1,686             1969           1969        23-40 Years

                                           --------        -------
            Total Connecticut............     6,049          3,127
                                           --------        -------
     MASSACHUSETTS
       Chicopee..........................     2,899          1,706             1969           1969        20-40 Years

       Springfield (4)...................     3,019             51             1993           1966         30 Years

                                           --------        -------
            Total Massachusetts..........     5,918          1,757
                                           --------        -------
     TEXAS
       Dallas
       Lewisville........................     5,380            650             1989           1990        28-30 Years

       Mesquite..........................     9,252          1,299             1988           1990        28-30 Years

       Skillman..........................    11,635          1,701             1988           1990        27-30 Years

                                           --------        -------
            Total Texas..................    26,267          3,650
                                           --------        -------
     TOTAL SHOPPING CENTERS..............   328,608        123,435
                                           --------        -------

   Continued

                              VORNADO REALTY L.P.
                                AND SUBSIDIARIES

                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 MARCH 31, 1997
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                  COLUMN A                   COLUMN B            COLUMN C              COLUMN D             COLUMN E
   --------------------------------------  ------------   -----------------------   --------------   -----------------------
                                                              INITIAL COST TO                         GROSS AMOUNT AT WHICH
                                                                                                       CARRIED AT CLOSE OF
                                                                COMPANY(1)              COSTS                PERIOD
                                                          -----------------------    CAPITALIZED     -----------------------
                                                                    BUILDINGS AND     SUBSEQUENT               BUILDINGS AND
                DESCRIPTION                ENCUMBRANCES    LAND     IMPROVEMENTS    TO ACQUISITION    LAND     IMPROVEMENTS
   --------------------------------------  ------------   -------   -------------   --------------   -------   -------------
   WAREHOUSE/INDUSTRIAL
     NEW JERSEY
       East Brunswick....................           0           0         4,772           2,853           --         7,625
       East Hanover......................       8,210*        576         7,752           6,952          691        14,589
       Edison............................       2,455*        705         2,839           1,235          704         4,075
       Garfield..........................         715          96         8,068           3,808           96        11,876
                                             --------     -------       -------         -------      -------      --------
     TOTAL WAREHOUSE/INDUSTRIAL..........      11,380       1,377        23,431          14,848        1,491        38,165
                                             --------     -------       -------         -------      -------      --------
   OTHER PROPERTIES
     NEW JERSEY
       Paramus...........................         848           0         8,345           2,227            0        10,572
       Montclair.........................           0          66           470             330           66           800
       Rahway............................           0           0             0              25            0            25
       New York 825 7th Ave, Manhattan...           0           0         8,870               0            0         8,665
                                             --------     -------       -------         -------      -------      --------
     TOTAL OTHER PROPERTIES..............         848          66        17,685           2,582           66        20,062
                                             --------     -------       -------         -------      -------      --------
   LEASEHOLD IMPROVEMENTS AND
     EQUIPMENT...........................                                                                            9,271
                                             --------     -------       -------         -------      -------      --------
            TOTAL -- DECEMBER 31, 1996...    $232,197     $51,918     $ 196,219        $140,460      $61,278     $ 336,385
                                             ========     =======       =======         =======      =======      ========

                  COLUMN A                                COLUMN F          COLUMN G       COLUMN H           COLUMN I

   --------------------------------------             ----------------   ---------------   ---------   ----------------------

                                                                                                           LIFE ON WHICH

                                                        ACCUMULATED                                    DEPRECIATION IN LATEST

                                                      DEPRECIATION AND       DATE OF         DATE         INCOME STATEMENT

                DESCRIPTION                TOTAL(2)     AMORTIZATION     CONSTRUCTION(3)   ACQUIRED         IS COMPUTED

   --------------------------------------  --------   ----------------   ---------------   ---------   ----------------------

   WAREHOUSE/INDUSTRIAL
     NEW JERSEY
       East Brunswick....................     7,625          3,705             1972           1972        19-40 Years

       East Hanover......................    15,280          8,336        1963-1967           1963        5-40 Years

       Edison............................     4,779          1,862             1954           1982        17-25 Years

       Garfield..........................    11,972          8,207             1942           1959        17-33 Years

                                           --------        -------
     TOTAL WAREHOUSE/INDUSTRIAL..........    39,656         22,110
                                           --------        -------
   OTHER PROPERTIES
     NEW JERSEY
       Paramus...........................    10,572          2,428             1967           1987        33-40 Years

       Montclair.........................       866            493             1972           1972         15 Years

       Rahway............................        25             23             1972           1972         14 Years

       New York 825 7th Ave, Manhattan...     8,665            164             1963           1996         39 Years

                                           --------        -------
     TOTAL OTHER PROPERTIES..............    20,128          3,108
                                           --------        -------
   LEASEHOLD IMPROVEMENTS AND
     EQUIPMENT...........................     9,271          5,363                                        3-20 Years

                                           --------        -------
            TOTAL -- DECEMBER 31, 1996...  $397,663       $154,016
                                           ========        =======

   ------------------

   * These encumbrances are cross collateralized under a blanket mortgage in the amount of $227,000,000 at March 31, 1997.

   Notes:
   (1) Initial cost is cost as of January 30, 1982 (the date on which Vornado commenced real estate operations) unless acquired subsequent to that date -- see Column H.

   (2) Aggregate cost is approximately the same for federal income tax purposes.

   (3) Date of original construction -- many properties have had substantial renovation or additional construction -- see Column D.

   (4) Buildings on these properties were demolished in 1993. As a result, the cost of the buildings and improvements, net of accumulated depreciation, were transferred to land. In addition, the cost of the land in Kearny is net of a $1,615,000 insurance recovery.

                              VORNADO REALTY L.P.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   VORNADO REALTY L.P.


                                          --------------------------------------
                                                       (Registrant)


                                          By:        VORNADO REALTY TRUST,


                                          --------------------------------------

                                                     General Partner



Date: August 8, 1997                                       By: /s/ JOSEPH MACNOW
                                                 ------------------------------------------
                                                               JOSEPH MACNOW
                                                              Vice President,
                                                          Chief Financial Officer